      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 4, 1998

                                                       REGISTRATION NO. 333-

-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                         PRIME MEDICAL SERVICES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                      8090                      74-2652727
   (STATE OR OTHER       (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
   JURISDICTION OF        CLASSIFICATION CODE NUMBER)     IDENTIFICATION NO.)
   INCORPORATION OR
    ORGANIZATION)

                      SEE TABLE OF ADDITIONAL REGISTRANTS

                  1301 CAPITAL OF TEXAS HIGHWAY, SUITE C-300
                           AUSTIN, TEXAS 78746-6550
                                (512) 328-2892
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------
                              KENNETH S. SHIFRIN
                         PRIME MEDICAL SERVICES, INC.
                  1301 CAPITAL OF TEXAS HIGHWAY, SUITE C-300
                           AUSTIN, TEXAS 78746-6550
                                (512) 328-2892
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
            INCLUDING AREA CODE, OF REGISTRANT'S AGENT FOR SERVICE)

                                ---------------
                                   Copy to:
                              TIMOTHY L. LA FREY
                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                             1900 FROST BANK PLAZA
                              816 CONGRESS AVENUE
                              AUSTIN, TEXAS 78701
                                (512) 499-6200
                              FAX: (512) 499-6290

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the registration statement becomes effective.
                                ---------------
 If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                                ---------------
                        CALCULATION OF REGISTRATION FEE
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
                                             PROPOSED        PROPOSED
                                AMOUNT       MAXIMUM          MAXIMUM
  TITLE OF EACH CLASS OF        TO BE     OFFERING PRICE     AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED   PER UNIT(1)   OFFERING PRICE(1) REGISTRATION FEE
-------------------------------------------------------------------------------------------
 8 3/4% Senior
  Subordinated Notes Due
  2008...................    $100,000,000      100%        $100,000,000        $29,500
-------------------------------------------------------------------------------------------
 Subordinated
  Guarantees(2)..........        $-0-          $-0-            $-0-              $-0-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee.
(2) No additional registration fee is payable in respect of the registration of the Subordinated Guarantees.

                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                    STATE OR        PRIMARY
                                     OTHER          STANDARD
                                JURISDICTION OF    INDUSTRIAL   I.R.S. EMPLOYER
                                INCORPORATION OR CLASSIFICATION IDENTIFICATION
      NAME                        ORGANIZATION    CODE NUMBER       NUMBER
      ----                      ---------------- -------------- ---------------
Prime Medical Operating, Inc.       Delaware          8090        13-2734997
Prime Management, Inc.               Nevada           8090        88-0343988
Prime Cardiac Rehabilitation
 Services, Inc.                     Delaware          8090        22-2477772
Prime Diagnostic Services,
 Inc.                               Delaware          8090        13-3195916
Prime Lithotripsy Services,
 Inc.                               New York          8090        11-2560396
Prime Kidney Stone Treatment,
 Inc.                              New Jersey         8090        22-3167335
Prime Diagnostic Corp. of
 Florida                            Delaware          8090        13-3354830
Prime Lithotripter Operations,
 Inc.                               New York          8090        13-3044748
Prime Practice Management,
 Inc.                               New York          8090        13-3073716
Texas Litho, Inc.                   Delaware          8090        75-2349671
R.R. Litho, Inc.                     Texas            8090        75-2342610
Ohio Litho, Inc.                    Delaware          8090        75-2387493
Alabama Renal Stone Institute,
 Inc.                               Alabama           8090        63-0894773
Sun Medical Technologies, Inc.     California         8090        77-0254359
Sun Acquisition, Inc.              California         8090        77-0338063
Lithotripters, Inc.              North Carolina       8090        56-1587298
Prime Medical Management, L.P.      Delaware          8090        74-2757440
Prostatherapies, Inc.               Delaware          8090        56-2019571
FastStart, Inc.                  North Carolina       8090        56-1768984
MedTech Investments, Inc.        North Carolina       8090        56-1590815
Executive Medical Enterprises,
 Inc.                               Delaware          8090        22-2822719

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THIS PRELIMINARY PROSPECTUS AND THE INFORMATION CONTAINED HEREIN ARE SUBJECT + +TO CHANGE, COMPLETION OR AMENDMENT WITHOUT NOTICE. UNDER NO CIRCUMSTANCES +
+SHALL THIS PRELIMINARY PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE          +
+SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALES OF THESE         +
+SECURITIES IN ANY STATE IN WHICH OR TO ANY PERSON TO WHOM SUCH OFFER,         +
+SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION +
+UNDER THE SECURITIES LAW OF ANY SUCH STATE.                                   +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                    SUBJECT TO COMPLETION, DATED MAY 4, 1998

PROSPECTUS

                          PRIME MEDICAL SERVICES, INC.

                               OFFER TO EXCHANGE

                   8 3/4% SENIOR SUBORDINATED NOTES DUE 2008
                            FOR ALL THE OUTSTANDING
                   8 3/4% SENIOR SUBORDINATED NOTES DUE 2008
                        ($100,000,000 PRINCIPAL AMOUNT)

                                  -----------

  The Exchange Offer will expire at 5:00 p.m., New York City time, on , 1998, unless extended (the "Expiration Date").

                                  -----------

  Prime Medical Services, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange up to an aggregate principal amount of $100,000,000 of its outstanding 8 3/4% Senior Subordinated Notes due 2008 (the "Outstanding Notes") for an equal principal amount of its 8 3/4% Senior Subordinated Notes due 2008 in integral multiples of $1,000 (the "Exchange Notes" and, together with the Outstanding Notes, the "Notes"). The Exchange Notes will be general unsecured obligations of the Company and are substantially identical (including principal amount, interest rate, maturity and redemption rights) to the Outstanding Notes for which they may be exchanged pursuant to this Exchange Offer, except for certain transfer restrictions and registration rights relating to the Outstanding Notes. The Outstanding Notes have been, and the Exchange Notes will be, issued under an Indenture dated as of March 27, 1998 (the "Indenture"), between the Company and State Street Bank and Trust Company of Missouri, National Association, as trustee (the "Trustee"). See "Description of Exchange Notes." There will be no proceeds to the Company from the Exchange Offer; however, pursuant to that certain Registration Rights Agreement dated as of March 27, 1998 (the "Registration Rights Agreement") among the Company and the Initial Purchasers (as defined herein) of the Outstanding Notes, the Company will bear certain offering expenses.

                                             (Cover text continued on next page)

                                  -----------

  SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF CERTAIN RISKS TO BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND IN EVALUATING AN
                       INVESTMENT IN THE EXCHANGE NOTES.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
 SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                  The date of this Prospectus is      , 1998.

  The Company will accept for exchange any and all validly tendered Outstanding Notes on or prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date; otherwise such tenders are irrevocable. The Trustee is acting as exchange agent (the "Exchange Agent") in connection with the Exchange Offer. The minimum period of time that the Exchange Offer will remain open is 20 days after the date notice of the Exchange Offer is mailed to the holders of the Outstanding Notes. The Exchange Offer is not conditioned upon any minimum principal amount of Outstanding Notes being tendered for exchange, but is otherwise subject to certain customary conditions. See "The Exchange Offer."

  The Exchange Notes will bear interest at a rate equal to 8 3/4% per annum on the same terms as the Outstanding Notes. Interest on the Exchange Notes will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 1998. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid on the Outstanding Notes or, if no interest has been paid, from the date of original issuance of the Outstanding Notes.

  The Outstanding Notes in an aggregate principal amount of $100.0 million were sold by the Company on March 27, 1998 (the "Initial Offering"), to NationsBanc Montgomery Securities LLC, Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities Incorporated and J.C. Bradford & Co. (collectively, the "Initial Purchasers"), in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided in Section 4(2) of the Securities Act. The Initial Purchasers subsequently placed the Outstanding Notes with qualified institutional buyers ("QIBs") in reliance upon Rule 144A under the Securities Act ("Rule 144A"). Accordingly, the Outstanding Notes may not be re-offered, resold or otherwise transferred in the United States unless registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement. See "The Exchange Offer."

  Under existing interpretations of the Securities and Exchange Commission (the "Commisson") contained in no-action letters to third parties, the Company believes the Exchange Notes will be freely transferable by holders thereof (subject to certain exceptions set forth herein under "The Exchange Offer-- Resales of the Exchange Notes") after the Exchange Offer without further registration under the Securities Act; provided, however, that each holder that wishes to exchange its Outstanding Notes for Exchange Notes will be required to represent (i) that any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of Securities Act) of the Exchange Notes, (iii) that it is not an "affiliate" (as defined in Rule 405 promulgated under the Securities Act) of the Company, (iv) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes, and (v) if such holder is a broker-dealer (a "Participating Broker-Dealer") that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Company will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of Exchange Notes. See "The Exchange Offer--Terms and Conditions of the Letter of Transmittal."

  The Outstanding Notes are traded on the Private Offering, Resales and Trading through Automated Linkages ("PORTAL") Market of the National Association of Securities Dealers, Inc. The Company does not intend to list the Exchange Notes on any national securities exchange or to seek the admission thereof to trading on the National Association of Securities Dealers automatic quotation system ("NASDAQ"). The Initial Purchasers have advised the Company that they intend to make a market in the Exchange Notes; however, they are not obligated to do so and any market-making may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes.

  Any Outstanding Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that any Outstanding Notes of other holders are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Outstanding Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of untendered Outstanding Notes will continue to be subject to the existing restrictions upon transfer thereof. See "The Exchange Offer--Consequences of Failure to Exchange Outstanding Notes."

  The Company expects that the Exchange Notes issued pursuant to this Exchange Offer will be issued in the form of a global note (the "Global Exchange Note"), which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Beneficial interests in the Global Exchange Note representing the Exchange Notes will be shown on, and transfers therof to QIBs will be effected through, records maintained by DTC and its participants. Outstanding Notes which remain outstanding after the Expiration Date will continue to be represented by one or more global notes (together with the Global Exchange Note, the "Global Notes"). After the initial issuance of the Global Exchange Note, Notes in certificated form will be issued in exchange for the Global Notes on the terms set forth in the Indenture. See "Book-Entry, Delivery and Form."

  No dealer, salesperson or other person has been authorized to give information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the Exchange Notes offered hereby, nor does it constitute an offer to sell or the solicitation of an offer to buy any of the Exchange Notes to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

  MARKET DATA USED THROUGHOUT THIS PROSPECTUS WERE OBTAINED FROM INTERNAL COMPANY SURVEYS AND INDUSTRY PUBLICATIONS. INDUSTRY PUBLICATIONS GENERALLY STATE THAT THE INFORMATION CONTAINED THERIN HAS BEEN OBTAINED FROM SOURCES BELIEVED TO BE RELIABLE, BUT THE ACCURACY AND COMPLETENESS OF SUCH INFORMATION IS NOT GUARANTEED. THE COMPANY HAS NOT INDEPENDENTLY VERIFIED ANY SUCH MARKET DATA. SIMILARLY, INTERNAL COMPANY SURVEYS, WHILE BELIEVED BY THE COMPANY TO BE RELIABLE, HAVE NOT BEEN VERIFIED BY ANY INDEPENDENT SOURCES.

  THE INFORMATION CONTAINED IN THIS PROSPECTUS WAS OBTAINED FROM THE COMPANY AND OTHER SOURCES, BUT NO ASSURANCE CAN BE GIVEN AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE CONTENTS OF THIS PROSPECTUS ARE NOT TO BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN ATTORNEY, BUSINESS ADVISOR AND TAX ADVISOR AS TO LEGAL, BUSINESS OR TAX ADVICE.

                             AVAILABLE INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-4 (which term shall encompass any amendment thereto) under the Securities Act, for the registration of the Exchange Notes offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth or incorporated by reference in the Registration Statement, certain items of which are contained in the schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including the exhibits filed as a part thereof or incorporated by reference therein. Any statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, or otherwise filed with the Commission, reference is made to the copy of such document so filed for a more complete description of the matter involved and each such statement shall be deemed qualified in its entirety by such reference. The Company is subject to the periodic reporting and other informational requirements of the Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company with the Commission, including the Registration Statement and the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information concerning the Company are also available for inspection at the offices of The Nasdaq National Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at "http://www.sec.gov."

                      DOCUMENTS INCORPORATED BY REFERENCE

  The following documents filed by the Company with the Commission are incorporated herein by reference:

  (1)The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

  (2) The Company's Amendment on Form 10-K/A to its Annual Report for the fiscal year ended December 31, 1997 (dated April 30, 1998);

  (3) The Company's Current Report on Form 8-K, dated May 2, 1996; and

  (4) The Company's Current Report on Form 8-K/A, dated June 4, 1996.



  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to Prime Medical Services, Inc., 1301 Capital of Texas Highway, Suite C-300, Austin, Texas 78746-6550, Attention: Chief Financial Officer.

  As long as the Company is subject to the periodic reporting and informational requirements of the Exchange Act, it will furnish all reports and other information required thereby to the Commission and pursuant to the Indenture will furnish copies of such reports and other information to the Trustee.

  The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide (without exhibits) the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of
Section 314(a) of the Trust Indenture Act of 1939.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE EXCHANGE AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

  THE INFORMATION CONTAINED IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH ARE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "COULD," "SHOULD," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREOF, SUCH FORWARD-LOOKING STATEMENTS ARE NECESSARILY BASED ON VARIOUS ASSUMPTIONS AND ESTIMATES AND ARE INHERENTLY SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES, INCLUDING RISKS AND UNCERTAINTIES RELATING TO THE POSSIBLE INVALIDITY OF THE UNDERLYING ASSUMPTIONS AND ESTIMATES AND POSSIBLE CHANGES OR DEVELOPMENTS IN SOCIAL, ECONOMIC, BUSINESS, INDUSTRY, MARKET, LEGAL AND REGULATORY CIRCUMSTANCES AND CONDITIONS AND ACTIONS TAKEN OR OMITTED TO BE TAKEN BY THIRD PARTIES, INCLUDING CUSTOMERS, SUPPLIERS, BUSINESS PARTNERS AND COMPETITORS AND LEGISLATIVE, REGULATORY, JUDICIAL AND OTHER GOVERMENTAL AUTHORITIES AND OFFICIALS. IN ADDITION TO ANY RISKS AND UNCERTAINTIES SPECIFICALLY IDENTIFIED IN THE TEXT SURROUNDING SUCH FORWARD-LOOKING STATEMENTS, THE STATEMENTS IN "RISK FACTORS" BEGINNING ON PAGE 17 OF THIS PROSPECTUS OR IN THE REPORTS, PROXY STATEMENTS, AND OTHER INFORMATION REFERRED TO IN "AVAILABLE INFORMATION" CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL AMOUNTS, RESULTS, EVENTS AND CIRCUMSTANCES TO DIFFER MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.

                               PROSPECTUS SUMMARY

  The following summary does not purport to be complete and is qualified in its entirety by the more detailed information and financial statements and related notes appearing or incorporated by reference elsewhere in this Prospectus. Unless the context otherwise requires, references in this Prospectus to the "Company" or "Prime" refer to Prime Medical Services, Inc., its consolidated subsidiaries and affiliated partnerships and limited liability companies, and references to the Company's "subsidiaries" refer to the Company's consolidated subsidiaries and affiliated partnerships and limited liability companies. See "Risk Factors" for information that should be carefully considered by prospective investors.

                                  THE COMPANY

  The Company is the largest provider of lithotripsy services in the United States. Lithotripsy is a non-invasive procedure for the treatment of kidney stones, typically performed on an outpatient basis, that eliminates the need for lengthy hospital stays and extensive recovery periods associated with surgery. The Company has 62 lithotripters of which 55 are mobile and seven are fixed site. The Company's lithotripters performed approximately 36,000, or 20%, of the estimated 180,000 lithotripsy procedures in the United States in 1997 through its network of approximately 450 hospitals and surgery centers in 34 states. Approximately 2,300 urologists utilized the Company's lithotripters in 1997, representing 30% of the estimated 7,700 urologists in the U.S. Of these physicians, approximately 1,150 also own minority interests in certain of the Company's lithotripters. In addition, the Company has over 270 contracts with managed care organizations.

  Lithotripters fragment kidney stones by use of extracorporeal shock wave lithotripsy. The Company provides services related to the operation of the lithotripters, including scheduling, staffing, training, quality assurance, maintenance, regulatory compliance and contracting with payors, hospitals and surgery centers. Medical care is rendered by the urologists utilizing the lithotripters. Management believes that the Company has collected the industry's largest and most comprehensive lithotripsy database, containing detailed treatment and outcomes data on over 120,000 lithotripsy procedures. The Company and its associated urologists utilize this database in seeking to provide the highest quality of lithotripsy services as efficiently as possible.

  From 1992 through 1997, the Company completed 12 acquisitions involving 57 lithotripter operations and internally developed five new operations. Forty-eight of the Company's 62 lithotripsy operations were formed by the Company's current directors and managers prior to the Company's acquisition of such operations. Since 1992, the Company has substantially divested its original non-lithotripsy businesses. Lithotripsy revenues have grown from $4.3 million in 1992 to $93.1 million in 1997, representing a compound annual growth rate of approximately 85%. The Company had total revenues and EBITDA of approximately $96.0 million and $33.7 million, respectively, for the year ended December 31, 1997.

                               INDUSTRY OVERVIEW

  Kidney stones develop from crystals made up primarily of calcium which separate from urine and build up on the inner surfaces of the kidney. The exact cause of kidney stone formation is unclear, and there is no known preventative cure in the vast majority of cases. Approximately 25% of all kidney stones do not pass spontaneously and therefore require medical or surgical treatment. Kidney stone treatments used by urologists include lithotripsy, drug therapy, endoscopic extraction or open surgery. While the nature and location of a kidney stone impacts the choice of treatment, the Company believes the majority of all kidney stones that require treatment are treated with lithotripsy because it is non-invasive, typically requires no general anesthesia, and rarely requires hospital stays. After fragmentation by lithotripsy, the resulting kidney stone fragments pass out of the body naturally. Recovery from the procedure is usually a matter of hours. The Company believes the incidence of kidney stone disease is growing in the United States due to overall growth in the population, the increase in the population of males ages 45-64 years old who experience kidney stones most frequently, and the increasing population in the southern U.S. where kidney stones are most prevalent.

  The market for lithotripsy services is highly fragmented and is comprised of independent service providers (like the Company), hospitals and small physician affiliated partnerships. While the Company operates approximately 17% of the estimated 350 lithotripters currently in use in the United States, the Company believes that the next six largest lithotripsy service companies collectively account for approximately 21% of the country's lithotripters. A substantial percentage of all remaining lithotripters currently in operation are owned through partnerships comprised of professional managers and groups of urologists serving specific geographic markets.

  Federal Medicare and Medicaid regulations covering the industry have historically been interpreted to allow physicians to refer their government pay patients to a hospital for lithotripsy treatment where the physician owned an interest in the lithotripter operation. Lithotripsy services for these patients are typically provided pursuant to an arrangement where the hospital bills the government program directly. Recently proposed regulations would prohibit physicians from making such a referral. Due to state law considerations, hospital non-discrimination requirements, third-party payor policies and other practical considerations, the Company believes this prohibition would ultimately apply to non-government pay patient referrals as well. As a result, if the proposed regulations are enacted, physicians who own interests in lithotripsy operations would be forced to stop referring patients to the facility in which they had an interest or to divest their interests. The Company believes that if the proposed regulations are enacted, substantially all of its physician-investors will be forced to sell their interests in Company affiliated lithotripters in order to continue utilizing the lithotripters they have traditionally used in the same manner. In this event, the Company intends to offer to acquire physician interests in both affiliated and non-affiliated lithotripsy operations. If the proposed regulations are not enacted, or are enacted in a form which allows for ownership of the interests by referring physician-investors, the Company will continue to pursue the development and acquisition of new operations in partnership with urologists.

                             COMPETITIVE STRENGTHS

  The Company attributes its market leadership and its significant opportunities for continued growth and increased profitability to the following strengths:

  . LARGEST PROVIDER OF LITHOTRIPSY SERVICES. Given the highly fragmented nature of the industry, the Company believes that its position as the largest operator of lithotripters gives it a competitive advantage with urologists, hospitals and third-party payors. Compared to its smaller competitors, the Company believes it benefits from: (i) significant equipment purchasing savings; (ii) more attractive service and maintenance contracts from its suppliers; (iii) strong name recognition and a reputation for quality service; (iv) substantial financial flexibility and access to lower-cost capital; and (v) the ability to efficiently deploy lithotripters in a manner which maximizes fleet utilization while satisfying customer requirements.

  . SUPERIOR CUSTOMER SERVICE AND STRONG CUSTOMER RELATIONSHIPS. The Company positions itself as a service company rather than solely as an equipment provider and competes on the basis of value-added services in addition to price. The Company differentiates itself from competitors by providing a full range of services to referring physicians, hospitals and surgery centers. These value-added services include patient scheduling and pre-screening, insurance pre-authorization, appointment confirmations, billing, managed care contracting, and management reporting. In addition, the Company typically fully staffs each unit with a registered technician and a registered nurse and is therefore able to accommodate higher patient volume and operate with greater efficiency, resulting in high customer satisfaction levels.

  . PROPRIETARY OUTCOMES DATABASE. In 1991, the Company began to develop its proprietary lithotripsy outcomes database, which currently includes information on over 120,000 lithotripsy procedures. The Company utilizes information from this database to assist in the improvement of the quality and efficiency of patient care. This information also enables the Company to negotiate more effectively with hospitals and third-party payors. Moreover, the Company is able to provide clinical information that helps establish strong relationships with referring physicians, hospitals and surgery centers.

  . EXPERIENCED MANAGEMENT TEAM. The Company's senior management team has an average of 16 years of industry experience. The Company's managers have successfully developed and implemented sophisticated marketing, fleet management and financial strategies which have enabled the Company to become the largest and among the most efficient and profitable lithotripsy operators. Senior management includes Dr. Joseph Jenkins, President and Chief Executive Officer, and Dr. Dan Myers, Senior Vice President of Development, both of whom are board certified urologists who were pioneers in the U.S. lithotripsy industry. Dr. Jenkins is also a founding member and past president of the American Lithotripsy Society.

                               BUSINESS STRATEGY

  The Company's objective is to become the leading provider of medical related services to urologists in the United States. The Company believes that its reputation and position as the leading provider of lithotripsy services has allowed it to establish strong relationships with physicians, equipment manufacturers, managed care organizations and hospital groups which have strategically positioned it to grow through the introduction of additional services to the urological community. The Company has consistently pursued a policy of growth through acquisitions since it entered the lithotripsy business in 1992 and believes its acquisition experience and ability to leverage its existing infrastructure will allow it to continue to take advantage of future acquisition opportunities. The primary components of the Company's business strategy are as follows:

  . GROW THROUGH ACQUISITIONS. The Company intends to continue to aggressively pursue acquisitions of both large and small lithotripsy service providers. Since October 1995 the Company has acquired two of the three other largest lithotripsy service companies in the United States, and since 1992 the Company has made 12 acquisitions representing a total of 57 lithotripters. The Company believes that the fragmented nature of the lithotripsy industry, combined with operational challenges created by increasing regulatory and business complexities, including the recent regulatory proposals, will provide it with significant lithotripsy acquisition opportunities. The Company believes that it is viewed as the preferred acquirer of physician-owned lithotripters because of its focus on the needs of the urological community and its reputation for providing quality service.

  . PROVIDE SUPERIOR SERVICE. The Company seeks to provide the highest level of service possible to its customers. This includes consistently providing: (i) high quality lithotripter facilities, properly staffed with trained personnel; (ii) convenient scheduling for hospitals and physicians; (iii) proper billing; and (iv) contracting with managed care entities. In addition, the Company offers services not typically provided in the industry including physician training, regulatory compliance, quality assurance and the Company's proprietary outcomes database. Management believes that providing superior service will enable the Company to maintain its existing relationships with hospitals and urologists and attract new relationships.

  . MAINTAIN STATE OF THE ART EQUIPMENT. The Company has a policy of routine maintenance and periodic upgrades to its lithotripters, which both ensures consistent quality service and maintains its reputation with hospitals and urologists as the leading provider of lithotripsy services. During 1996 and 1997, the Company spent approximately $2 million on a system wide upgrade of substantially all of its 40 electromagnetic lithotripters, which improved performance and decreased average treatment time by up to 30%. This benefited patients by shortening treatment times and benefited hospitals, attending urologists and the Company by effectively increasing capacity.

  . LEVERAGE RELATIONSHIPS WITH UROLOGISTS. The Company currently provides services to approximately 30% of the estimated 7,700 urologists in the United States and seeks to maintain close relationships with the medical community through its network of local physician advisory boards. The Company believes that it can utilize these relationships and its management expertise to develop new opportunities resulting from technological and other advances in affiliated urology businesses, including new therapeutic services relating to prostate disease and other urological disorders. As an example, in October 1997, the Company began providing thermotherapy services for the treatment of non-cancerous enlargement of the prostate through a mobile service operation located in North Carolina.

                              RECENT DEVELOPMENTS

  The Company utilized a portion of the proceeds from the sale of the Outstanding Notes in the Initial Offering to repay all of the outstanding indebtedness under its existing credit facility in the approximate aggregate amount of $77.0 million. On April 20, 1998, the Company entered into a syndicated senior credit facility (the "Senior Credit Facility") consisting of a $100.0 million, five-year revolving line of credit. Advances under the Senior Credit Facility will be used to fund future acquisitions and to finance capital expenditures and working capital needs of the Company. All amounts owing under the Senior Credit Facility will be guaranteed by the Company's wholly-owned subsidiaries and will be secured by security interests in substantially all of the assets of the Company and its wholly-owned subsidiaries. See "Description of Other Indebtedness."

  In March 1998 the Company entered into a non-binding letter of intent for the possible acquisition of an interest in another provider of lithotripsy services (the "Seller"). Under the terms of the letter of intent, the Company would acquire a 50% ownership interest in the Seller for a cash price based on a multiple of the Seller's recurring pre-tax income. In addition, the Company would obtain the right to purchase the remaining 50% of the Seller on the occurrence of certain triggering events to be mutually agreed upon by the parties. The transactions are subject to due diligence reviews by the parties and the negotiation and execution of definitive agreements. The Company estimates that purchase price for the initial 50% interest would not exceed $15.0 million.

                               THE EXCHANGE OFFER

The Outstanding Notes.....  The Outstanding Notes were sold by the Company as of March 27, 1998, in the Initial Offering, to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Outstanding Notes to QIBs as such term is defined in Rule 144A.

Registration                Pursuant to the Purchase Agreement, the Company
Requirements..............  and the Initial Purchasers entered into the
                            Registration Rights Agreement, which grants the holders of the Outstanding Notes certain exchange and registration rights. The Exchange
                            Offer is intended to satisfy such exchange and registration rights, which terminate upon the consummation of the Exchange Offer. If applicable law or applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, the Company has agreed to file a shelf registration statement (the "Shelf Registration Statement") covering resales of the Outstanding Notes. See
                            "The Exchange Offer--Resales of the Exchange
                            Notes" and "--Shelf Registration Statement."

The Exchange Offer........  The Company is offering to exchange $1,000 principal amount of the Exchange Notes for each $1,000 principal amount of Outstanding Notes. As of the date hereof, $100.0 million aggregate principal amount of Outstanding Notes are outstanding. The Company will issue the Exchange Notes subsequent to the Expiration
                            Date and on or before      , 1998, unless the
                            Exchange Offer is extended (the "Exchange
                            Date"). See "Risk Factors--Exchange Offer
                            Procedures; Consequences of Failure to
                            Exchange."

                            Based on an interpretation of the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than (i) a broker-dealer who purchased Outstanding Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or (ii) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                            Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

                            Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed to make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale for a period of up to 180 days from the Expiration Date. See "Plan of Distribution."

Expiration Date...........  5:00 p.m., New York City time, on      , 1998,
                            unless extended.

Interest on Exchange        Interest on the Exchange Notes will accrue at a
Notes.....................  rate equal to 8 3/4% per annum and will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 1998. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid on the Outstanding Notes or, if no interest has been paid, from the date of original issuance of the Outstanding Notes.

Procedures for Tendering
 Outstanding Notes........
                            Each holder of Outstanding Notes wishing to accept the Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Outstanding Notes and any other required documentation to the Exchange Agent at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the holder or person receiving such Exchange Notes, whether or not such person is the holder, is acquiring the Exchange Notes in the ordinary course of business and that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes. In lieu of physical delivery of the certificates representing Outstanding Notes, tendering holders may transfer Outstanding Notes pursuant to the procedure for book-entry transfer as set forth under "The Exchange Offer--Procedures for Tendering Outstanding Notes."

                            Each Participating Dealer which acquired
                            Outstanding Notes as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

Special Procedures for
 Beneficial Owners........  Any beneficial owner whose Outstanding Notes are registered in the name of a broker-dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf.

                            If such beneficial owner wishes to tender on such owner's own behalf, such owner must prior to completing and executing the Letter of Transmittal and delivering its Outstanding Notes, either make appropriate arrangements to register ownership of the Outstanding Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Guaranteed Delivery
 Procedures................ Holders of Outstanding Notes who wish to tender their Outstanding Notes and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Outstanding Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer-- Guaranteed Delivery Procedures."

Withdrawal Rights.........  Tenders may be withdrawn at any time prior to
                            5:00 p.m., New York City time, on the
                            Expiration Date pursuant to the procedures described under "The Exchange Offer--Withdrawal Rights."

Acceptance of Outstanding
 Notes and Delivery of
 Exchange Notes...........  Subject to certain conditions, the Company will accept for exchange any and all Outstanding
                            Notes that are properly tendered in the
                            Exchange Offer prior to 5:00 p.m., New York
                            City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered on the Exchange Date. See "The Exchange Offer--Terms of the Exchange Offer."

Federal Income Tax
Consequences..............  The exchange pursuant to the Exchange Offer should not be a taxable event for United States federal income tax purposes. See "Certain Federal Income Tax Consequences."

Effect on Holders of
 Outstanding Notes........  As a result of the making of this Exchange
                            Offer, the Company will have fulfilled one of its obligations under the Registration Rights Agreement, and, with certain exceptions noted below, holders of Outstanding Notes who do not tender their Outstanding Notes will not have any further registration rights under the Registration Rights

                            Agreement or otherwise. Such holders will continue to hold the untendered Outstanding Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indenture, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer. All untendered Outstanding Notes will continue to be subject to certain restrictions on transfer. Accordingly, if any Outstanding Notes are tendered and accepted in the Exchange Offer, the trading market of the untendered Outstanding Notes could be adversely affected. See "Risk Factors--Exchange Offer Procedures; Consequences of Failure to Exchange" and "-- Absence of Public Market; Restrictions on Transfer."

Exchange Agent............  State Street Bank and Trust Company of
                            Missouri, National Association.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

ISSUER....................  Prime Medical Services, Inc.

SECURITIES OFFERED........  $100,000,000 in aggregate principal amount of 8
                            3/4% Senior Subordinated Notes due 2008.

MATURITY DATE.............  April 1, 2008.

INTEREST PAYMENT DATES....  Interest on the Exchange Notes will accrue at a rate equal to 8 3/4% per annum and will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 1998. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid on the Outstanding Notes or, if no interest has been paid, from the date of original issuance of the Outstanding Notes.

SUBSIDIARY GUARANTEES.....  The Exchange Notes will be fully and unconditionally guaranteed by each of the existing and future Wholly-Owned Restricted Subsidiaries (as defined herein) of the Company other than not-for-profit subsidiaries. See "Description of Exchange Notes--Subsidiary Guarantees."

SUBORDINATION.............  The Exchange Notes will be unsecured senior subordinated obligations of the Company and will be subordinated in right of payment to all existing and future Senior Debt (as defined herein) of the Company. The Exchange Notes will rank pari passu with all existing and future senior subordinated indebtedness of the Company and will rank senior to all other existing and future subordinated indebtedness of the Company. The Subsidiary Guarantees (as defined herein) will be unsecured senior subordinated obligations of the Subsidiary Guarantors (as defined herein) and will be subordinated in right of payment to all existing and future Senior Debt of the Subsidiary Guarantors. In addition, the Company conducts substantial operations through subsidiaries that will not guarantee the Exchange Notes and accordingly all liabilities of such subsidiaries and equity interests therein (other than equity interests owned by the Company or a Subsidiary Guarantor) will effectively rank senior to the Exchange Notes. As of December 31, 1997, on an adjusted basis, after giving effect to the Exchange Offer, the Initial Offering and the application of net proceeds therefrom and the establishment of the Senior Credit Facility, the Company and the Subsidiary Guarantors would have had $0.2 million of Senior Debt outstanding (and $100.0 million available to be borrowed under the Senior Credit Facility) and the Company's subsidiaries that will not guarantee the Exchange Notes would have had approximately $20.0 million of indebtedness and other liabilities and $19.4 million of minority interests outstanding. See "Risk Factors--Subordination" and "--Holding Company Structure; Effective Subordination."

OPTIONAL REDEMPTION.......  On or after April 1, 2003, the Company may redeem the Exchange Notes, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest thereon and Liquidated Damages (as defined herein), if any, to the redemption date. Notwithstanding the foregoing, at any time on or before April 1, 2001, the Company may redeem up to 35% of the original aggregate principal amount of the Exchange Notes with the net proceeds of a public offering of common stock of the Company at a redemption price equal to 108.75% of the principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the redemption date; provided, that at least $65.0 million in aggregate principal amount of Exchange Notes remains outstanding immediately after the occurrence of such redemption. See "Description of Exchange Notes--Optional Redemption."

CHANGE OF CONTROL.........  Upon a Change of Control (as defined herein), the
                            Company will be required to make an offer to repurchase all outstanding Exchange Notes at 101% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of repurchase. See "Description of Exchange Notes--Repurchase at the Option of Holders--Change of Control."

COVENANTS.................  The Indenture will restrict, among other things, the ability of the Company and its Restricted Subsidiaries (as defined herein) to incur additional indebtedness and issue preferred stock, enter into sale and leaseback transactions, incur liens, pay dividends or make certain other restricted payments, apply net proceeds from certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person, sell stock of subsidiaries, and assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company. See "Description of Exchange Notes-- Certain Covenants."

                                  RISK FACTORS

  Prospective investors should carefully consider the factors discussed in detail elsewhere in this Prospectus under the caption "Risk Factors."

                              --------------------

  The Company's principal executive offices are located at 1301 Capital of Texas Highway, Suite C-300, Austin, Texas 78746, and its telephone number is
(512) 328-2892. The Company's common stock is quoted on The Nasdaq National Market under the symbol "PMSI."

                 SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA

  The following table presents summary consolidated historical financial data of the Company for each of the fiscal years in the three-year period ended December 31, 1997. The selected historical data presented below under the captions "Statement of Income" for each of the years in the three-year period ended December 31, 1997 and "Balance Sheet Data" as of December 31, 1997 are derived from the consolidated financial statements of the Company, which financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants, and are incorporated by reference in this Prospectus. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto of the Company incorporated by reference in this Prospectus.

                                                 YEAR ENDED DECEMBER 31,
                                                 -------------------------
                                                  1995     1996     1997
                                                 -------  -------  -------
                                                   (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME:
 Revenues:
  Lithotripsy..................................  $22,153  $71,602  $93,113
  Other........................................    1,042      802    2,866
                                                 -------  -------  -------
    Total revenues.............................   23,195   72,404   95,979
 Costs and expenses:
  Lithotripsy..................................    5,979   19,922   25,381
  Other........................................    1,505      632    2,221
  Corporate expenses...........................    2,573    4,245    5,683
                                                 -------  -------  -------
    Total costs and expenses...................   10,057   24,799   33,285
 Depreciation and amortization.................    3,195    8,422    9,911
                                                 -------  -------  -------
    Operating income...........................    9,943   39,183   52,783
 Interest expense..............................    1,231    5,977    7,477
 Other income (deductions)(1)..................      799   (2,706)     386
                                                 -------  -------  -------
    Income before income taxes and minority
      interest.................................    9,511   30,500   45,692
 Provision for income taxes....................      886    1,996    5,795
 Minority interest in consolidated income......    1,421   19,543   25,041
                                                 -------  -------  -------
    Net income.................................  $ 7,204  $ 8,961  $14,856
                                                 =======  =======  =======
OPERATING DATA:
 Number of lithotripters at end of period......       23       55       61
 Number of lithotripsy procedures..............   11,308   28,480   36,183
 Approximate number of locations served........      160      400      450
OTHER DATA:
 Capital expenditures(2).......................  $   473  $ 2,526  $ 4,546
 Consolidated EBITDA(3)........................   13,138   47,605   62,334
 Consolidated EBITDA margin(4).................     56.6%    65.7%    64.9%
 EBITDA(5).....................................  $11,536  $25,652  $33,743
 Ratio of EBITDA to interest expense...........      9.4x     4.3x     4.5x
 Adjusted interest expense(6)..................                    $ 9,067
 Ratio of EBITDA to adjusted interest expense..                        3.7x
 Ratio of Net debt to EBITDA(7)................                        2.2x

                                                        AS OF DECEMBER 31, 1997
                                                       -------------------------
                                                       HISTORICAL AS ADJUSTED(6)
                                                       ---------- --------------
                                                            (IN THOUSANDS)
BALANCE SHEET DATA:
 Cash and cash equivalents(8).........................  $ 23,770     $ 40,403
 Total assets.........................................   225,826      241,995
 Long-term debt (including current maturities)........    82,336      103,336
 Minority interest....................................    19,372       19,372
 Stockholders' equity.................................    92,064       88,861

-----------------
(1) Includes immediate write-off of costs associated with offerings of debt securities, the establishment of credit facilities and a canceled stock offering of $3.5 million incurred during the second quarter of 1996 and $360,000 incurred during the first quarter of 1997.
(2) Excludes acquisitions of $15.0 million, $70.1 million and $20.2 million in the years of 1995, 1996 and 1997, respectively.
(3) Consolidated EBITDA is defined as income before income taxes, minority interest, interest expense, depreciation and amortization, and other non-operating items for the Company and its consolidated subsidiaries. Consolidated EBITDA is not intended to represent net income or cash flows from operating activities in accordance with generally accepted accounting principles and should not be considered a measure of the Company's profitability or liquidity.
(4) Consolidated EBITDA margin is defined as the ratio of Consolidated EBITDA to total revenues.
(5) EBITDA is defined as Consolidated EBITDA for the Company less EBITDA attributable to minority interests in consolidated subsidiaries. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service debt. EBITDA is not intended to represent net income or cash flows from operating activities in accordance with generally accepted accounting principles and should not be considered a measure of the Company's profitability or liquidity.
(6) Adjusted to give effect to the issuance of the Outstanding Notes and the application of the proceeds therefrom.
(7) Net debt is total debt less cash and cash equivalents (other than cash and cash equivalents attributable to minority interests in consolidated subsidiaries), as adjusted for the Initial Offering.
(8) Includes $11.2 million attributable to minority interests in consolidated subsidiaries.

                                 RISK FACTORS

  Prospective investors should carefully consider and evaluate the following factors relating to the Company and the Exchange Offer together with the other information and financial data set forth or incorporated by reference elsewhere in this Prospectus, in evaluating, and before making an investment in, the Exchange Notes offered hereby.

EXCHANGE OFFER PROCEDURES; CONSEQUENCES OF FAILURE TO EXCHANGE

  Issuance of the Exchange Notes in exchange for Outstanding Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Outstanding Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Outstanding Notes desiring to tender such Outstanding Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Outstanding Notes for exchange. Outstanding Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. Upon consummation of the Exchange Offer, the registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Outstanding Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for the Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." TO THE EXTENT THAT SOME OF THE OUTSTANDING NOTES ARE TENDERED AND ACCEPTED IN THE EXCHANGE OFFER, THE TRADING MARKET FOR UNTENDERED AND TENDERED BUT UNACCEPTED OUTSTANDING NOTES COULD BE ADVERSELY AFFECTED.

LEVERAGE

  The Company has and will continue to have after the Exchange Offer, substantial indebtedness. On December 31, 1997, after giving effect to the Initial Offering and the application of the proceeds therefrom, the Company would have had total indebtedness of approximately $103.3 million (of which $100.0 million would have consisted of the Outstanding Notes and the balance would have consisted of debt of the Company's subsidiaries) and stockholders' equity of approximately $88.9 million. The Company and its subsidiaries will be permitted to incur substantial additional indebtedness in the future including $100.0 million of indebtedness under the Senior Credit Facility. See "Capitalization," "Selected Historical Consolidated Financial and Operating Data," "Description of Exchange Notes," and "Description of Other Indebtedness."

  The Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Notes), or to fund planned capital expenditures and possible acquisitions (including mandatory or optional purchases of its affiliated physician-investors' interests) will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations, management believes that cash flow from operations and available cash, together with available borrowings under the Senior Credit Facility, will be adequate to meet the Company's future liquidity needs for at least the next several years. The Company may, however, need to refinance all or a portion of the principal of the Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flow from operations or that future borrowings will be available under the Senior Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or to fund its other liquidity needs. In addition, there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  The degree to which the Company is, and following the Exchange Offering will be, leveraged could have important consequences to holders of the Notes, including, but not limited to: (i) making it more difficult for the Company to satisfy its obligations with respect to the Notes; (ii) increasing the Company's vulnerability to general adverse economic and industry conditions;
(iii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions and other general corporate requirements; (iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, acquisitions or other general corporate purposes; (v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industry; and (vi) placing the Company at a competitive disadvantage vis-a-vis less leveraged competitors. In addition, the Indenture and the Senior Credit Facility contain financial and other restrictive covenants that limit the ability of the Company to, among other things, borrow additional funds. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Notes tendered to it upon the occurrence of a Change of Control. See "Description of Exchange Notes-- Repurchase at the Option of Holders--Change of Control" and "Description of Other Indebtedness."

SUBORDINATION

  The Notes and the Subsidiary Guarantees are and will be subordinated in right of payment to all current and future Senior Debt of the Company and the Subsidiary Guarantors. Upon any distribution to creditors of the Company or a Subsidiary Guarantor in a liquidation or dissolution of the Company or a Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or a Subsidiary Guarantor or its property, the holders of Senior Debt will be entitled to be paid in full in cash before any payment may be made with respect to the Notes. In addition, the subordination provisions of the Indenture provide that payments with respect to the Notes will be blocked in the event of a payment default on Senior Debt and may be blocked for up to 179 days each year in the event of certain non-payment defaults on Senior Debt. In the event of a bankruptcy, liquidation or reorganization of the Company or a Subsidiary Guarantor, holders of the Notes will participate ratably with all holders of subordinated indebtedness of the Company or such Subsidiary Guarantor that is deemed to be of the same class as the Notes, and potentially with all other general creditors of the Company or such Subsidiary Guarantor, based upon the respective amounts owed to each holder or creditor, in the remaining assets of the Company. In any of the foregoing events, there can be no assurance that there would be sufficient assets to pay amounts due on the Notes. As a result, holders of Notes may receive less, ratably, than the holders of Senior Debt.

  As of December 31, 1997, on an adjusted basis after giving effect to the Exchange Offer, the Initial Offering and the application of the net proceeds therefrom and the establishment of the Senior Credit Facility, the aggregate amount of Senior Debt of the Company and the Subsidiary Guarantors would have been approximately $0.2 million, and $100.0 million would have been available for additional borrowing under the Senior Credit Facility. The Indenture permits the incurrence of substantial additional indebtedness, including Senior Debt, by the Company and its subsidiaries in the future. See "Description of Exchange Notes" and "Description of Other Indebtedness."

HOLDING COMPANY STRUCTURE; EFFECTIVE SUBORDINATION

  The Company has limited operations of its own and derives substantially all of its revenue from its subsidiaries. Although the Company's Wholly-Owned Restricted Subsidiaries (other than not-for-profit subsidiaries) are guarantors of the Notes, a substantial portion of the Company's operations are conducted by subsidiaries that will not guarantee the Notes. Creditors (including trade creditors) of such subsidiaries of the Company are entitled to payment in respect of their claims and interests from the assets of the affected subsidiaries before such assets would be available for distribution to the Company and minority interest holders. The Indenture permits the incurrence of substantial additional indebtedness by the Company and its subsidiaries, and permits significant investments by the Company in subsidiaries.

  As of December 31, 1997, on an adjusted basis after giving effect to the Initial Offering and the application of the net proceeds therefrom and the establishment of the Senior Credit Facility, the aggregate amount of indebtedness and other liabilities of the Company's subsidiaries that do not guarantee the Notes would have been approximately $20.0 million. In addition, as of December 31, 1997 minority interests in such subsidiaries were $19.4 million and for the year ended December 31, 1997 cash distributed in respect of such minority interests was $28.7 million. In the event of a bankruptcy, liquidation or reorganization of the Company, there can be no assurance that the assets of the subsidiaries that do not guarantee the Notes will be available to holders of debt of the Company after satisfying all liabilities and equity interests in such subsidiaries, or that the assets of the Company and of the other subsidiaries would be sufficient to repay in full the indebtedness of the Company, including the Notes. See "Description of Other Indebtedness."

ACQUISITION GROWTH STRATEGY

  The Company has followed an aggressive acquisition strategy since 1992 that has resulted in rapid growth in its business. This acquisition strategy is dependent on the continued availability of suitable acquisition candidates and subjects the Company to the risks inherent in assessing acquisition candidates and integrating and managing the operations of acquired companies. The Company's growth is also expected to place significant demands on the Company's financial and management resources. Moreover, the Federal Trade Commission ("FTC") initiated an investigation in 1991 to determine whether the limited partnerships in which Lithotripters, Inc., now a wholly-owned subsidiary of the Company, was the general partner posed an unreasonable threat to competition in the healthcare field. While the FTC closed its investigation and took no action, the FTC or another governmental authority charged with the enforcement of federal or state antitrust laws or a private litigant might, due to the Company's size and market share, seek to (i) restrict the Company's future growth by prohibiting or restricting the acquisition of additional lithotripsy facilities or (ii) require that the Company divest of certain of its lithotripsy operations. Consequently, there can be no assurance that the Company will be able to continue to grow or that its growth strategy will prove successful. Moreover, in view of the Company's significant recent growth, the Company's historical financial performance may not be indicative of its future performance. The Company's failure to implement its growth strategy successfully could adversely affect the Company. See "Prospectus Summary--Recent Developments" and "Business--Business Strategy."

OPERATIONS SUBJECT TO GOVERNMENT REGULATION; RECENT REGULATORY PROPOSALS

  The Company is subject to extensive regulation by both the federal and state governments. The Company is subject to Section 1128B of the Social Security Act (known as the "Illegal Remuneration Statute"), which imposes civil and criminal sanctions on persons who solicit, offer, receive or pay any remuneration, directly or indirectly, for referring, or arranging for the referral of, a patient for treatment that is paid for in whole or in part by Medicare, Medicaid or similar government programs. The federal government has published regulations that provide exceptions or a "safe harbor" for certain business transactions. Transactions that are structured within the safe harbors are deemed not to violate the Illegal Remuneration Statute. Transactions that do not satisfy all elements of a relevant safe harbor do not necessarily violate the Illegal Remuneration Statute, but may be subject to greater scrutiny by enforcement agencies. The arrangements between the Company and the partnerships and other entities in which it owns an indirect interest and through which the Company provides most of its lithotripsy services (and the corresponding arrangements between such partnerships and other entities and the treating physicians who own interests therein and who use the lithotripsy facilities owned by such partnerships and other entities) could potentially be questioned under the illegal remuneration prohibition and may not fall within the protection afforded by these safe harbors. Many states also have laws similar to the Federal Illegal Remuneration Statute. While failure to fall within the safe harbors may subject the Company to scrutiny under the Illegal Remuneration Statute, such failure does not constitute a violation of the Illegal Remuneration Statute. Nevertheless, these illegal remuneration laws, as applied to activities and relationships similar to those of the Company, have been subjected to limited judicial and regulatory interpretation, and the Company has not obtained or applied for any opinion of any regulatory or judicial authority that its business operations and affiliations are in compliance with these laws. Therefore, no assurances can be given that the Company's activities will be found to be in compliance with these laws if scrutinized by such authorities.

  Section 1877 of the Social Security Act ("Stark II") imposes certain restrictions upon referring physicians and providers of certain designated health services under the Medicare, Medicaid and Champus programs ("Government Programs"). Subject to certain exceptions, Stark II provides that if a physician (or a family member of a physician) has a financial relationship with an entity: (i) the physician may not make a referral to the entity for the furnishing of designated health services under the Government Programs; and (ii) the entity may not bill Government Programs, any individual or any third-party payor for designated health services pursuant to a prohibited referral under the Government Programs. The prohibitions of Stark II only apply to the treatment of Government Program patients, and have no application to services performed for non-government program patients. Entities and physicians committing an act in violation of Stark II will be required to refund amounts collected in violation of the statute and also are subject to civil money penalties and to exclusion from the Government Programs. Of the Company's lithotripsy revenues for the year ended December 31, 1997, 77% were attributable to affiliates of the Company having referring physician-investors. Urologists are investors in 44 of the Company's 62 lithotripsy operations, and the two Company affiliates engaged in thermotherapy services have referring physician-investors (the Company lithotripsy and thermotherapy affiliates with referring physician-investors are referred to herein as the "Company Physician Entities").

  Many key terms in Stark II are not adequately defined and the statute is silent regarding its application to vendors, such as the Company Physician Entities, contracting "under arrangements" with hospitals for the provision of outpatient services. Since the passage of Stark II, the Company interpreted Stark II consistently with the informal view of the General Counsel for Health and Human Services, and concluded that the statute did not apply to its method of conducting business. Based upon a reasonable interpretation of Stark II, by referring a patient to a hospital furnishing the outpatient lithotripsy or thermotherapy services "under arrangements" with the Company Physician Entity, a physician investor in a Company Physician Entity is not making a referral to an entity (the hospital) in which they have an ownership interest.

  On January 9, 1998, the federal government published proposed regulations under Stark II (the "Proposed Stark Regulations"). By clarifying certain ambiguities and defining certain statutory terms, the Proposed Stark Regulations and accompanying commentary apply the physician referral prohibitions of Stark II to the Company Physician Entities' practice of contracting "under arrangements" with hospitals for treatment and billing of Government Program patients. Only hospitals can bill the Government Programs for lithotripsy and thermotherapy services; thus contracting under arrangements with hospitals was the way the Company Physician Entities economically participated in the treatment of Government Program patients. Absent a restructuring of traditional operations, to comply with the government's interpretation of Stark II the physician-investors will be prohibited from referring Government Program patients to the hospitals contracting with the Company Physician Entities. The Company cannot predict when final Stark II regulations will be issued or the substance of the final regulations, but the interpretive provisions of the Proposed Stark Regulations may be viewed as the federal government's interim enforcement position until final regulations are issued. Restructuring traditional operations may reduce Company revenues and limit future growth by (i) reducing or eliminating revenues attributable to the treatment of Government Program patients by Company Physician Entities, (ii) reducing revenues from the treatment of non-government patients by Company Physician Entities due to physician, hospital and third-party payor anxiety and concern created by Stark II, (iii) requiring the Company Physician Entities to restructure their operations to comply with Stark II, (iv) restricting the acquisition or development of additional lithotripsy or thermotherapy operations that will both treat Government Program patients and have referring physician-investors, (v) impairing the Company's relationship with urologists and (vi) otherwise materially adversely impacting the Company.

  Many states currently have laws similar to Stark II that restrict a physician with a financial relationship with an entity from referring patients to that entity. Often these laws contain statutory exceptions for circumstances where the referring physician, or a member of his practice group, treats their own patients. States also commonly require physicians to disclose to patients their financial relationship with an entity. The Company believes that it is in material compliance with these state laws. Nevertheless, these state self-referral laws, as applied to activities and relationships similar to those of the Company, have been subjected to limited judicial and regulatory interpretation, and the Company has not obtained or applied for any opinion of any regulatory or judicial authority that its business operations and affiliations are in compliance with these laws. Therefore, no assurances can be given that the Company's activities will be found to be in compliance with these laws if scrutinized by such authorities.

  In addition, upon the occurrence of changes in the law that may adversely affect operations, the Company is required to purchase the interests of physician-investors for certain of the Company Physician Entities. These mandatory purchase obligations require the payment by the Company of a multiple of earnings similar to multiples used by the Company in pricing the original acquisition of such interests. The Company estimates that, as of December 31, 1997, the aggregate potential cost of all such mandatory purchases would not exceed $6.0 million. To the extent the Company is required to purchase such interests, such purchases might cause a default under the terms of the Senior Credit Facility, impair the Company's relationship with urologists and otherwise have a material adverse impact on the Company. Regulatory developments, such as the Proposed Stark Regulations, might also dictate that the Company purchase all the interests of its physician-investors, regardless of any contractual requirements to do so, or substantially alter its business and operations to remain in compliance with applicable laws. A purchase of all the interests of the physician-investors in the Company Physician Entities would require significant resources, and there can be no assurance that the Company could fund such acquisitions. Additionally, there can be no assurance that the Company will not be required to change its business practices or its investment relationships with urologists or that the Company will not experience a material adverse effect as a result of any challenge made by a federal or state regulatory agency. In addition, there can be no assurance that physician-investors who, voluntarily or otherwise, divest of their interests in Company Physician Entities will continue to refer patients at the same rate or at all. See "Business-- Lithotripsy Operations," "Description of Other Indebtedness," and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

UNCERTAINTIES RELATED TO CHANGING HEALTHCARE ENVIRONMENT

  The healthcare industry has experienced substantial changes in recent years. Although managed care has yet to become a major factor in the delivery of lithotripsy or thermotherapy services, the Company anticipates that managed care programs, including capitation plans, may play an increasing role in the delivery of lithotripsy and thermotherapy services and that competition for these services may shift from individual practitioners to health maintenance organizations and other significant providers of managed care. No assurance can be given that the changing healthcare environment will not have a material adverse effect on the Company.

  In addition, the hospitals and surgery centers to which the Company provides services are reimbursed for lithotripsy and thermotherapy services under various federal and state programs, including Medicare, Medicaid and Champus, primarily at fixed rates. These programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy and governmental funding restrictions, all of which may have the effect of decreasing program payments, increasing costs or requiring the Company to modify the way in which it operates its business. The Company is not able to predict whether changes will be made in the rates prescribed by these governmental programs. Furthermore, over the last several years, there has been a general trend toward lower reimbursement rates for healthcare services by government and other third-party payors. Such reimbursement reductions could have a material adverse effect on the Company. Furthermore, increases in operating costs that are subject to inflation, such as labor and supply costs, without a compensating increase in prescribed rates may adversely affect the Company.

  There have been numerous initiatives at the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services, including services provided by the Company. The Company believes that such initiatives may continue in the future. Aspects of certain of these reforms as proposed in the past could, if adopted, adversely affect the Company.

RISKS INHERENT IN THE PROVISION OF MEDICAL SERVICES

  The urologists who use the Company's lithotripters and thermotherapy devices are involved in the delivery of healthcare services to the public and, therefore, are exposed to the risk of liability claims. Since the Company typically operates the lithotripters and thermotherapy devices used by the urologists and provides nurses and/or radiology technicians to assist the urologists in the use of lithotripters and thermotherapy devices, the Company may also be named in a claim against a urologist in connection with performing a lithotripsy or thermotherapy procedure at the Company's facilities. Although the Company has not experienced any losses due to claims for malpractice, such claims, if successful, could result in substantial damage awards to the claimants which may exceed the limits of any applicable insurance coverage. While the Company maintains professional liability insurance, there can be no assurance that any such claims against the Company will not exceed the amount of insurance maintained. Successful malpractice claims asserted against the Company, to the extent not covered by the Company's liability insurance, could adversely affect the Company. See "Business--Lithotripsy Operations."

COMPETITION

  The lithotripsy services industry is fragmented and highly competitive in many respects. Moreover, certain of the Company's current and potential competitors have substantially greater financial resources than the Company and may compete with the Company for acquisitions and development of operations in markets targeted by the Company. The Company has experienced competition in the acquisition of existing lithotripsy facilities and the development of relationships with treating physicians. The Company has also experienced competition from hospitals or treating physicians who have opened their own lithotripsy facilities. Such competition could intensify in the event of a decrease in the purchase price of lithotripters, as a result of the development of less expensive lithotripsy equipment, if the supply of new or used lithotripters increases over time, or as a result of regulatory changes. Most of the Company's lithotripsy services agreements have matured past their initial terms and are now in annual renewal terms or are on a month-to-month basis, which increases the risk that a large number of agreements may be terminated over a relatively short period of time. Another significant provider of lithotripsy services is also a manufacturer of lithotripsy equipment, which may create different incentives for such provider in pricing lithotripsy services. Moreover, the Company competes with alternative kidney stone disease treatments. See "Business--Industry Overview."

TECHNOLOGICAL CHANGES

  The equipment and software utilized by the Company in the provision of its lithotripsy services and other business activities have been characterized by technological changes. The development of new technologies or refinements of existing ones might render the Company's existing equipment and software technologically or economically obsolete. Regulatory approvals have recently been received for smaller and less expensive lithotripsy equipment that can either be utilized as a mobile or fixed site operation and can be transported with smaller and less expensive vehicles than those utilized by the Company. Although this compact lithotripsy technology is relatively new and not in widespread use, the availability of such technology could materially and adversely affect the Company's business. There is also a risk that the particular manufacturers of the Company's equipment may discontinue the manufacture of such equipment or may not offer equipment and software upgrades necessary to keep such equipment technologically current. Even if such upgrades are available, there can be no assurance that the Company will have the financial resources to acquire them. See "Business--Industry Overview" and "--Lithotripsy Operations."

DEPENDENCE ON KEY PERSONNEL

  The Company is dependent upon the services and management experience of the Company's executive officers, including Kenneth S. Shifrin, Chairman of the Board, Joseph Jenkins, M.D., President and Chief Executive Officer, and Michael Madler, Senior Vice President--Operations. The Company does not carry key-man life insurance in material amounts on any of its officers. The loss of, or the failure to attract, qualified employees could adversely affect the Company. In addition, the Company's continued growth depends upon its ability to attract and retain skilled employees, particularly highly skilled lithotripsy nurses and radiology technicians.

DEPENDENCE ON PHYSICIANS

  The Company depends upon the treatment of patients by urologists practicing in the communities served by the Company's lithotripters and thermotherapy units. In some cases, the Company's affiliated physician-investors have entered into noncompetition agreements with the Company under which they have agreed to refrain from owning interests in competing facilities for various periods. The enforceability of these noncompetition agreements is generally a matter of state law, varies from state-to-state and is evolving over time. Additionally, in some cases the Company may be forced to purchase the minority ownership interests of affiliated physician-investors under mandatory repurchase arrangements existing between the Company and such physician-investors. The loss of relationships with key treating urologists at a particular facility, whether due to retirement, relocation, dissatisfaction with the Company's services, regulatory referral prohibitions or other factors, could adversely affect the Company. See "--Operations Subject to Government Regulation; Recent Regulatory Proposals."

RESTRICTIVE COVENANTS AND ASSET ENCUMBRANCES

  The Senior Credit Facility and the Indenture contain numerous restrictive covenants which limit the discretion of Company management with respect to certain business matters. These covenants place significant restrictions on, among other things, the ability of the Company to incur additional indebtedness, to create liens or other encumbrances, to pay dividends or make other restricted payments, to make investments, loans and guarantees and to sell or otherwise dispose of a substantial portion of assets to, or merge or consolidate with, another entity. The Senior Credit Facility also contains a number of financial covenants that require the Company to meet certain financial ratios and tests and provide that a "change of control" constitutes an event of default. A failure to comply with the obligations contained in the Senior Credit Facility or the Indenture, if not cured or waived, could permit acceleration of the related indebtedness and acceleration of indebtedness under other instruments that contain cross-acceleration or cross-default provisions. If the Company were obligated to repay all or a significant portion of its indebtedness, there can be no assurance that the Company would have sufficient cash to do so or that the Company could successfully refinance such indebtedness. Other indebtedness of the Company that may be incurred in the future may contain financial or other covenants more restrictive than those applicable to the Senior Credit Facility or the Notes. In addition, the obligations of the Company under the Senior Credit Facility are secured by substantially all of the assets of the Company, and the Indenture permits other Senior Debt of the Company to be secured. In the case of an event of default under the Senior Credit Facility or such other secured indebtedness, the lenders thereunder would be entitled to exercise the remedies available to a secured lender under applicable law. See "Description of Exchange Notes-- Certain Covenants" and "Description of Other Indebtedness."

POSSIBLE INABILITY TO FUND A CHANGE OF CONTROL OFFER

  Upon a Change of Control, the Company is required to offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Notes tendered or that restrictions in the Senior Credit Facility will allow the Company to make such required repurchases. Notwithstanding these provisions, the Company could enter into certain transactions, including certain recapitalizations, that would not constitute a Change of Control but would increase the amount of debt outstanding at such time. See "Description of Exchange Notes--Repurchase at the Option of Holders."

FRAUDULENT CONVEYANCE; UNENFORCEABILITY OF CERTAIN CORPORATE GUARANTEES

  Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, if, among other things, the Company or any Subsidiary Guarantor, at the time it incurred the indebtedness evidenced by the Notes or its Subsidiary Guarantee, (i) (a) was or is insolvent or rendered insolvent by reason of such occurrence or (b) was or is engaged in a business or transaction for which the assets remaining with the Company or such Subsidiary Guarantor constituted unreasonably small capital or (c) intended or intends to incur, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature and (ii) the Company or such Subsidiary Guarantor received or receives less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, then the Notes and the Subsidiary Guarantees, and any pledge or other security interest securing such indebtedness, could be voided, or claims in respect of the Notes or the Subsidiary Guarantees could he subordinated to all other debts of the Company or such Subsidiary Guarantor, as the case may be. In addition, the payment of interest and principal by the Company pursuant to the Notes or the payment of amounts by a Subsidiary Guarantor pursuant to a Subsidiary Guarantee could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of the Company or such Subsidiary Guarantor, as the case may be.

  The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Company or Subsidiary Guarantor would be considered insolvent if (i) the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or (ii) it could not pay its debts as they become due.

  On the basis of historical financial information, recent operating history and other factors, the Company and each Subsidiary Guarantor believes that, after giving effect to the indebtedness incurred in connection with the Offering and the establishment of the Senior Credit Facility, it will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not incur debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with the Company's or the Subsidiary Guarantors' conclusions in this regard.

  In addition, the enforceability of a guarantee by a subsidiary of indebtedness of its corporate parent may be unclear or limited under the laws of certain jurisdictions under which existing or future Subsidiary Guarantors may be organized. Although substantially all of the existing Subsidiary Guarantors are organized under the laws of jurisdictions under which no such limitations exist for wholly-owned subsidiaries, the Company may form additional subsidiaries under the laws of jurisdictions where such limitations do exist. If a Subsidiary Guarantee is held to be invalid or unenforceable as a result of any such limitation, then any right of the Company or any other Subsidiary Guarantor to receive assets of the Subsidiary Guarantor whose Subsidiary Guarantee is so limited upon the latter's liquidation or reorganization (and the consequent right of the holders of the Notes to participate in those assets) will be effectively subordinated to the claims of the affected Subsidiary Guarantor's creditors, except to the extent that the Company or any other Subsidiary Guarantor is itself recognized as a creditor of such affected Subsidiary Guarantor, in which case the claims of the Company or such other Subsidiary Guarantor would still be effectively subordinated to any security interest in the assets of such affected Subsidiary Guarantor.

ABSENCE OF PUBLIC MARKET; RESTRICTIONS ON TRANSFER

  The Exchange Notes are a new issue of securities, have no established trading market and may not be widely distributed. The Company does not intend to list the Exchange Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. No one has any obligation to make a market in the Exchange Notes, and any market making activities with respect to the Exchange Notes, if ever initiated, may be discontinued at any time without notice. In addition, any market making activity will be subject to the limitations imposed by the Exchange Act and may be limited during the Exchange Offer and at certain other times. No assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange

Notes develops, any such market may be discontinued at any time. If a public trading market develops for the Exchange Notes, future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other facts, including the financial condition of the Company, the Exchange Notes may trade at a significant discount from their principal amount.

YEAR 2000 COMPLIANCE

  The Company is aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The "year 2000 problem" is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The Company does not anticipate that it will incur significant operating expenses or be required to invest heavily in computer systems improvements to be year 2000 compliant. However, significant uncertainty exists concerning the potential costs and effects associated with any year 2000 compliance. Any year 2000 compliance problem of either the Company or its vendors, third-party payors or customers could have a material adverse effect on the Company's business, results of operations, financial condition and prospects.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT

  The Outstanding Notes were sold by the Company to the Initial Purchasers on March 27, 1998, pursuant to the Purchase Agreement. The Initial Purchasers subsequently placed the Outstanding Notes with QIBs in reliance on Rule 144A. As a condition to the sale of the Outstanding Notes, the Company, the Subsidiary Guarantors and the Initial Purchasers also entered into the Registration Rights Agreement, pursuant to which the Company agreed, with respect to the Outstanding Notes and subject to the Company's determination that the Exchange Offer is permitted under applicable law, to (i) cause to be filed, on or prior to May 11, 1998, a registration statement with the Commission under the Securities Act concerning the Exchange Offer, (ii) use its best efforts (a) to cause such registration statement to be declared effective by the Commission on or prior to August 24, 1998, and (b) to cause the Exchange Offer to be consummated on or prior to 30 business days after the date such registration statement is declared effective by the Commission. The Company will keep the Exchange Offer open for a period of not less than 20 business days and not more than 30 business days. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. This Exchange Offer is intended to satisfy the Company's exchange offer obligations under the Registration Rights Agreement.

CONSEQUENCES OF FAILURE TO EXCHANGE OUTSTANDING NOTES

  Following the expiration of the Exchange Offer, holders of Outstanding Notes not tendered, or not properly tendered and not accepted, will continue to hold such Outstanding Notes and will be entitled to all the rights and preferences and subject to the limitations applicable thereto under the Indenture. However, such holders will not have any further registration rights and such Outstanding Notes will continue to be subject to the existing restrictions on transfer thereof. To the extent that a portion of the Outstanding Notes are tendered and accepted in the Exchange Offer, the liquidity of the market for a holder's untendered and tendered but unaccepted Outstanding Notes could be adversely affected upon expiration of the Exchange Offer. See "Risk Factors-- Exchange Offer Procedures; Consequences of Failure to Exchange."

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, the Company, upon the Registration Statement being declared effective, will accept for exchange any and all Outstanding Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 in principal amount of the Exchange Notes in exchange for each $1,000 in principal amount of the Outstanding Notes accepted in the Exchange Offer. Outstanding Notes may be tendered only in multiples of $1,000.

  Subject to the foregoing, holders of Outstanding Notes may tender less than the aggregate principal amount represented by the Outstanding Notes held by them, provided that they appropriately indicate this fact on the Letter of Transmittal accompanying the tendered Outstanding Notes. Tenders of the Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Outstanding Notes being tendered for exchange. However, the Exchange Offer is subject to the terms and provisions of the Registration Rights Agreement. See "--Conditions of the Exchange Offer."

  The Exchange Notes will evidence the same debt as the Outstanding Notes for which they are exchanged, and are entitled to the benefits of the Indenture. The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes except that the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof.

  As of the date of this Prospectus, $100.0 million in aggregate principal amount of the Outstanding Notes is outstanding. The Company has fixed the
close of business on     , 1998, as the record date (the "Record Date") for
purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only a holder of the Outstanding Notes (or such holder's legal representative or attorney-in-fact) may participate in the Exchange Offer. There will be no fixed record date for determining holders of the Outstanding Notes entitled to participate in the Exchange Offer. The Company believes that, as of the date of this Prospectus, no such holder is an affiliate (as defined in Rule 405 under the Securities Act) of the Company.

  The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, including Rule 14e-1 thereunder.

  The Company shall be deemed to have accepted validly tendered Outstanding Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Outstanding Notes and for the purposes of receiving the Exchange Notes from the Company.

  If any tendered Outstanding Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Outstanding Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Outstanding Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Outstanding Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The Expiration Date shall be [    ], 1998, at 5:00 p.m., New York City time,
unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the
Exchange Offer is extended, but shall not be later than [     ], 1998.

  In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time or on a daily basis until 5:00 p.m., New York City time, on the date on which a specified percentage of Original Notes are tendered.

  The Company reserves the right, in its sole discretion, (i) to delay accepting any Outstanding Notes, (ii) to extend the Exchange Offer, (iii) if any of the conditions set forth below under "--Conditions of the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer and not accept Outstanding Notes not previously accepted, by giving oral or written notice of such delay, extension, or termination to the Exchange Agent, and
(iv) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendments by means of a prospectus supplement that will be distributed to the registered holders of the Outstanding Notes. Modification of the Exchange Offer, including, but not limited to, (i) extension of the period during which the Exchange Offer is open and (ii) satisfaction of the conditions set forth below under "-- Conditions of the Exchange Offer" may require that at least five (5) business days remain in the Exchange Offer. During any extension of the Expiration Date, all Outstanding Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company.

  Without limiting the manner in which the Company may choose to make public announcement of any extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

CONDITIONS OF THE EXCHANGE OFFER

  Notwithstanding any other term of the Exchange Offer, the Company's obligation to accept for exchange, or exchange Exchange Notes for, any Outstanding Notes not theretofore accepted for exchange is subject to the following conditions:

    (a) no action or proceeding having been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the judgment of the Company, might impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the Company or there shall not have occurred any material adverse development in any existing action or proceeding with respect to the Company or any of its subsidiaries;

    (b) there shall not have been any material change, or development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries which, in the judgment of the Company, would materially impair the Company's ability to consummate the Exchange Offer or have a material adverse impact on the Company if the Exchange Offer is consummated;

    (c) there shall not have been proposed, adopted or enacted any law, statute, rule or regulation which, in the judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the Company if the Exchange Offer is consummated; or

    (d) all governmental approvals which the Company shall deem necessary for the consummation of the Exchange Offer as contemplated hereby shall have been obtained.

  If the Company determines in good faith that any of the conditions are not met, the Company may (i) refuse to accept any Outstanding Notes and return all tendered Outstanding Notes to exchanging holders, (ii) extend the Exchange Offer and retain all Outstanding Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Outstanding Notes (see "--Withdrawal Rights") or (iii) waive certain of such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Outstanding Notes which have not been withdrawn or revoked. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to all registered holders of the Outstanding Notes.

  Holders of the Outstanding Notes have certain rights and remedies against the Company under the Registration Rights Agreement. If, notwithstanding a failure of the conditions stated above, a Registration Default (as defined in Section 5 of the Registration Rights Agreement) occurs, then with respect to the first 90-day period following the date on which such Registration Default occurs, holders of Outstanding Notes are entitled to receive liquidated damages of $0.05 per week per $1,000 principal amount of Outstanding Notes held by such holders for each week or portion thereof that the Registration Default continues. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Outstanding Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 principal amount of Outstanding Notes (collectively, such remedies are referred to herein as "Liquidated Damages"). The conditions of the Exchange Offer are not intended to modify those rights or remedies in any respect.

  The foregoing conditions are for the benefit of the Company and may be asserted by the Company in good faith regardless of the circumstances giving rise to such conditions or may be waived by the Company in whole or in part at any time and from time to time in its discretion. The failure by the Company at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. In addition, the Company has reserved the right, notwithstanding the satisfaction of each of the foregoing, to terminate or amend the Exchange Offer.

TERMINATION OF CERTAIN RIGHTS

  Holders of Exchange Notes will not be and, upon consummation of the Exchange Offer, holders of Outstanding Notes will no longer be, entitled to (i) the right to receive the liquidated damages described above or (ii) certain other rights under the Registration Rights Agreement intended for holders of Outstanding Notes. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Outstanding Notes that are tendered by holders thereof pursuant to the Exchange Offer.

INTEREST ON THE EXCHANGE NOTES

  The Exchange Notes will bear interest at a rate equal to 8 3/4% per annum. Interest accrues on the Outstanding Notes, and will accrue on the Exchange Notes, in each case, from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance. Interest will be payable semi-annually in arrears on April 1 and October 1, commencing October 1, 1998. No interest will be payable on the Outstanding Notes on the date of the exchange for the Exchange Notes and therefore no interest will be paid thereon to the holders at such time. See "Description of Exchange Notes--Principal, Maturity and Interest."

PROCEDURES FOR TENDERING OUTSTANDING NOTES

  The tender of a holder's Outstanding Notes as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Outstanding Notes for exchange pursuant to the Exchange Offer must transmit such Outstanding Notes, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth below under "-- The Exchange Agent; Assistance" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Outstanding Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

  THE METHOD OF DELIVERY OF OUTSTANDING NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner of the Outstanding Notes (a "Beneficial Owner") whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Outstanding Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such Beneficial Owner's behalf. If such Beneficial Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Outstanding Notes, make appropriate arrangements to register ownership of the Outstanding Notes in such Beneficial Owner's name. Beneficial Owners should be aware that the transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

  Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Outstanding Notes surrendered for exchange pursuant hereto are tendered (i) by a registered holder of the Outstanding Notes who has not completed either the box entitled "Special Registration Instructions" or the box entitled "Special Delivery Instructions" on the Letter of Transmittal, or (ii) for the account of an Eligible Institution (as defined below). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution"). If the Letter of Transmittal is signed by any person other than the registered holder or holders of the Outstanding Notes listed therein, such Outstanding Notes surrendered for exchange must be endorsed or accompanied by a properly completed bond power, in either case signed exactly as the names of the registered holder or holders that appear on the Outstanding Notes with each such signature thereon guaranteed by an Eligible Institution. The term "registered holder" as used herein with respect to the Outstanding Notes means any person in whose name the Outstanding Notes are registered on the books of the Registrar.

  If any Letter of Transmittal, Outstanding Notes, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted with the Letter of Transmittal.

  The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Exchange Notes at DTC (the "Book-Entry Transfer Facility") for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of the Outstanding Notes by causing such Book-Entry Transfer Facility to transfer such Outstanding Notes into the Exchange Agent's account with respect to the Outstanding Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Outstanding Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures; provided, however, that a participant in DTC's book-entry system may, in accordance with DTC's Automated Tender Offer Program procedures and in lieu of physical delivery to the Exchange Agent of a Letter of Transmittal, electronically acknowledge its receipt of, and agreement to be bound by, the terms of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Outstanding Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any Outstanding Notes not properly tendered and to reject any Outstanding Notes the Company's acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right at its sole discretion to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Outstanding Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Outstanding Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any Outstanding Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes for exchange must be cured within such period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defects or irregularities with respect to any tender of Outstanding Notes for exchange, nor shall any of them incur any liability for failure to give such notification. Tenders of the Outstanding Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

  By tendering, each registered holder will represent to the Company that, among other things that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the registered holder, (ii) neither the registered holder nor any such other person is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such Exchange Notes, (iii) if the registered holder or the person receiving the Exchange Notes covered hereby is (a) participating in the Exchange Offer for the purpose of distributing the Exchange Notes or (b) a broker-dealer that is receiving the Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, the registered holder or such person will comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the acquired Exchange Notes and cannot rely on the position of the Staff of the Commission set forth in "no-action" letters that are discussed herein under "--Resales of the Exchange Notes" and (iv) neither the registered holder nor the person receiving the Exchange Note covered hereby is an affiliate (as defined under Rule 405 of the Securities Act) of the Company, or, if the registered holder or any such other person is an affiliate of the Company, whether as a result of tendering in the Exchange Offer or otherwise, the registered holder understands and acknowledges that such Exchange Notes may not be offered for resale, resold or otherwise transferred by the registered holder or such other person without registration under the Securities Act or an exemption therefrom.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Outstanding Notes and (i) whose Outstanding Notes are not immediately available, (ii) who cannot deliver their Outstanding Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Outstanding Notes and the principal amount of Outstanding Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five Nasdaq Stock Market trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the Book-Entry Transfer Facility) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificates representing all tendered Outstanding Notes in proper form for transfer (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the Book-Entry Transfer Facility) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five Nasdaq Stock Market trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Outstanding Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL RIGHTS

  Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m. New York City time, on the Expiration Date, after which tenders of Outstanding Notes are irrevocable. To be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent. Any such notice of withdrawal must (i) specify the name of the person having deposited the

Outstanding Notes to be withdrawn (the "Depositor"), (ii) identify the Outstanding Notes to be withdrawn (including the certificate number(s) and principal amount of such Outstanding Notes, or, in the case of Outstanding Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Outstanding Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Outstanding Notes register the transfer of such Outstanding Notes into the name of the person withdrawing the tender, (iv) specify the name in which any such Outstanding Notes are to be registered, if different from that of the Depositor and (v) if applicable because the Outstanding Notes have been tendered pursuant to book-entry procedures, specify the name and number of the participant's account at DTC to be credited, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Outstanding Notes so withdrawn are validly retendered. Any Outstanding Notes that have been tendered but not accepted for exchange, will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering Outstanding Notes" at any time prior to the Expiration Date.

THE EXCHANGE AGENT; ASSISTANCE

  State Street Bank and Trust Company of Missouri, NA is the Exchange Agent. All tendered Outstanding Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of this Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

  By Registered or Certified Mail:          By Hand or Overnight Courier:


 State Street Bank and Trust Company   State Street Bank and Trust Company of
            of Missouri,                              Missouri,
        National Association                    National Association
       Corporate Trust Window                  Corporate Trust Window
   Two International Place, Fourth      Two International Place, Fourth Floor
                Floor                             Boston, MA 02110
          Boston, MA 02110

                           By Facsimile Transmission
                       (For Eligible Institutions Only):

                                (617) 664-5395
                       Attention: Corporate Trust Window
                     Confirm by Telephone: (800) 531-0368

FEES AND EXPENSES

  The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone, facsimile or in person by officers and regular employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and registration expenses, including fees and expenses of the Trustee, filing fees, blue sky fees and printing and distribution expenses.

  The Company will pay all transfer taxes, if any, applicable to the exchange of the Outstanding Notes pursuant to the Exchange Offer. If, however, certificates representing the Exchange Notes or the Outstanding Notes for the principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Outstanding Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder.

ACCOUNTING TREATMENT

  The Exchange Notes will be recorded at the same carrying value as the Outstanding Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by the Company for accounting purposes. The costs of the Exchange Offer will be expensed during the year in which they occur.

RESALES OF THE EXCHANGE NOTES

  Based on an interpretation by the Staff of the Commission set forth in "no-action" letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer to a holder in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by such holder (other than (i) a broker-dealer who purchased Outstanding Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act, or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is acquiring the Exchange Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. The Company has not requested or obtained an interpretive letter from the Staff of the Commission with respect to this Exchange Offer, and the Company and the holders are not entitled to rely on interpretive advice provided by the Staff to other persons, which advice was based on the facts and conditions represented in such letters. However, the Exchange Offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the Staff of the Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989) or similar "no-action" or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Failure to comply with such requirements in such instance could result in the undersigned or any such other person incurring liability under the Securities Act for which such persons are not indemnified by the Company.

  As set forth above, affiliates of the Company are not entitled to rely on the foregoing interpretations of the staff of the Commission with respect to resales of the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act.

SHELF REGISTRATION STATEMENT

  If the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by any applicable law or applicable interpretation of the Commission or the staff of the Commission, the Company has agreed to file with the Commission and use its best efforts to have declared effective and keep continuously effective for up to two years a registration statement that would allow resales of Outstanding Notes.

OTHER

  Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Outstanding Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

  The Company may in the future seek to acquire untendered Outstanding Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company, however, has no present plans to acquire any Outstanding Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Outstanding Notes.

                                USE OF PROCEEDS

  This Exchange Offer is intended to satisfy certain of the Company's obligations under the Purchase Agreement and the Registration Rights Agreement with respect to the Outstanding Notes. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Outstanding Notes in like principal amount, the form and terms of which are substantially similar to the form and terms of the Exchange Notes, except as otherwise described herein. The Outstanding Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company.

                                CAPITALIZATION

  The following table sets forth as of December 31, 1997 (i) the actual cash and cash equivalents and capitalization of the Company and (ii) the cash and cash equivalents and capitalization of the Company on an adjusted basis to give effect to the Initial Offering and the use of proceeds therefrom to repay all the outstanding indebtedness under the Company's prior credit facility, as if such transactions occurred on December 31, 1997.

                                                          DECEMBER 31, 1997
                                                        ----------------------
                                                        HISTORICAL AS ADJUSTED
                                                        ---------- -----------
                                                        (DOLLARS IN THOUSANDS)
   Cash and cash equivalents(1)........................  $ 23,770   $ 40,403
                                                         ========   ========
   Total debt (including current maturities):
     Debt payable to banks.............................  $ 79,000   $     --
     8 3/4% Senior Subordinated Notes due 2008.........        --    100,000
     Other.............................................     3,336      3,336
                                                         --------   --------
       Total debt(2)...................................    82,336    103,336

   Minority interest...................................    19,372     19,372

   Stockholders' equity:
     Common Stock, 40,000,000 shares authorized;
      19,306,267 shares issued and outstanding.........       193        193
     Capital in excess of par value....................    84,050     84,050
     Accumulated earnings(3)...........................     7,821      4,618
                                                         --------   --------
       Total stockholders' equity......................    92,064     88,861
                                                         --------   --------
       Total capitalization............................  $193,772   $211,569
                                                         ========   ========

-----------------
(1) Includes $11.2 million attributable to the minority interests in consolidated subsidiaries.
(2) Excludes availability of approximately $100.0 million under the Senior Credit Facility, as if it existed at December 31, 1997.
(3) Reflects the Company's policy to expense estimated costs associated with the Initial Offering and the Exchange Offer of approximately $3.2 million, net of tax.

         SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

  The selected data presented below under the captions "Statement of Income Data" and "Balance Sheet Data" as of and for each of the years in the five-year period ended December 31, 1997 are derived from the consolidated financial statements of the Company, which financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. This information is qualified by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements incorporated by reference in this Prospectus.

                                            YEAR ENDED DECEMBER 31,
                                    -------------------------------------------
                                     1993     1994     1995     1996     1997
                                    -------  -------  -------  -------  -------
                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                     DATA)
STATEMENT OF INCOME DATA:
 Revenues:
  Lithotripsy.....................  $ 7,309  $14,843  $22,153  $71,602  $93,113
  Other...........................   13,259    9,925    1,042      802    2,866
                                    -------  -------  -------  -------  -------
   Total revenues.................   20,568   24,768   23,195   72,404   95,979
 Costs and expenses:
  Lithotripsy.....................    2,672    4,283    5,979   19,922   25,381
  Other...........................   11,996    8,580    1,505      632    2,221
  Corporate expenses..............    1,198    2,414    2,573    4,245    5,683
                                    -------  -------  -------  -------  -------
   Total costs and expenses.......   15,866   15,277   10,057   24,799   33,285
 Depreciation and amortization....    1,818    2,975    3,195    8,422    9,911
                                    -------  -------  -------  -------  -------
    Operating income..............    2,884    6,516    9,943   39,183   52,783
 Interest expense.................      544      902    1,231    5,977    7,477
 Other income (deductions)(1).....      409      128      799   (2,706)     386
                                    -------  -------  -------  -------  -------
   Income before income taxes and
  minority interest...............    2,749    5,742    9,511   30,500   45,692
 Provision for income taxes.......      210      547      886    1,996    5,795
 Minority interest in consolidated
  income..........................      --       691    1,421   19,543   25,041
                                    -------  -------  -------  -------  -------
    Net income....................  $ 2,539  $ 4,504  $ 7,204  $ 8,961  $14,856
                                    =======  =======  =======  =======  =======
 Diluted earnings per share(2)....  $  0.21  $  0.31  $  0.48  $  0.49  $  0.76
 Weighted average shares
  outstanding (diluted basis)
  (in thousands)(2)...............   11,991   14,323   15,350   18,638   19,461
OPERATING DATA:
 Number of lithotripters at end of
  period..........................        5       13       23       55       61
 Number of lithotripsy
  procedures......................    2,348    6,057   11,308   28,480   36,183
 Approximate number of locations
  served..........................       26       90      160      400      450
OTHER DATA:
 Capital expenditures(3)..........  $   406  $   602  $   473  $ 2,526  $ 4,546
 Consolidated EBITDA(4)...........    4,702    9,491   13,138   47,605   62,334
 Consolidated EBITDA margin(5)....     22.9%    38.3%    56.6%    65.7%    64.9%
 Ratio of earnings to fixed
  charges(6)......................      6.1x     6.5x     7.3x     3.1x     4.4x
 EBITDA(7)........................  $ 4,702  $ 8,733  $11,536  $25,652  $33,743
 Ratio of EBITDA to interest
  expense.........................      8.6x     9.7x     9.4x     4.3x     4.5x

                                                 AS OF DECEMBER 31,
                                      -----------------------------------------
                                       1993    1994    1995     1996     1997
                                      ------- ------- ------- -------- --------
                                                   (IN THOUSANDS)
BALANCE SHEET DATA:
 Cash and cash equivalents(8)........ $ 1,634 $ 2,912 $ 4,692 $ 20,096 $ 23,770
 Total assets........................  38,768  53,861  77,627  202,534  225,826
 Long-term debt (including current
  maturities)........................   3,590  15,228  25,366   81,432   82,336
 Minority interest...................     --      178     623   18,735   19,372
 Stockholders' equity................  29,976  34,421  42,750   76,427   92,064

-----------------
(1) Includes immediate write-off of costs associated with offerings of debt securities, the establishment of credit facilities and a canceled stock offering of $3.5 million incurred during the second quarter of 1996 and $360,000 incurred during the first quarter of 1997.
(2) The Company has restated all previous earnings per share data to comply with Statement of Financial Accounting Standards No. 128 "Earnings per Share," which became effective on a retroactive basis with the issuance of December 31, 1997 earnings data.
(3) Excludes acquisitions of $14.8 million, $15.0 million, $70.1 million and $20.2 million in the years 1994, 1995, 1996 and 1997, respectively. The Company made no acquisitions in 1993.
(4) Consolidated EBITDA is defined as income before income taxes, minority interest, interest expense, depreciation and amortization, and other non-operating items for the Company and its consolidated subsidiaries. Consolidated EBITDA is not intended to represent net income or cash flows from operating activities in accordance with generally accepted accounting principles and should not be considered a measure of the Company's profitability or liquidity.
(5) Consolidated EBITDA margin is defined as the ratio of Consolidated EBITDA to total revenues.
(6) The ratio of earnings to fixed charges is computed by dividing fixed charges into income before income taxes (after consideration of minority interests in consolidated subsidiaries which have no fixed charges) plus fixed charges. Fixed charges consist of interest expense, including debt issuance costs expensed.
(7) EBITDA is defined as Consolidated EBITDA for the Company, less EBITDA attributable to minority interests in consolidated subsidiaries. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service debt. EBITDA is not intended to represent net income or cash flows from operating activities in accordance with generally accepted accounting principles and should not be considered a measure of the Company's profitability or liquidity.
(8) Includes $11.2 million attributable to the minority interests in consolidated subsidiaries as of December 31, 1997.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

  As of December 31, 1997, the Company had 61 lithotripter operations located in 34 states, of which 18 were wholly-owned, 38 were owned by partnerships or limited liability companies where the Company was general partner or managing member, and five were managed by third parties. Of the Company's 61 lithotripsy operations on December 31, 1997, 52 were wholly-owned or controlled by the Company and therefore fully consolidated in the Company's results of operations with provisions for minority interests where appropriate. Revenues from these fully consolidated operations consist of fees charged to hospitals, patients and third-party payors for lithotripsy services. The remaining nine lithotripters are accounted for using the equity method. Revenues in these cases include management fees paid to the Company and equity income from the Company's ownership interests. For the year ended December 31, 1997, 91% of the Company's lithotripsy revenues were generated from fees charged for lithotripsy services, 7% were derived from management fees, and 2% were derived from equity income. See "--Significant Accounting Policies."

  The Company completed its exit from the diagnostic imaging business in 1994 and has also substantially reduced its cardiac rehabilitation business, which accounted for approximately 1% of the Company's total revenues for the year ended December 31, 1997.

  The Company's rapid growth has resulted primarily from acquisitions of or investments in businesses engaged in providing lithotripsy services. During the period from April 1, 1992 to December 31, 1997, the Company completed 12 acquisitions involving 57 lithotripter operations and developed four new lithotripter operations. The Company believes that the fragmented nature of the lithotripsy industry and changing regulatory environment will result in additional acquisition opportunities in the future. See "Prospectus Summary-- Recent Developments."

  The following table outlines the growth in the Company's number of lithotripters during the periods indicated:

            NUMBER OF LITHOTRIPTERS                 YEAR ENDED DECEMBER 31,
            -----------------------              -----------------------------
                                                 1992 1993 1994 1995 1996 1997
                                                 ---- ---- ---- ---- ---- ----
At beginning of period..........................  --    1    5   13   23   55
Acquired........................................   1    4    7   10   31    4
Developed.......................................  --   --    1   --    1    2
At end of period................................   1    5   13   23   55   61

  The Company has generally not experienced an increase in revenues per lithotripter after its acquisitions as increases in lithotripsy procedures have been offset by general industry-wide declines in rates charged per procedure. However, the Company centralizes certain functions, such as managed care contracting, vendor relations, maintenance and supply contracting and accounting, resulting in increased operating efficiencies and profitability.

  The Company provides lithotripsy services under three types of contracts. Under a wholesale contract, the Company bills and collects from the hospital or surgery center for lithotripsy services provided by the Company to patients. Under a retail contract, the Company bills the patient or the patient's third-party payor a combined fee, which includes all aspects of the procedure, excluding the treating urologist's fee, and the Company then pays the hospital or surgery center a percentage of the collected amount for its services. Under a true-up contract, the Company bills and collects a negotiated fee from the hospital or surgery center, which is then retrospectively reviewed and adjusted based on the payments received by the hospital or surgery center for the corresponding treatments. In recent years the Company has increased the number of its retail contracts, which the Company believes generally result in greater margins per procedure.

  In September 1997, the Company acquired a 75% interest in AK Associates, L.L.C. ("AK"), a provider of products and services for major medical equipment, for $4.8 million plus an earn-out of up to $1.1 million. The remaining 25% of AK is owned by certain members of AK management. For the eight months ended August 31, 1997, the predecessor of AK recognized revenues and EBITDA of approximately $3.5 million and $1.1 million, respectively. For the four month period ending December 31, 1997, revenues from AK were $2.4 million. During

October 1997, the Company began providing thermotherapy services for the treatment of non-cancerous enlargement of the prostate. Neither the thermotherapy services nor AK have significantly impacted earnings to date.

  The Company had approximately $2.8 million of net operating loss carry-forward as of December 31, 1996, which the Company fully utilized in early 1997. As a result of the utilization of the loss carry-forward, the Company's effective federal tax rate in the years ended December 31, 1996 and 1997 was 18% and 28%, respectively, and earnings are expected to be fully taxed at a combined federal and state tax rate of approximately 40% in 1998.

SIGNIFICANT ACCOUNTING POLICIES

  The Company's consolidated financial statements include the accounts of its wholly-owned subsidiaries, entities in which the Company has more than a 50% ownership interest and entities where the Company has control, even though its ownership interest is less than 50%. Investments in entities not controlled by the Company in which the Company's ownership interest is less than 50% are accounted for by the equity method if ownership is between 20%-50%, or by the cost method if ownership is less than 20%.

  The Company records as goodwill the excess of the purchase price over the fair value of the net assets of acquired businesses. Goodwill is amortized over a period not to exceed 40 years using the straight-line method. Goodwill is reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying value of the goodwill, a loss is recognized for the difference between the fair value and carrying value of the goodwill.

  The Company immediately expenses the full amount of debt issuance costs associated with offerings of its securities and the establishment of its credit facilities, including the Senior Credit Facility, the Outstanding Notes and the Exchange Notes offered hereby.

RESULTS OF OPERATIONS

  The following table sets forth certain consolidated financial data as a percentage of total net revenues (unless otherwise noted) for each of the three years ended December 31, 1997.

                                                      PERCENTAGE OF REVENUES
                                                      -------------------------
                                                      YEAR ENDED DECEMBER 31,
                                                      -------------------------
                                                       1995     1996     1997
                                                      -------  -------  -------
Revenues:
 Lithotripsy........................................     95.5%    98.9%    97.0%
 Other..............................................      4.5      1.1      3.0
                                                      -------  -------  -------
  Total Revenues....................................    100.0    100.0    100.0
                                                      -------  -------  -------
Costs and expenses:
 Lithotripsy as a percent of lithotripsy revenues...     27.0     27.8     27.3
 Other as a percent of other revenues...............    144.4     78.8     77.5
 Corporate expenses.................................     11.1      5.9      5.9
                                                      -------  -------  -------
  Total costs and expenses..........................     43.4     34.3     34.7
 Depreciation and amortization......................     13.8     10.3     10.3
                                                      -------  -------  -------
  Operating income..................................     42.9     55.5     55.0
 Interest expense...................................     (5.3)    (8.3)    (7.8)
 Other income (deductions)..........................      3.4     (3.7)     0.4
                                                      -------  -------  -------
  Income before income taxes and minority interest..     41.0     43.5     47.6
Provision for income taxes..........................      3.8      2.8      6.0
Minority interest in consolidated income............      6.1     28.3     26.1
                                                      -------  -------  -------
Net income..........................................     31.1%    12.4%    15.5%
                                                      =======  =======  =======

 COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO YEAR ENDED DECEMBER 31, 1996

  For the year ended December 31, 1997, total revenues increased $23,575,000 (33%) as compared to the same period in 1996. Revenues from lithotripter operations increased by $21,511,000 primarily due to the acquisitions of (i) one lithotripter entity that owned or managed 31 lithotripters throughout the United States effective May 1996, (ii) additional interests in 10 partnerships in January 1997, (iii) one lithotripter entity that owned two lithotripters effective June 1997 and (iv) a 38.25% interest in a lithotripter unit effective May 1997. Revenues from manufacturing were $2,358,000, related to the acquisition of the trailer manufacturer on September 1, 1997. Revenues from cardiac centers decreased $323,000 primarily due to the one sold cardiac center.

  For the year ended December 31, 1997, costs and expenses (excluding depreciation and amortization) increased from 34% to 35% of revenues, and increased $8,486,000 (34%) in absolute terms, compared to the same period in 1996. Costs of services associated with lithotripter operations increased $5,459,000 (27%) in absolute terms primarily due to the acquisitions discussed above, and decreased from 28% to 27% of lithotripter revenues. Expenses from manufacturing were $1,743,000. Cost of services associated with cardiac centers decreased $322,000 (51%) primarily due to the sale of one cardiac center. Corporate expenses were 6% of revenues for both years as the Company was able to successfully grow without proportionately adding overhead. Corporate expenses increased $1,438,000 (34%) primarily due to the additional corporate expenses associated with the acquisitions discussed above.

  For the year ended December 31, 1997, other deductions decreased $1,592,000 primarily due to $3,535,000 in debt issuance and canceled stock offering costs in 1996, compared to only $360,000 which were recorded in 1997, partially offset by an increase in interest expense of $1,500,000 due to borrowings in 1997 related to the acquisitions discussed above.

  Minority interest in consolidated income increased $5,498,000 primarily due to the other ownership interest associated with 21 partnerships in which Lithotripters, Inc. holds a controlling interest. The Company concluded the Lithotripters, Inc. acquisition effective May 1, 1996.

  Provision for income taxes increased $3,799,000 due to the increase in income before income taxes partially offset by the Company fully utilizing its net operating loss and other carryforwards in 1997, which resulted in a reduction in the beginning of year valuation allowance of $2,399,000.

 COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO YEAR ENDED DECEMBER 31, 1995

  Total revenues increased $49,209,000 (212%) as compared to the same period in 1995. Revenues from lithotripter operations increased by $49,449,000 primarily due to the acquisition of (i) an entity that owned or managed 31 lithotripters effective May 1, 1996 (ii) an entity that owned or managed eight lithotripters effective October 1, 1995, and (iii) a 70% interest in an entity that operated one lithotripter, as of July 1, 1995. In addition, the Company acquired a 32.5% interest in an entity that operated one lithotripter in June 1995. Revenues from cardiac centers decreased $240,000 primarily due to four discontinued/sold cardiac centers.

  Costs and expenses (excluding depreciation and amortization) decreased from 43% to 34% of revenues, but increased $14,742,000 (147%) in absolute terms, compared to the same period in 1995. Costs of services associated with lithotripter operations increased $13,943,000 (233%) in absolute terms and from 27% to 28% of lithotripter revenues primarily due to the acquisitions discussed above. Cost of services associated with cardiac centers decreased $873,000 (58%) primarily due to four discontinued/sold cardiac centers. Corporate expenses decreased from 11% to 6% of revenues as the Company was able to successfully grow without proportionately adding overhead. Corporate expenses increased $1,672,000 (65%) primarily due to the additional corporate expenses associated with the acquisition discussed above and the management incentive plans tied to the performance of the Company.

  Other deductions increased $8,251,000 primarily due to (i) the write-off of $2,735,000 in fees paid to lenders to obtain financing, and $800,000 in fees associated with a proposed stock offering that was canceled in August 1996 and
(ii) an increase in interest expense of $4,746,000 due to $74.0 million in new borrowings in 1996 primarily for the Litho Acquisition, effective May 1, 1996.

  Minority interest in consolidated income increased $18,122,000 primarily due to the minority interest associated with the 21 partnerships in which Lithotripters, Inc. holds a controlling interest. The Company concluded the Litho Acquisition effective May 1, 1996.

LIQUIDITY AND CAPITAL RESOURCES

  Cash was $23,770,000 and $20,096,000 at December 31, 1997 and December 31,
1996, respectively. Cash provided by operations was $51,693,000 for the year ended December 31, 1997 and $41,602,000 for the year ended December 31, 1996. The Company's subsidiaries generally distribute all of their available cash quarterly, after establishing reserves for estimated capital expenditures and working capital. For the years ended December 31, 1997 and 1996, the Company's subsidiaries distributed cash of approximately $28,667,000 and $13,440,000, respectively, to minority interest holders.

  The following table details the capital expenditures for the periods reflected:

              CAPITAL EXPENDITURES               YEAR ENDED DECEMBER 31,
              --------------------               -----------------------
                                                  1995    1996    1997
                                                 ------- ------- -------
                                                         (IN THOUSANDS)
Acquisitions.................................... $15,033 $70,129 $20,217
Other...........................................     473   2,526   4,546
                                                 ------- ------- -------
 Total.......................................... $15,506 $72,665 $24,763
                                                 ======= ======= =======

  The Company's acquisitions have been funded by drawings under its bank credit facilities, cash generated from operations and the issuance of shares of its common stock.

  Cash used in financing activities for the year ended December 31, 1997 was $25,070,000, primarily due to distributions to minority interests of $28,667,000 offset by net borrowings of $873,000, and contributions received from minority interests of $2,381,000. Cash provided by financing activities for the year ended December 31, 1996 was $45,572,000, which was primarily due to $58,649,000 million in net borrowings under credit facilities, partially offset by distributions to minority interests of $13,440,000.

  The Company utilized the net proceeds from the sale of the Outstanding Notes in the Initial Offering to repay all of the outstanding indebtedness under its prior credit facility in the approximate aggregate amount of $77.0 million. The balance of the net proceeds from the Initial Offering (approximately $19.0 million) has been used for general working capital purposes or is being held in short-term investments. As of April 20, 1998, the Company replaced the prior credit facility with the Senior Credit Facility. See "Description of Other Indebtedness."

  The Company is currently evaluating its alternatives in light of the Proposed Stark Regulations. While the Company believes the changing regulatory environment may benefit the Company by creating new lithotripsy acquisition opportunities, the Company is reevaluating its historical model for providing lithotripsy and thermotherapy services through operations which include physician-investors and has delayed the organization of physician partnerships that were in various stages of development.

  The Company intends to increase the number of its lithotripsy operations primarily through acquisitions. The Company believes that the fragmented nature of the lithotripsy industry, combined with operational challenges created by increasing regulatory and business complexities, including Stark II, the Illegal Remuneration Statute and similar state laws, will provide significant lithotripsy acquisition opportunities. Where appropriate, the Company will seek to increase its ownership interest in current lithotripsy operations by purchasing interests of urologists and other investors who desire to divest due to concerns over regulatory issues, a desire to realize a return on their investment or retirement. For the year ended December 31, 1997, EBITDA attributable to minority interests in the Company's subsidiaries was approximately $28.6 million. In addition, upon the occurrence of changes in the law that may adversely affect operations, the Company may be required to purchase the interests of physician-investors for certain of the Company Physician Entities, and the Company estimates that, as of December 31, 1997, the aggregate potential cost of all such mandatory purchases would not exceed $6.0 million. See "Prospectus Summary--Recent Deveopments."

  The Company intends to fund the purchase price for such acquisitions using borrowings under the Senior Credit Facility, cash flow from operations and the proceeds of the Outstanding Notes. In addition, the Company may use shares of its common stock in such acquisitions where appropriate. However, there can be no assurance that the Company will be able to consummate such acquisitions or that acquisitions consummated will be or become profitable. See "Risk Factors."

  The Company has announced a stock repurchase program of up to $15.0 million of common stock. As of April 21, 1998, the Company has repurchased 154,000 shares of common stock for a total aggregate consideration of approximately $1.8 million. From time to time, the Company may purchase additional shares of its common stock where, in the judgment of management, market valuations of its stock do not accurately reflect the Company's past and projected results of operations. The Company intends to fund any such purchases using available cash, cash flow from operations and borrowings under the Senior Credit Facility.

  The Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Notes), or to fund planned capital expenditures will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations and anticipated cost savings and revenue growth, management believes that cash flow from operations and available cash, together with available borrowings under the Senior Credit Facility, will be adequate to meet the Company's future liquidity needs for at least the next several years. The Company may, however, need to refinance all or a portion of the principal of the Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the Senior Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or to fund its other liquidity needs. In addition, there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. See "Risk Factors."

INFLATION

  The assets of the Company are not affected by inflation because the Company is not required to make large investments in fixed assets. However, the rate of inflation will affect certain of the Company's expenses, such as employee compensation and benefits.

YEAR 2000 COMPLIANCE

  The Company is aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The "year 2000 problem" is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The Company does not anticipate that it will incur significant operating expenses or be required to invest heavily in computer systems improvements to be year 2000 compliant. However, significant uncertainty exists concerning the potential costs and effects associated with any year 2000 compliance. Any year 2000 compliance problem of either the Company or its vendors, third party payors or customers could have a material adverse effect on the Company's business, results of operations, financial condition and prospects.

                                   BUSINESS

THE COMPANY

  The Company is the largest provider of lithotripsy services in the United States. Lithotripsy is a non-invasive procedure for the treatment of kidney stones, typically performed on an outpatient basis, that eliminates the need for lengthy hospital stays and extensive recovery periods associated with surgery. The Company has 62 lithotripters of which 55 are mobile and seven are fixed site. The Company's lithotripters performed approximately 36,000, or 20%, of the estimated 180,000 lithotripsy procedures in the United States in 1997 through its network of approximately 450 hospitals and surgery centers in 34 states. Approximately 2,300 urologists utilized the Company's lithotripters in 1997, representing 30% of the estimated 7,700 urologists in the U.S. Of these physicians, approximately 1,150 also own minority interests in certain of the Company's lithotripters. In addition, the Company has over 270 contracts with managed care organizations.

  Lithotripters fragment kidney stones by use of extracorporeal shock wave lithotripsy. The Company provides services related to the operation of the lithotripters, including scheduling, staffing, training, quality assurance, maintenance, regulatory compliance and contracting with payors, hospitals and surgery centers. Medical care is rendered by the urologists utilizing the lithotripters. Management believes that the Company has collected the industry's largest and most comprehensive lithotripsy database, containing detailed treatment and outcomes data on over 120,000 lithotripsy procedures. The Company and its associated urologists utilize this database in seeking to provide the highest quality of lithotripsy services as efficiently as possible.

  From 1992 through 1997, the Company completed 12 acquisitions involving 57 lithotripter operations and internally developed five new operations. Forty-eight of the Company's 62 lithotripsy operations were formed by the Company's current directors and managers prior to the Company's acquisition of such operations. Since 1992, the Company has substantially divested its original non-lithotripsy businesses. Lithotripsy revenues have grown from $4.3 million in 1992 to $93.1 million in 1997, representing a compound annual growth rate of approximately 85%. The Company had total revenues and EBITDA of approximately $96.0 million and $33.7 million, respectively, for the year ended December 31, 1997.

INDUSTRY OVERVIEW

  Kidney stones develop from crystals made up primarily of calcium which separate from urine and build up on the inner surfaces of the kidney. The exact cause of kidney stone formation is unclear, and there is no known preventative cure in the vast majority of cases. Approximately 25% of all kidney stones do not pass spontaneously and therefore require medical or surgical treatment. Kidney stone treatments used by urologists include lithotripsy, drug therapy, endoscopic extraction or open surgery. While the nature and location of a kidney stone impacts the choice of treatment, the Company believes the majority of all kidney stones that require treatment are treated with lithotripsy because it is non-invasive, typically requires no general anesthesia, and rarely requires hospital stays. After fragmentation by lithotripsy, the resulting kidney stone fragments pass out of the body naturally. Recovery from the procedure is usually a matter of hours. The Company believes the incidence of kidney stone disease is growing in the United States due to overall growth in the population, the increase in the population of males ages 45-64 years old who experience kidney stones most frequently, and the increasing population in the southern U.S. where kidney stones are most prevalent.

  The market for lithotripsy services is highly fragmented and is comprised of independent service providers (like the Company), hospitals and small physician affiliated partnerships. While the Company operates approximately 17% of the estimated 350 lithotripters currently in use in the United States, the Company believes that the next six largest lithotripsy service companies collectively account for approximately 21% of the country's lithotripters. A substantial percentage of all remaining lithotripters currently in operation are owned through partnerships comprised of professional managers and groups of urologists serving specific geographic markets.

 KIDNEY STONE DISEASE

  The exact cause of kidney stone formation is unclear, although it has been attributed to genetics, diet, climate, metabolism and certain medications. While certain life-style and diet modifications may decrease the incidence of kidney stones, there is no known preventative cure in the vast majority of cases. Approximately 25% of all kidney stones do not pass spontaneously and therefore require medical or surgical treatment. These patients suffer from extreme pain and, without treatment, may develop serious adverse health consequences that, in extreme cases, may lead to renal failure, loss of a kidney or even death. However, through the use of pain medication and other techniques, treatment can be postponed in nearly all cases for several weeks without adverse consequences.

  Kidney stone disease is most prevalent in the southern United States. Men are afflicted with kidney stones more than twice as frequently as women, with the highest incidence occurring in men 45 to 64 years of age.

 TREATMENT METHODS

  A number of kidney stone treatments are used by urologists ranging from non-invasive procedures, such as drug therapy or lithotripsy, to invasive procedures, such as endoscopic extraction or open surgery. The type of treatment a urologist chooses depends on a number of factors, such as the size and chemical make-up of the stone, the stone's location in the urinary system and whether the stone is contributing to other urinary complications such as blockage or infection.

  Certain types of less common kidney stones may be dissolved by drugs which allow normal passage from the urinary system. Stones located in certain areas of the urinary tract may be extracted endoscopically. These procedures commonly require general or local anesthesia and can injure the involved areas of the urinary tract. Frequently, kidney stones are located where they are not accessible by an endoscopic procedure. Prior to the development of lithotripsy, stones lodged in the upper urinary tract were often treated by open surgery or percutaneous stone removal, both major operations requiring an incision to gain access to the stone. After such procedures, the patient typically spends several days in the hospital followed by a convalescence period of three to six weeks. As the technology for treating kidney stones has improved, there has been a shift from more expensive and complicated invasive procedures to safer, more cost efficient and less painful non-invasive procedures, such as lithotripsy.

 EXTRACORPOREAL SHOCK WAVE LITHOTRIPSY

  General. The lithotripter has dramatically changed the course of kidney stone disease treatment since lithotripsy is normally performed on an outpatient basis, often without general anesthesia. Recovery times are generally only a few hours, and most patients can return to work the next day. There are three basic types of lithotripsy treatment currently available: electromagnetic, spark-gap and piezoelectric. A decision regarding which type is used in any instance may depend on several factors, among which are the treating physician's preferences, treatment times, stone location, and anesthesia considerations. The Company has 40 electromagnetic machines, 20 spark-gap machines and one piezoelectric machine.

  Electromagnetic Technology. Most new lithotripters utilize an electromagnetic shock wave component that eliminates the need for disposable electrodes. The use of lithotripters employing electromagnetic technology allows for more precise focusing of shock wave energy and more predictable energy delivery than other lithotripsy technologies, which eliminates the need for anesthesia in most cases. Utilization of systems employing electromagnetic technology usually results in fragmentation of the kidney stone in between 60 and 90 minutes.

  Spark Gap Technology. With these lithotripsy systems, shock waves generated by a disposable high-voltage spark electrode are focused on a kidney stone. Utilization of systems employing spark gap technology usually results in fragmentation of the kidney stone in less than 60 minutes. The use of spark-gap technology often requires the administration of sedatives or intravenous anesthesia care and in some cases requires general anesthesia.

  Piezoelectric Technology. Lithotripters applying piezoelectric technology focus shock waves on the kidney stone using a linear array of ceramic elements. This technology has not been widely adopted, and there are only a few lithotripters utilizing piezoelectric technology operating in the United States.

BUSINESS STRATEGY

  The Company's objective is to become the leading provider of medical related services to urologists in the United States. The Company believes that its reputation and position as the leading provider of lithotripsy services has allowed it to establish strong relationships with physicians, equipment manufacturers, managed care organizations and hospital groups which have strategically positioned it to grow through the introduction of additional services to the urological community. The Company has consistently pursued a policy of growth through acquisitions since it entered the lithotripsy business in 1992 and believes its acquisition experience and ability to leverage its existing infrastructure will allow it to continue to take advantage of future acquisition opportunities. The primary components of the Company's business strategy are as follows:

 GROWTH THROUGH ACQUISITIONS.

  The Company intends to continue to aggressively pursue acquisitions of both large and small lithotripsy service providers. Since October 1995 the Company has acquired two of the three other largest lithotripsy service companies in the United States, and since 1992 the Company has made 12 acquisitions representing a total of 57 lithotripters. The Company believes that the fragmented nature of the lithotripsy industry, combined with operational challenges created by increasing regulatory and business complexities, including Stark II, the Illegal Remuneration Statute and similar state laws, will provide it with significant lithotripsy acquisition opportunities. The Company believes that it is viewed as the preferred acquirer of physician-owned lithotripters because of its focus on the needs of the urological community and its reputation for providing quality service.

 PROVIDE SUPERIOR SERVICE.

  The Company seeks to provide the highest level of service possible to its customers. This includes consistently providing: (i) high quality lithotripter facilities, properly staffed with trained personnel; (ii) convenient scheduling for hospitals and physicians; (iii) proper billing; and (iv) contracting with managed care entities. In addition, the Company offers services not typically provided in the industry including physician training, regulatory compliance, quality assurance and the Company's proprietary outcomes database. Management believes that providing superior service will enable the Company to maintain its existing relationships with hospitals and urologists and attract new relationships.

 MAINTAIN STATE OF THE ART EQUIPMENT.

  The Company has a policy of routine maintenance and periodic upgrades to its lithotripters, which both ensures consistent quality service and maintains its reputation with hospitals and urologists as the leading provider of lithotripsy services. During 1996 and 1997, the Company spent approximately $2 million on a system wide upgrade of substantially all of its 40 electromagnetic lithotripters, which improved performance and decreased average treatment time by up to 30%. This benefited patients by shortening treatment times and benefited hospitals, attending urologists and the Company by effectively increasing capacity.

 LEVERAGE RELATIONSHIPS WITH UROLOGISTS.

  The Company currently provides services to approximately 30% of the estimated 7,700 urologists in the United States and seeks to maintain close relationships with the medical community through its network of local physician advisory boards. The Company believes that it can utilize these relationships and its management expertise to develop new opportunities resulting from technological and other advances in affiliated urology businesses, including new therapeutic services relating to prostate disease and other urological disorders. As an example, in October 1997, the Company began providing thermotherapy services for the treatment of non-cancerous enlargement of the prostate through a mobile service operation located in North Carolina.

ACQUISITIONS

  The Company's rapid growth has resulted primarily from acquisitions of or investments in businesses engaged in providing lithotripsy services. During the period from April 1, 1992 to December 31, 1997, the Company completed 12 acquisitions involving 57 lithotripter operations and developed four operations. The Company's growth strategy has historically focused on the acquisition of profitable and well managed lithotripsy operations. The Company believes that the fragmented nature of the lithotripsy industry and the changing regulatory environment, including Stark II, the Illegal Remuneration Statute and similar state laws, will likely result in future acquisition opportunities.

  Because its operations are spread over 34 states and given the importance of maintaining positive relationships with local urologists and hospitals, the Company generally retains local management and related functions where no clear economies of scale exist. However, certain functions, such as managed care contracting, vendor relations, maintenance and supply contracting, and accounting, have been centralized where obvious benefits have been identified. Furthermore, the Company has implemented a regional management structure whereby a senior manager oversees all related business functions in each of the Company's four geographic service areas, enhancing oversight, operating efficiencies and profitability.

LITHOTRIPSY OPERATIONS

  The Company manages the operation of 57 of its 62 lithotripters and the remaining five are operated by certain of the founding physician-investors in these operations. All of its lithotripters are operated in connection with hospitals or surgery centers. The Company operates its lithotripters either as the general partner or managing member of a limited partnership or limited liability company, or through a wholly-owned subsidiary. The Company provides a full range of management and other non-medical support services to the lithotripsy operations, while medical care is provided by urologists utilizing the facilities and certain medical support services are provided by the hospital or surgery center. Urologists are investors in 44 of the 62 operations. See "Government Regulation and Supervision."

 MANAGEMENT SERVICES

  In general, the Company provides turn-key management services to its lithotripsy operations, including the following:

  .  routing and scheduling of mobile lithotripters;

  .  centralized patient scheduling;

  . pre-procedure insurance verification and post procedure billing and collection;

  . arranging for the hiring, training and continuing education of lithotripsy nurses and radiology technicians;

  . negotiating contracts with hospitals, surgery centers and all types of payors;

  . monitoring regulatory, legal and legislative issues affecting operations and arranging Certificate of Need preparation, testimony and support;

  .  performing satisfaction surveys with hospitals, physicians and patients;

  .  providing patient education materials;

  . arranging for consultation services from leading lithotripsy experts to treating physicians via a toll free telephone number;

  . as necessary, providing for the training and certification of urologists in the use of lithotripters;

  .  maintaining the Company's proprietary outcomes database; and

  . providing quality assurance, utilization review and continuing medical education for hospitals and physicians.

  The breadth of these services greatly differentiates the Company from its competitors and helps to strengthen relationships with urologists, hospitals and managed care providers.

 LITHOTRIPSY FACILITIES

  The Company currently outsources its equipment maintenance needs and has not experienced significant interruptions in operations. In addition, the Company continues to upgrade its lithotripters as technological advances are developed and proven to enhance the quality of care and increase efficiency in operations. The Company's recent upgrades to its electromagnetic lithotripters allow for use of higher energy levels reducing the usual treatment time by up to 30% which has significantly increased capacity on these machines. The Company does not anticipate that any of its existing machines will need to be replaced or will become obsolete in the foreseeable future.

  Mobile Lithotripsy. Of the Company's 62 lithotripters, 55 are mobile units mounted in tractor-trailers or self-contained coaches serving locations in 34 states. The typical cost of a mobile lithotripter (including the coach) can range from $400,000 to $1,200,000. Mobile lithotripsy services are widely accepted and are utilized by most physicians, hospitals and patients. The increased convenience of bringing the mobile unit to the physician and patient has greatly enhanced the use of lithotripsy over alternative invasive treatment methods. In addition, few hospitals in the United States have the patient volume to justify the purchase and operation of an in-house system. Typically, a mobile unit will have a scheduled route of stops, visiting each hospital or surgery center from one to eight times per month. Most lithotripsy patients can delay the need for immediate treatment through the use of pain medication and can be scheduled to have their procedure in a timely manner without risk. In some locations, the Company has developed a flexible schedule that allows units to move between locations more than once per day, providing for greater flexibility to accommodate both physicians and patients.

  Fixed Site Lithotripsy. The Company also operates seven fixed site lithotripters in six states. All of the Company's fixed lithotripsy units are located and operated in conjunction with a hospital or surgery center. Most of these locations are in major metropolitan markets where the population can support such an operation. Fixed site lithotripters generally cannot be economically justified in other locations.

PROPRIETARY OUTCOMES DATABASE

  The Company believes that it maintains the most comprehensive quality outcomes database and information system in the lithotripsy services industry. The Company has detailed information on over 120,000 procedures covering patient demographic information and medical condition prior to treatment, the clinical and technical parameters of the procedure and resulting outcomes. Information is collected before, during and up to three months after the procedure through internal data collection by doctors, nurses and technicians and through patient questionnaires. Because consistency is a key factor in organizing and evaluating this data, it is collected at a centralized location which disperses results to management and affiliated urologists on a regular basis.

  This information benefits the physician and patient by giving them comparable information that helps to establish standard treatments and improve the quality of their care. Hospitals value the availability of clinical and regulatory information which improves the effectiveness of their quality assurance programs. Consequently, the Company is able to strengthen its relationships with referring physicians and hospitals and become more efficient in its contract negotiations with both hospitals and managed care organizations.

PHYSICIAN RELATIONS AND MARKETING

  Of the 2,300 urologists which utilized the Company's lithotripters in 1997, approximately 1,150 have invested in 44 of the Company's 62 lithotripsy operations. The Company markets its services to urologists by providing (i) top quality, well-maintained facilities and equipment, (ii) well-trained lithotripsy nurses and radiology technicians, (iii) professional management and a full range of support services and (iv) convenient scheduling, all of which enable the urologists to focus on the practice of medicine. The Company believes that its reputation and management experience, as well as "word-of-mouth" marketing from urologists currently utilizing its facilities, also play a significant role in attracting and retaining urologists.

  In all of its operations, the Company seeks to maintain strong relationships with its referring physicians. In most locations, the Company has established local physician advisory boards that meet periodically to discuss the provision and quality of services, financial performance and other factors with management that may impact operations.

CONTRACTS FOR LITHOTRIPSY SERVICES

  The Company contracts for its lithotripsy services with hospitals and surgery centers for utilization by urologists practicing at these facilities. The Company markets to such facilities by providing well-maintained and conveniently scheduled equipment for the use of the facility's doctors and patients and by providing a full range of administrative and support services that enable the facility to provide higher quality and more efficient care. The Company believes that its reputation and management experience, together with input from urologists who wish to utilize the Company's facilities, also provide significant incentives for hospitals and surgery centers to contract with the Company.

  The Company's service agreements, which generally have initial terms of one to five years with automatic renewal provisions, provide for the three basic types of billing arrangements described below. Because approximately 47% of the Company's billings are directly to hospitals or surgery centers, the Company has historically recorded a rate of collection and days sales outstanding of receivables that is more favorable than those typically associated with other segments of the healthcare industry. In all instances, urologists who perform lithotripsy procedures bill separately for their professional fees.

 WHOLESALE CONTRACTS

  Under a wholesale contract, the Company bills and collects from the hospital or surgery center for lithotripsy services provided by the Company to patients. The rates charged under these arrangements vary and may be based on the number of procedures performed in a specific period or may be based on different rates depending on whether the patient is covered by private insurance or government payment plans or is a private pay patient. The hospital or surgery center is responsible for billing and collecting from the patient or third-party payor directly. Approximately 42% of the Company's fee revenue comes from wholesale contracts.

 RETAIL CONTRACTS

  Under a retail contract, the Company bills the patient or the patient's third-party payor a combined fee, which includes all aspects of the procedure, excluding the treating urologist's fee. The Company then pays the hospital or surgery center a percentage of the collected amount for its services. Contracts of this type are advantageous to the Company because they provide it with considerable market feedback concerning reimbursement rates, which the Company utilizes when negotiating with hospitals, surgery centers and managed care organizations. Approximately 53% of the Company's fee revenue comes from retail contracts.

 TRUE-UP CONTRACTS

  Under a true-up contract, the Company bills and collects a negotiated fee from the hospital or surgery center, which is then retrospectively reviewed and adjusted based on the payments received by the hospital or surgery center for the corresponding treatments. The hospital or surgery center is responsible for billing and collecting from the patient or third-party payor directly, which forms the basis for any true-up. Approximately 5% of the Company's fee revenue comes from true-up contracts.

COMPETITION

  The market to provide lithotripsy services is highly fragmented and competitive. The Company competes with other private facilities and medical centers that offer lithotripsy services and with hospitals, clinics and individual medical practitioners that offer conventional medical treatment for kidney stones. Certain of the Company's current and potential competitors have substantially greater financial resources than the Company and may compete with the Company for acquisitions and development of operations in markets targeted by the Company. A decrease in the purchase price of lithotripters as a result of the development of less expensive lithotripsy equipment could decrease the Company's competitive advantage. Most of the Company's lithotripsy services agreements have matured past their initial terms and are now in annual renewal terms or are on a month-to-month basis. Another significant provider of lithotripsy services is also a manufacturer of lithotripsy equipment, which may create different incentives for such provider in pricing lithotripsy services. Moreover, while the Company believes that lithotripsy has emerged as the superior treatment for kidney stone disease, the Company competes with alternative kidney stone disease treatments. See "Business--Industry Overview" and "Risk Factors--Competition."

NEW LINES OF BUSINESS

  In September 1997, the Company, through its acquisition of a 75% interest in AK, began providing manufacturing services and installation, upgrade, refurbishment and repair of major medical equipment for mobile medical services providers. This acquisition increases the Company's ability to ensure access to quality mobile medical facilities, and refurbishment of its currently owned facilities, at competitive prices. The acquisition also allows the Company to explore the market for providing products and services for major medical equipment manufacturers. The Company did not receive significant revenues from AK during 1997.

  In October 1997, the Company began providing thermotherapy services for the treatment of benign prostatic hyperplasia ("BPH"). BPH is the non-cancerous enlargement of the prostate, a condition common in men over age 60. Thermotherapy uses microwaves to apply heat to the prostate, resulting in relief of the symptoms of BPH without damaging surrounding tissues. Thermotherapy relieves the symptoms of BPH without incurring the risks of complications often associated with surgery and more invasive procedures. The Company operates one mobile thermotherapy device servicing hospitals and surgery centers in eastern North Carolina, and has been granted an unrestricted license to provide thermotherapy services with a second mobile system in southern California. The Company intends to evaluate the success of its thermotherapy operations and may expand such operations in the future. The Company did not receive significant revenues from this activity during 1997.

  The Company also is evaluating business opportunities involving physician practice management services. Management believes that the skills and expertise required to manage its lithotripsy business are very similar to those required for the management of physician practices.

GOVERNMENT REGULATION AND SUPERVISION

  The Company is subject to extensive regulation by both the federal government and the states in which the Company conducts its business. The Company is subject to the Illegal Remuneration Statute, which imposes civil and criminal sanctions on persons who solicit, offer, receive or pay any remuneration, directly or indirectly, for referring, or arranging for the referral of, a patient for treatment that is paid for in whole or in part by Medicare, Medicaid or similar government programs. The federal government has published regulations that provide exceptions or a "safe harbor" for certain business transactions. Transactions that are structured within the safe harbors are deemed not to violate the Illegal Remuneration Statute. Transactions that do not satisfy all elements of a relevant safe harbor do not necessarily violate the Illegal Remuneration Statute, but may be subject to greater scrutiny by enforcement agencies. The arrangements between the Company and the partnerships and other entities in which it owns an indirect interest and through which the Company provides most of its lithotripsy services (and the corresponding arrangements between such partnerships and other entities and the treating physicians who own interests therein and who use the lithotripsy facilities owned by such partnerships and other entities) could potentially be questioned under the illegal remuneration prohibition and may not fall within the protection afforded by these safe harbors. Many states also have laws similar to the Federal Illegal Remuneration Statute. While failure to fall within the safe harbors may subject the Company to scrutiny under the Illegal Remuneration Statute, such failure does not constitute a violation of the Illegal Remuneration Statute. Nevertheless, these illegal remuneration laws, as applied to activities and relationships similar to those of the Company, have been subjected to limited judicial and regulatory interpretation, and the Company has not obtained or applied for any opinion of any regulatory or judicial authority that its business operations and affiliations are in compliance with these laws. Therefore, no assurances can be given that the Company's activities will be found to be in compliance with these laws if scrutinized by such authorities.

  In addition to the Illegal Remuneration Statute, Stark II imposes certain restrictions upon referring physicians and providers of certain designated health services under the Government Programs. Subject to certain exceptions, Stark II provides that if a physician (or a family member of a physician) has a financial relationship with an entity: (i) the physician may not make a referral to the entity for the furnishing of designated health services reimbursable under the Government Programs; and (ii) the entity may not bill Government Programs, any individual or any third-party payor for designated health services furnished pursuant to a prohibited referral. The prohibitions of Stark II only apply to the treatment of Government Program patients, and have no application to services performed for non-government program patients. Entities and physicians committing an act in violation of Stark II will be required to refund amounts collected in violation of the statute and also are subject to civil money penalties and exclusion from the Government Programs. Of the Company's lithotripsy revenues for the year ended December 31, 1997, 77% were attributable to affiliates of the Company having referring physician-investors. Urologists are investors in 44 of the Company's 62 lithotripsy operations, and the two Company affiliates engaged in thermotherapy services have referring physician-investors.

  Many key terms in Stark II are not adequately defined and the statute is silent regarding its application to vendors, such as the Company Physician Entities, contracting "under arrangements" with hospitals for the provision of outpatient services. Since the passage of Stark II, the Company, interpreted Stark II consistent with the informal view of the General Counsel for Health and Human Services, and concluded that the statute did not apply to its method of conducting business. Based upon a reasonable interpretation of Stark II, by referring a patient to a hospital furnishing the outpatient lithotripsy or thermotherapy services "under arrangements" with the Company Physician Entity, a physician investor in a Company Physician Entity is not making a referral to an entity (the hospital) in which they have an ownership interest.

  On January 9, 1998, the federal government published the Proposed Stark Regulations. By clarifying certain ambiguities and defining certain statutory terms, the Proposed Stark Regulations and accompanying commentary apply the physician referral prohibitions of Stark II to the Company Physician Entities' practice of contracting "under arrangements" with hospitals for treatment and billing of Government Program patients. Only hospitals can bill the Government Programs for lithotripsy and thermotherapy services; thus contracting under arrangements with hospitals was the way the Company Physician Entities economically participated in the treatment of Government Program patients. Absent a restructuring of traditional operations, to comply with the government's interpretation of Stark II, the physician-investors will be prohibited from referring Government Program patients to the hospitals contracting with the Company Physician Entities. The Company cannot predict when final Stark II regulations will be issued or the substance of the final regulations, but the interpretive provisions of the Proposed Stark Regulations may be viewed as the federal government's interim enforcement position until final regulations are issued. Restructuring traditional operations may reduce Company revenues and limit future growth by (i) reducing or eliminating revenues attributable to the treatment of Government Program patients by Company Physician Entities, (ii) reducing revenues from the treatment of non-government patients by Company Physician Entities due to physician, hospital and third-party payor anxiety and concern created by the Proposed Stark Regulations, (iii) requiring the Company Physician Entities to restructure their operations to comply with Stark II and the Proposed Stark Regulations,
(iv) restricting the acquisition or development of additional lithotripsy or thermotherapy operations that will both treat Government Program patients and have referring physician-investors, (v) impairing the Company's relationship with urologists and (vi) otherwise materially adversely impacting the Company.

  In addition, upon the occurrence of changes in the law that may adversely affect operations, the Company is required to purchase the interests of physician-investors for certain of the Company Physician Entities. These mandatory purchase obligations require the payment by the Company of a multiple of earnings similar to multiples used by the Company in pricing the original acquisition of such interests. The Company estimates that, as of December 31, 1997, the aggregate potential cost of all such mandatory purchases would not exceed $6 million. To the extent the Company is required to purchase such interests, such purchases might cause a default under the terms of the Company's Senior Credit Facility, impair the Company's relationship with urologists and otherwise have a material adverse impact on the Company. Regulatory developments, such as Stark II, might also dictate that the Company purchase all the interests of its physician-investors, regardless of any contractual requirements to do so, or substantially alter its business and operations to remain in compliance with applicable laws. Accordingly, there can be no assurance that the Company will not be required to change its business practices or its investment relationships with urologists or that the Company will not experience a material adverse effect as a result of any challenge made by a federal or state regulatory agency. In addition, there can be no assurance that physician-investors who, voluntarily or otherwise, divest of their interests in Company Physician Entities will continue to refer patients at the same rate or at all. See "Business--Lithotripsy Operations," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," and "Description of Other Indebtedness."

  Many states currently have laws similar to Stark II that restrict a physician with a financial relationship with an entity from referring patients to that entity. Often these laws contain statutory exceptions for circumstances where the referring physician, or a member of his practice group, treats their own patients. States also commonly require physicians to disclose to patients their financial relationship with an entity. The Company believes that it is in material compliance with these state laws. Nevertheless, these state self-referral laws, as applied to activities and relationships similar to those of the Company, have been subjected to limited judicial and regulatory interpretation, and the Company has not obtained or applied for any opinion of any regulatory or judicial authority that its business operations and affiliations are in compliance with these laws. Therefore, no assurances can be given that the Company's activities will be found to be in compliance with these laws if scrutinized by such authorities.

  Some states require approval, usually in the form of a certificate of need ("CON"), prior to the purchase of major medical equipment exceeding a predesignated capital expenditure threshold or for the commencement of certain clinical health services. Such approval is generally based upon the anticipated utilization of the service and the projected need for the service in the relevant geographical area of the state where the service is to be provided. CON laws differ in many respects, and not every state's CON law applies to the Company. Most of the Company's operations originated in states which did not require a CON for lithotripsy services, and the Company has obtained a CON in states where one is required. Some states also require registration of lithotripters with the state agency which administers its CON program. Such registration is not subject to any required approval, but rather is an administrative matter imposed so that the state will be aware of all existing clinical health services. The Company registers in those states which require these filings.

  All states in which the Company operates require registration of the fluoroscopic x-ray tubes which are utilized to locate the kidney stones treated with the Company's lithotripters. The registration requirements are imposed in order to facilitate periodic inspection of the fluoroscopic tubes.

  Some states have regulations that require facilities such as mobile lithotripters to be licensed and to have appropriate emergency care resources and qualified staff meeting the stated educational and experience criteria. The Company's lithotripsy equipment is subject to regulation by the U.S. Food & Drug Administration, and the motor vehicles utilized to transport the Company's mobile lithotripsy equipment are subject to safety regulation by the U.S. Department of Transportation and the states in which the Company conducts its mobile lithotripsy business. The Company believes that it is in material compliance with these regulations.

  Except as provided herein, the Company believes it complies in all material respects with the foregoing laws and regulations, and all other applicable regulatory requirements; however, these laws are complex and have been broadly construed by courts and enforcement agencies. Thus, there can be no assurance that the Company will not be required to change its practices or its relationships with treating physicians who are investors in the Company Physician Entities, or that the Company will not experience material adverse effects as a result of any investigations or enforcement actions by a federal or state regulatory agency. Further, the Company acknowledges that the Proposed Stark Regulations apply the physician referral prohibitions of Stark II to the Company Physician Entities' practice of contracting under arrangements with hospitals for the treatment and billing of Medicare and Medicaid patients. As a consequence, the Company Physician Entities will have to restructure or modify their business practices in order to comply with the Stark II statute as interpreted by the Proposed Stark Regulations.

  A number of proposals for healthcare reform have been made in recent years, some of which have included radical changes in the healthcare system. Health care reform could result in material changes in the financing and regulation of the healthcare business, and the Company is unable to predict the effect of such changes on its future operations. It is uncertain what legislation on healthcare reform, if any, will ultimately be implemented or whether other changes in the administration or interpretation of governmental healthcare programs will occur. There can be no assurance that future healthcare legislation or other changes in the administration or interpretation of governmental healthcare programs will not have a material adverse effect on the results of operations of the Company.

REGULATORY BUSINESS CONSIDERATIONS

  The Company is currently evaluating its alternatives in light of the Proposed Stark Regulations. While these regulations may have a material adverse effect on the Company, the Company believes the changing regulatory environment may benefit the Company by creating new lithotripsy acquisition opportunities at attractive prices and by creating opportunities for the Company to pursue physician practice acquisitions and practice management services.

  The Proposed Stark Regulations may create acquisition opportunities with respect to both non-affiliated physician owned operations and the interests of physician-investors in the Company Physician Entities. Additionally, the regulatory restrictions could lessen competition from treating physicians who might otherwise seek to acquire their own lithotripsy facilities. However, due to the Proposed Stark Regulations, the Company is reevaluating its historical model for providing lithotripsy and thermotherapy services through operations which include physician-investors and has delayed the organization of physician partnerships that were in various stages of development.

  The Proposed Stark Regulations contain certain exceptions for large integrated physician practice groups and the Company is evaluating opportunities to develop and expand working relationships with such groups. In addition, the Company will continue to evaluate opportunities to provide lithotripsy and thermotherapy services through operations that do not involve physician-investors. If the Proposed Stark Regulations are not enacted, or are enacted in a form which allows for the interests of referring physician-investors, the Company will continue to develop and acquire new lithotripsy and thermotherapy operations in partnership with urologists.

LEGAL PROCEEDINGS

  From time to time, the Company may be named as a party to litigation proceedings incidental to its business. The Company does not believe the outcome of any such litigation is likely to have a material adverse effect on its business, financial condition or results of operations.

PROPERTIES

  The Company leases approximately 5,575 square feet of office space for its executive offices in Austin, Texas, under a lease expiring in 1999 and approximately 11,000 square feet of office space in Fayetteville, North Carolina, under two leases expiring in 2001. The Company believes its facilities are adequate for its reasonably foreseeable needs. The Company leases approximately 24,000 square feet of manufacturing and office space for AK under a lease expiring in 2000.

EMPLOYEES

  The Company has approximately 330 employees. None of these employees are subject to a collective bargaining agreement and the Company has experienced no work stoppages. The Company believes that its employee relations are good.

                                  MANAGEMENT

  The following table sets forth certain information regarding the Company's directors and executive officers including their respective ages, as of April 29, 1998.

                NAME              AGE POSITION(S)
                ----              --- -----------
   Kenneth S. Shifrin............  49 Chairman of the Board
   Joseph Jenkins, M.D., J.D. ...  50 President, Chief Executive Officer and
                                      Director
   Michael Madler................  39 Sr. Vice President--Operations
   Dan Myers, M.D. ..............  49 Sr. Vice President--Development
   Cheryl Williams...............  46 Chief Financial Officer, Vice President--
                                      Finance and Secretary
   Stan D. Johnson...............  44 Vice President
   Paul R. Butrus................  57 Director
   William E. Foree, M.D. .......  66 Director
   Irwin Katz....................  78 Director
   John A. McEntire..............  36 Director
   William A. Searles............  55 Director
   Michael J. Spalding, M.D. ....  57 Director

  Mr. Shifrin has been Chairman of the Board and a director of the Company since October 1989. In addition, Mr. Shifrin has served in various capacities with APS since February 1985, and is currently Chairman of the Board and Chief Executive Officer of APS.

  Dr. Jenkins has been President and Chief Executive Officer and a director of the Company since April 1996. From May 1990 until December 1991, Dr. Jenkins was a Vice President of Lithotripters, Inc. Since January 1992, Dr. Jenkins has been President of Lithotripters, Inc. Dr. Jenkins is a board certified urologist and is a founding member, a past president and currently a director of the American Lithotripsy Society.

  Mr. Madler has been Sr. Vice President--Operations of the Company since August 1996. From July 1993 to August 1996, Mr. Madler was Vice President-- Operations of the Company. Previously, Mr. Madler was Vice President of Operations of American Health Services Corp., a diagnostic imaging company, from July 1991 to June 1993. He was employed by the Company from 1985 to 1991, most recently as its Vice President of Operations.

  Dr. Myers has been Sr. Vice President--Development of the Company since August 1996. Dr. Myers is a board certified urologist and was a Vice President of Lithotripters, Inc. from January 1990 until it was acquired by the Company in April 1996.

  Ms. Williams has been Chief Financial Officer, Vice President--Finance and Secretary of the Company since October 1989. Ms. Williams was Controller of Fairchild Aircraft Corporation from August 1988 to October 1989. From 1985 to 1988, Ms. Williams served as the Chief Financial Officer of APS Systems, Inc., a wholly-owned subsidiary of APS.

  Mr. Johnson has been a Vice President of the Company and President of Sun Medical Technologies, Inc. ("Sun"), a wholly-owned subsidiary of the Company, since November 1995. Mr. Johnson was the Chief Financial Officer of Sun from 1990 to 1995.

  Mr. Butrus has been a director of the Company since September 1992. Mr. Butrus is also an Executive Vice President and a director of MAIC Holdings, Inc. ("MAIC") and its wholly-owned subsidiary, Mutual Assurance, Inc. ("Mutual Assurance"), and has served in such positions since 1991. Mutual Assurance is a property and casualty insurance company.

  Dr. Foree has been a director of the Company since October 1993. Dr. Foree is a board certified urologist and has been practicing medicine since 1965.

  Mr. Katz has been a director of the Company since 1986. From 1952 until his retirement in January 1987, Mr. Katz was a partner with Katz, Sapper & Miller, Certified Public Accountants.

  Mr. McEntire has been a director of the Company since September 1996. Mr. McEntire is currently managing partner of M2 Capital Partners, a private equity investment firm. From August 1994 to December 1996, Mr. McEntire served as Vice President of Strategic Planning and Corporate Development for Parker and Parsley Petroleum, Inc., an oil and gas exploration company. Prior to 1994, Mr. McEntire spent ten years in commercial banking and corporate finance.

  Mr. Searles has been a director of the Company since October 1989. He is an independent business consultant and from 1981 to 1989 was associated with Bear, Stearns & Co., Inc., an investment banking firm, most recently as an Associate Director/Limited Partner. He currently serves as a director of APS.

  Dr. Spalding has been a director of the Company since October 1993. Dr. Spalding is a board certified urologist and has been practicing medicine since 1973. Dr. Spalding was the Chairman of Tennessee Valley Lithotripters, which was acquired by the Company in 1993.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company has established an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent public accountants, reviewing with such accountants the plans for and the results and scope of their auditing engagement and certain other matters relating to their services to the Company, including matters relating to the independence of such accountants. The Compensation Committee makes recommendations to the Board of Directors with respect to the compensation of executive officers, including issuance of options under the Option Plan. The Nominating Committee has primary responsibility for nominating persons for election to the Board of Directors. Mr. Katz and Dr. Foree serve on the Audit Committee, Dr. Spalding and Mr. Searles serve on the Compensation Committee, and Mr. Katz, Mr. Butrus and Mr. Searles serve on the Nominating Committee.

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

  Set forth below is information concerning aggregate compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers who received in excess of $100,000 in salary and bonuses during any of the last three fiscal years (collectively, the "Named Executives").

                                                          LONG-TERM
                                                        COMPENSATION
                                                           AWARDS
                                   ANNUAL COMPENSATION   SECURITIES
                                  ---------------------  UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY($) BONUS($)(1) OPTIONS(#)(2) COMPENSATION($)(3)
---------------------------  ---- --------- ----------- ------------- ------------------
Kenneth S. Shifrin........   1997  183,336    327,709       25,000             696
  Chairman of the Board      1996  115,225    178,947      100,000             696
                             1995  112,500     68,425           --             696
Joseph Jenkins, M.D.(4)...   1997  325,000     90,000       25,000           4,750
  President and Chief
   Executive Officer         1996  243,750         --       75,000              --
Michael Madler............   1997  150,000    158,758       25,000           5,014
  Sr. Vice President--
   Operations                1996  150,000    178,947       50,000           2,268
                             1995  150,000     68,425           --          37,081
Dan Myers, M.D. ..........   1997  180,000     50,000       25,000           4,750
  Sr. Vice President--
   Development               1996  135,000         --       50,000              --
Cheryl Williams...........   1997  100,000    178,533       25,000           5,272
  Chief Financial Officer,   1996   83,653    178,947       90,000           2,407
  Vice President--Finance
   and Secretary             1995   80,736     68,425           --             228
Stan Johnson..............   1997  165,006         --        5,000           4,750
  Vice President             1996  173,733         --           --           5,029

-----------------
(1) Reflects bonuses paid during the year.
(2) Options to acquire common stock.
(3) Consists of life insurance premiums paid and Company contributions to 401(k) plan during the fiscal year. Also reflects moving expenses reimbursed to Mr. Madler in the amount of $36,905.
(4) Dr. Joseph Jenkins was elected to the Board of Directors and appointed President and Chief Executive Officer of the Company in April 1996. Under his employment agreement with the Company, Dr. Jenkins will receive an annual salary of not less than $325,000 and will be entitled to receive a performance bonus and stock options at the discretion of the Company's Board of Directors.

OPTION GRANTS DURING 1997

  The following table provides information related to options granted to the Named Executives during 1997.

                                                                      POTENTIAL REALIZABLE
                                                                        VALUE AT ASSUMED
                        NUMBER OF   PERCENT OF                       ANNUAL RATES OF STOCK
                        SECURITIES TOTAL OPTIONS                       PRICE APPRECIATION
                        UNDERLYING  GRANTED TO   EXERCISE              FOR OPTION TERM(1)
                         OPTIONS   EMPLOYEES IN  PRICE(2) EXPIRATION ----------------------
         NAME           GRANTED(#)  FISCAL YEAR   ($/SH)     DATE      5%($)      10%($)
         ----           ---------- ------------- -------- ---------- ---------- -----------
Kenneth S. Shifrin.....   25,000          6%      $10.50   07/01/02      72,524     160,259
  Chairman of the Board
Joseph Jenkins, M.D....   25,000          6%      $10.50   07/01/02      72,524     160,259
  President and Chief
   Executive Officer
Michael Madler.........   25,000          6%      $14.31   09/11/02      98,840     218,410
  Sr. Vice President--
   Operations
Dan Myers, M.D.........   25,000          6%      $14.31   09/11/02      98,840     218,410
  Sr. Vice President--
   Development
Cheryl Williams........   25,000          6%      $14.31   09/11/02      98,840     218,410
  Chief Financial
   Officer,
   Vice President--
   Finance and
   Secretary
Stan Johnson...........    5,000          1%      $10.50   03/19/03      14,505      32,052
  Vice President

-----------------
(1) The dollar amounts in these columns represent potential value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the market price of the Company's common stock appreciates in value from the date of grant at the 5% and 10% annual appreciation rates prescribed by the regulation, and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's common stock.
(2) The exercise price of the option was equal to the fair market value of the common stock on the date of the grant.

OPTION EXERCISES DURING 1997 AND OPTION VALUES AT DECEMBER 31, 1997

  The following table provides information related to options exercised by the Named Executives during 1997 and the value of options held at December 31, 1997. The Company does not have any outstanding stock appreciation rights.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED            IN-THE-MONEY
                           SHARES                       OPTIONS/SARS AT FISCAL       OPTIONS/SARS AT FISCAL
                          ACQUIRED                             YEAR-END                  YEAR-END($)(2)
                             ON          VALUE      ------------------------------- -------------------------
          NAME           EXERCISE(#) REALIZED($)(1) EXERCISABLE(#) UNEXERCISABLE(#) EXERCISABLE UNEXERCISABLE
          ----           ----------- -------------- -------------- ---------------- ----------- -------------
Kenneth S. Shifrin......       --            --        150,000          75,000       1,387,500     118,750
Joseph Jenkins, M.D.....       --            --         12,500          87,500          12,500      93,750
Stan Johnson............    8,000        57,500          8,000          29,000          62,080     202,490
Michael Madler..........       --            --         60,833          74,167         417,500     215,000
Dan Myers, M.D. ........       --            --         12,500          62,500          12,500      12,500
Cheryl Williams.........       --            --         85,333          76,667         694,788      92,150

-----------------
(1) Calculated by subtracting the per share exercise price of the option from the closing price for the Company's common stock on the date of exercise and multiplying the difference by the number of shares of common stock purchased upon the exercise of the option.
(2) Calculated by subtracting the per share exercise price of the option from the closing price for the Company's common stock on December 31, 1997 ($13.75) and multiplying the difference by the number of shares of common stock underlying the option.

COMPENSATION OF DIRECTORS

  The Company pays Dr. Foree, Mr. Katz, Mr. McEntire, Mr. Searles and Dr. Spalding a monthly fee of $1,250 for serving as directors. The Company's directors are also eligible to receive stock options under the Company's Option Plan. The Company's directors receive reimbursement of all ordinary and necessary expenses incurred in attending any meeting of the Board of Directors or any committee of the Board of Directors.

OTHER COMPENSATION AND RELATED ARRANGEMENTS

 EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements with Joseph Jenkins, M.D., President and Chief Executive Officer of the Company and Stan D. Johnson, a Vice President of the Company. Dr. Jenkins is currently paid $325,000 per year and Mr. Johnson is currently paid $165,000 per year under such agreements. Each of these agreements provides for the payment of basic salary amounts, performance bonuses and other customary benefits. Dr. Jenkins' employment agreement provides for his employment through April 30, 1998 and Mr. Johnson's employment agreement provides for his employment through September 30, 1998. The Company currently anticipates that Dr. Jenkins will remain with the Company in the same capacity and at the same compensation level after the expiration of his employment agreement. Each of the agreements entitles such individual to receive severance payments if the Company terminates such individual's employment without cause. Mr. Johnson would be entitled to receive an amount equal to the lesser of $165,000 or the amount of salary otherwise payable to Mr. Johnson through September 30, 1998. Dr. Jenkins and Mr. Johnson may terminate their employment agreements with the Company with or without cause by providing sixty days prior written notice to the Board of Directors.

 NONCOMPETITION AGREEMENTS

  The Company has entered into noncompetition agreements with Dr. Jenkins, Mr. Johnson, Dr. Foree, Dr. Spalding, and Dr. Myers. While the terms of such agreements vary, they generally provide that each such person, during the period specified in his agreement, will not own, manage or control any business that competes with the Company and will not advise a customer or supplier of the Company to cancel or curtail its dealings with, or influence any employee of the Company to terminate his or her employment with, the Company.

 INDEMNITY AGREEMENTS

  The Company has entered into indemnity agreements with a number of persons who either are or have been officers, directors or key employees of the Company, including Mr. Shifrin, who is Chairman of the Board and a director of the Company; Dr. Jenkins, who is President and Chief Executive Officer and a director of the Company; Mr. Butrus, Dr. Foree, Mr. Katz, Mr. McEntire, Mr. Searles, and Dr. Spalding, who are directors of the Company; and Mr. Johnson, Ms. Williams, Mr. Madler, and Dr. Myers, who are officers of the Company. The agreements generally provide that, to the extent permitted by law, the Company must indemnify each such person for judgments, expenses, fines, penalties and amounts paid in settlement of claims that result from the fact that such person was an officer, director or employee of the Company. In addition, the Company's and certain of its subsidiaries' certificates of incorporation provide for certain limitations on director liability.

 OPTION PLAN

  The Company's Option Plan provides for the issuance of incentive and non-qualified stock options to purchase up to 2,500,000 shares of common stock. Non-qualified stock options may be granted to employees (including officers and directors) of the Company or its affiliates or to persons performing services for the Company or its affiliates. Incentive stock options may only be granted to employees of the Company. The Company has granted options to purchase 2,372,500 shares of common stock under the Option Plan, of which options covering 992,000 shares of common stock have been exercised, and options covering 493,365 shares of common stock were vested (but had not been exercised) as of April 27, 1998.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the common stock as of April 29, 1998, by (i) each person known by the Company to own beneficially more than 5% of the Company's common stock,
(ii) each of the Company's directors, (iii) each current director and executive officer of the Company, and (iv) all current directors and executive officers of the Company as a group. Unless otherwise indicated, the Company believes that each person or entity named below has sole voting and investment power with respect to all shares shown as beneficially owned by such person or entity, subject to community property laws where applicable and the information set forth in the footnotes to the table below.

                                                        BENEFICIAL OWNERSHIP
                                                        ----------------------
                                                         NUMBER OF
NAME                                                      SHARES      PERCENT
----                                                    ------------ ---------
American Physicians Service Group, Inc. ...............    3,064,503     15.9%
 1301 Capital of Texas Highway
 Austin, Texas 78746
Paul R. Butrus(1)......................................      182,675        *
William E. Foree, M.D.(1)..............................      225,760      1.2%
Joseph Jenkins, M.D.(1)................................       82,273        *
Stan Johnson(1)........................................        1,000        *
Irwin Katz(1)..........................................       42,600        *
Michael Madler(1)......................................       72,666        *
John McEntire(1).......................................       18,333        *
Dan Myers, M.D.(1).....................................       72,841        *
William A. Searles(1)(2)...............................       20,933        *
Kenneth S. Shifrin(1)(2)...............................      272,400      1.4%
Michael J. Spalding, M.D.(1)...........................       68,998        *
Cheryl Williams(1).....................................      111,235        *
All directors and executive officers as a group (12
 persons)..............................................    1,171,714      5.9%

-----------------
 * less than one percent
(1) Includes the following number of shares subject to options that are presently exercisable or exercisable within 60 days after April 29, 1998:
    Mr. Butrus, 37,500; Dr. Foree, 25,000; Dr. Jenkins, 25,000; Mr. Johnson, 1,000; Mr. Katz, 37,500; Mr. Madler, 69,166; Mr. McEntire, 8,333; Dr.
    Myers, 18,750; Mr. Searles, 20,833; Mr. Shifrin, 162,500; Dr. Spalding, 20,833; and Ms. Williams, 93,666.
(2) Mr. Searles and Mr. Shifrin are each directors of APS and, together with the other officers and directors of APS, may share in the voting and investment power with respect to the shares of common stock of the Company owned by APS. Each of such persons disclaims the beneficial ownership of any such shares.

  APS, the Company's largest stockholder, is a management and financial services firm which, through its subsidiaries, provides medical malpractice insurance services for doctors and investment services to institutions and individuals. APS is headquartered in Austin, Texas and maintains offices in Dallas and Houston.

  Mr. Shifrin and Mr. Searles are each directors of both the Company and APS and, together with the other officers and directors of APS, may share in the voting and investment power with respect to the shares of common stock of the Company owned by APS. Each of such persons disclaims the beneficial ownership of any such shares. Mr. Shifrin has been Chairman of the Board, Chief Executive Officer and a director of APS since March 1990, March 1989 and February 1987, respectively. Mr. Searles has been a director of APS since July 1989.

  The Company occupies approximately 5,575 square feet of office space owned by APS and also shares certain personnel with APS. The Company pays APS rent and personnel cost reimbursements of approximately $7,500 per month. As of April 29, 1998, the Company owned 50,000 shares of common stock of APS.

  On February 17, 1998, the Company filed a registration statement on Form S-3 to register, on a continuous basis, all shares of the Company's stock held by APS. APS has indicated that it has no present intention to sell such shares and that such registration was requested primarily to facilitate the pledge of such shares by APS to secure a bank line of credit.

                       DESCRIPTION OF OTHER INDEBTEDNESS

  On April 20, 1998, the Company entered into a syndicated Senior Credit Facility consisting of a $100.0 million, five-year revolving line of credit. Advances under the Senior Credit Facility will be used to fund future acquisitions and to finance capital expenditures and working capital needs of the Company. All amounts owing under the Senior Credit Facility will be guaranteed by the Company's wholly-owned subsidiaries and will be secured by security interests in substantially all of the assets of the Company and its wholly-owned subsidiaries.

  Amounts outstanding under the Senior Credit Facility will bear interest at LIBOR plus a specified margin ranging from one percent to two percent; or at the Company's option at a rate based on a specified margin of up to 0.5% plus the higher of (i) a specified prime rate or (ii) 0.5% over the federal funds rate. Interest will be payable quarterly. The Company will pay a commitment fee on the unused portion of the Senior Credit Facility which will be payable quarterly in arrears. The amount of the commitment fee will range from 0.25% to 0.375%.

  The obligations of the lenders under the Senior Credit Facility are subject to the satisfaction of certain conditions precedent, including, without limitation, repayment of certain outstanding indebtedness of the Company and the absence of a material adverse change in the business of the Company. The Company and each of its existing and future subsidiaries are subject to certain affirmative and negative covenants contained in the Senior Credit Facility, including without limitation covenants that restrict, subject to specified exceptions: (i) the incurrence of additional indebtedness and other obligations and the granting of additional liens; (ii) mergers, acquisitions, investments and acquisitions and dispositions of assets; (iii) the incurrence of capitalized lease obligations; (iv) dividends and stock redemptions; (v) prepayments or repurchases of other indebtedness and amendments to certain agreements governing indebtedness, including the Indenture and the Notes; (vi) engaging in transactions with affiliates and formation of subsidiaries; (vii) the use of proceeds; (viii) changes of lines of business; (ix) investments; and (x) other customary covenants. There are also covenants relating to compliance with ERISA and environmental and other laws, acquisitions, payment of taxes, maintenance of corporate existence and rights, maintenance of insurance and financial reporting. Certain of these covenants are more restrictive than those set forth in the Indenture. In addition, the Senior Credit Facility requires the Company to maintain compliance with certain specified financial covenants, including covenants relating to minimum consolidated net worth, minimum debt service coverage ratio, debt to total capitalization ratio, maximum debt to EBITDA ratio and maximum senior debt to EBITDA ratio.

  The Senior Credit Facility includes customary events of default. The occurrence of any of such events of default could result in acceleration of the Company's obligations under the Senior Credit Facility and foreclosure on the collateral securing such obligations, which could have a material adverse effect on holders of the Notes.

                         DESCRIPTION OF EXCHANGE NOTES

GENERAL

  The Outstanding Notes were, and the Exchange Notes will be, issued pursuant to the Indenture among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the Indenture and Registration Rights Agreement are available as set forth below under "--Additional Information." The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." For purposes of this summary, the term "Company" refers only to Prime Medical Services, Inc. and not to any of its Subsidiaries.

  The Outstanding Notes are, and the Exchange Notes will be, general unsecured obligations of the Company, subordinated in right of payment to all Senior Debt of the Company, including Senior Debt under the Senior Credit Facility, and senior in rank or pari passu in right of payment with all existing and future subordinated indebtedness of the Company. As of December 31, 1997, on a pro forma basis after giving effect to the Initial Offering and the application of the net proceeds therefrom and the establishment of the Senior Credit Facility, the aggregate principal amount of Senior Debt of the Company and the Subsidiary Guarantors would have been approximately $0.2 million and the Company would have had $100.0 million available to be borrowed under the Senior Credit Facility. The terms of the Indenture limit the ability of the Company and its subsidiaries to incur additional Indebtedness.

  As of the date of the Indenture, all of the Company's Subsidiaries are Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries are not subject to many of the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

  The Notes are limited in aggregate principal amount to $100.0 million and will mature on April 1, 2008. Interest on the Notes will accrue at the rate of 8 3/4% per annum and will be payable semi-annually in arrears on April 1 and October 1, commencing on October 1, 1998, to holders of record on the immediately preceding March 15 and September 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Notes the holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Outstanding Notes were, and the Exchange Notes will be, issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

  The payment of principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

  Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the holders of Notes would be entitled shall be made to the holders of Senior Debt (except that, in each case, holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under the caption "--Legal Defeasance and Covenant Defeasance").

  The Company also may not make any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described under the caption "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed
(a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and
(ii) all scheduled payments of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

  The Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

  As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. As of December 31, 1997, on a pro forma basis after giving effect to the Initial Offering and the application of the proceeds therefrom and the establishment of a new $100.0 million line of credit, the aggregate principal amount of Senior Debt of the Company and the Subsidiary Guarantors would have been approximately $0.2 million and the Company would have had $100.0 million available to be borrowed under the Senior Credit Facility. The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Subsidiaries can incur. See " --Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

SUBSIDIARY GUARANTEES

  The Company's payment obligations under the Notes are jointly and severally guaranteed on a senior subordinated basis (the "Subsidiary Guarantees") by the Subsidiary Guarantors. The Company has caused each Wholly Owned Restricted Subsidiary (other than not-for-profit subsidiaries) to become a Subsidiary Guarantor. The Subsidiary Guarantees are subordinated in right of payment to all existing and future Senior Debt of the Subsidiary Guarantors, including all obligations of the Subsidiary Guarantors under the Senior Credit Facility and rank senior or pari passu in right of payment with any subordinated indebtedness of the Subsidiary Guarantors. The obligation of each Subsidiary Guarantor under its Subsidiary Guarantee is limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk Factors--Fraudulent Conveyance."

  The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless (i) subject to the provisions of the following paragraph, the

Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture and
(ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

  The Indenture provides that in the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "-- Repurchase at the Option of Holders--Asset Sales."

OPTIONAL REDEMPTION

  The Notes are not redeemable at the Company's option prior to April 1, 2003. Thereafter, the Notes are subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

      YEAR                                                            PERCENTAGE
      ----                                                            ----------
      2003...........................................................  104.375%
      2004...........................................................  102.917%
      2005...........................................................  101.458%
      2006 and thereafter............................................  100.000%

  Notwithstanding the foregoing, at any time on or before, April 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of 108.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds to the Company of one or more public offerings of common stock; provided that at least $65.0 million in aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or any of its Subsidiaries); and provided, further, that such redemption shall occur within 90 days of the date of the closing of such public offering.

SELECTION AND NOTICE

  If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

 Change of Control

  Upon the occurrence of a Change of Control, each holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control and, to the extent inconsistent with the provisions of the Indenture, such laws and regulations shall govern.

  On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

  The Senior Credit Facility provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited under the Senior Credit Facility from repurchasing Notes, the Company could seek the consent of its lenders under the Senior Credit Facility to the repurchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from repurchasing Notes. In such case, the Company's failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Senior Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to holders of Notes.

  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

  The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

 Asset Sales

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash and Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and
(y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash and Cash Equivalents received), shall be deemed to be cash for purposes of this provision.

  Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay Senior Debt of the Company or a Subsidiary Guarantor, (b) to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the acquisition of other long-term assets that are used or useful in a Permitted Business or (c) to the acquisition by the Company or a Restricted Subsidiary of Equity Interests in any Restricted Subsidiary of the Company, which Equity Interests are owned by a Person other than the Company or an Affiliate of the Company. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all holders of Notes and all holders of other Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other Indebtedness tendered into such Asset Sale Offer surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

 Restricted Payments

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other similar payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or other distributions payable to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

    (a)no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and
    (b)the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and
    (c)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii) and (iv) of the next succeeding paragraph), is less than the sum, without duplication, of
    (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus
    (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash and Cash Equivalents or otherwise liquidated or repaid for cash and Cash Equivalents, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the Issue Date not in violation of the Indenture the lesser of (A) the fair market value of the Investment of the Company and its Restricted Subsidiaries in such Subsidiary as of the date of such redesignation or (B) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, plus (v) $15.0 million.

  The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of (x) the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock) or (y) a substantially concurrent contribution of cash to the common equity of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)
(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; and (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management (or any estate, heir or legatee of any such member); provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments or, at the election of the Company Permitted Investments (if in compliance with such definition) at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant or Permitted Investments as applicable. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment or Permitted Investments, as applicable, would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

 Incurrence of Indebtedness and Issuance of Preferred Stock

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Subsidiary Guarantors may incur Indebtedness or issue preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

  The foregoing provisions will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (i)the incurrence by the Company or the Subsidiary Guarantors of Indebtedness (including letters of credit, with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) under the Senior Credit Facility; provided that the aggregate principal amount of all Indebtedness (including letters of credit) outstanding under the Senior Credit Facility after giving effect to such incurrence does not exceed an amount equal to

  $100.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently repay any such Indebtedness pursuant to the covenant described above under the caption "Repurchase at the Option of Holders-- Asset Sales;"

  (ii)the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

  (iii)the incurrence by the Company of Indebtedness represented by the Notes and the incurrence by the Subsidiary Guarantors of Indebtedness represented by the Subsidiary Guarantees;

  (iv)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

  (v)the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that is either the Existing Indebtedness or was permitted by the Indenture to be incurred under the first paragraph hereof or clauses (ii), (iii), (iv), (v) or (ix) of this paragraph;

  (vi)the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

  (vii)the incurrence by the Company or a Subsidiary Guarantor of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

  (viii)the guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Subsidiary Guarantor that was permitted to be incurred by another provision of this covenant;

  (ix)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition by the Company or a Restricted Subsidiary of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such acquisition by the Company or a Restricted Subsidiary; and provided further that the principal amount of such Indebtedness does not exceed $5.0 million at any time outstanding;

  (x)the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (x), not to exceed $10.0 million; and

  (xi)the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xi).

  For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

 Liens

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the Indebtedness so secured until such time as such is no longer secured by a Lien; provided that if such Indebtedness is by its terms expressly subordinated to the Notes or any Subsidiary Guarantee, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the Notes and the Subsidiary Guarantees with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the Notes and the Subsidiary Guarantees.

 Sale and Leaseback Transactions

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and its Restricted Subsidiaries may enter into a sale and leaseback transaction if (i) the Company or such Restricted Subsidiary, as the case may be, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the covenant described above under the caption "-- Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (which, if such proceeds exceed $1.0 million, shall be determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Asset Sales."

 Dividend and Other Payment Restrictions Affecting Subsidiaries

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Indenture and the Notes, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (e) customary non-assignment provisions in leases and licenses entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (g) any agreement for the sale of a Restricted Subsidiary or an asset that restricts distributions by that Restricted Subsidiary or transfers of such asset pending its sale, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (whether or not such prior agreements remain outstanding),
(i) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness, (j) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business, (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business and
(l) the Senior Credit Facility as in effect from time to time, provided that the restrictions contained therein shall be no more restrictive, taken as a whole, than those contained in the Senior Credit Facility as in effect on the Issue Date.

Merger, Consolidation, or Sale of Assets

  The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

 Transactions with Affiliates

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary; (ii) transactions between or among the Company and/or its Restricted Subsidiaries; (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company; and
(iv) Restricted Payments (other than Restricted Investments) that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments," and Permitted Investments described in clause (g) of the definition thereof.

 Limitation on Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries

  The Indenture provides that the Company (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-- Asset Sales," and (ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company. For purposes of this covenant, the grant of any Lien permitted to be incurred under the Indenture (and any foreclosure thereon conducted in a commercially reasonable manner) shall be deemed not to be a transfer, conveyance, sale, lease or other disposition.

 Business Activities

  The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

 Limitation on Other Senior Subordinated Debt

  The Indenture provides that neither the Company nor a Subsidiary Guarantor will incur, or permit to remain outstanding, any Indebtedness (including Acquired Debt and Permitted Debt) other than the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, that is subordinated in right of payment to any Indebtedness, unless such Indebtedness is either (i) pari passu with the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, pursuant to subordination provisions (including related definitions) substantially similar to those contained in the Indenture (which provides for the subordination of such Indebtedness to substantially the same extent as the Notes and the Subsidiary Guarantees are subordinated to Senior Debt), or (ii) subordinated in right of payment to the Notes and the Subsidiary Guarantees, as the case may be.

 Payments for Consent

  The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

 Reports

  The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of this Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

 Guarantees of Certain Indebtedness

  The Indenture provides that (i) the Company will not permit any of its Restricted Subsidiaries that is not a Subsidiary Guarantor to incur, Guarantee or secure through the granting of Liens the payment of any Indebtedness of the Company or any other Restricted Subsidiary and (ii) the Company will not and will not permit any of its Restricted Subsidiaries to pledge any intercompany notes representing obligations of any of its Restricted Subsidiaries, to secure the payment of any Indebtedness of the Company or any other Restricted Subsidiary, in each case unless such Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Subsidiary's Subsidiary Guarantee (providing for the unconditional Guarantee by such Restricted Subsidiary, on a senior subordinated basis, of the Notes).

  Notwithstanding the foregoing, any Subsidiary Guarantee issued pursuant to this covenant by any Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released upon the release or discharge of the incurrence, Guarantee or grant of Lien which required the issuance of such Subsidiary Guarantee under this covenant (other than a release or discharge by or as a result of payment under such Guarantee); provided that such release shall be deemed to be an incurrence by such Restricted Subsidiary of all its outstanding Indebtedness and Liens and such release shall only be permitted if before and after giving pro forma effect to such release (i) all such Indebtedness and such Liens would be permitted to be incurred by such Restricted Subsidiary under the Indenture as of the time of such release and (ii) no Default or Event of Default shall have occurred and is continuing.

EVENTS OF DEFAULT AND REMEDIES

  The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or any of its Subsidiaries to comply with the provisions described under the captions "--Change of Control," "--Asset Sales," "--Restricted Payments" or "--Incurrence of Indebtedness and Issuance of Preferred Stock;"
(iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries.

  If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

  In the event of a declaration of acceleration because an Event of Default set forth in clause (v) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (v) shall be remedied or cured or waived by the holders of the relevant Indebtedness within 30 days after such event of default; provided that no judgment or decree for the payment of the money due on the Notes has been obtained by the Trustee as provided in the Indenture and (a) the annulment of the acceleration of such Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

  In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to April 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to April 1, 2003 then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

  The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive an existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

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

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company and the Subsidiary Guarantors under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Company may, at its option and at any time, elect to have all of its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance: (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the

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Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and
(viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

  A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

  The registered holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

  Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"); (iii) reduce the rate of or change the time for payment of interest on any Note; (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Notes; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes; (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"); (viii) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture; or (ix) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) will require the consent of the holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of holders of Notes.

  Notwithstanding the foregoing, without the consent of any holder of Notes, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Subsidiary Guarantor's obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

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

CONCERNING THE TRUSTEE

  The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

  The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

  Anyone who receives this Prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Prime Medical Services, Inc., 1301 Capital of Texas Highway, Suite C-300, Austin, Texas, 78746-6550, Attention: Chief Financial Officer.

BOOK-ENTRY, DELIVERY AND FORM

  The Exchange Notes for which QIBs initially exchange their Outstanding Notes will be represented by a Global Exchange Note. The Global Exchange Note will be deposited on the Exchange Date with DTC and registered in the name of Cede & Co., as nominee of DTC. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below).

  DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  The Company expects that, pursuant to procedures established by the DTC, (i) upon deposit of the Global Exchange Note, the DTC will credit on its internal system the principal amounts of the Exchange Notes of the individual beneficial interests represented by such Global Exchange Note to the respective accounts of exchanging holders who have account with the DTC and
(ii) ownership of such interest in the Global Exchange Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the DTC (with respect to the interests of the DTC's Participants), the DTC's Participants and the DTC's Indirect Participants.

  EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

  Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

  A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear any applicable restrictive legend, unless the Company determines otherwise in compliance with applicable law.

EXCHANGE OF CERTIFICATED NOTES FOR BOOK-ENTRY NOTES

  Notes issued in certificated form may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

SAME DAY SETTLEMENT AND PAYMENT

  The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder in New York, New York or as otherwise specified by the Global Note Holder. With respect to Notes in certificated form, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof in New York, New York or as otherwise specified by such Holders or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in any certificated Notes will also be settled in immediately available funds.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory and dispositions of Cash Equivalents, in each case, in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue by any Restricted Subsidiaries of the Company of any Equity Interests of such Restricted Subsidiary and the sale by the Company or any of its Restricted Subsidiaries of Equity Interest of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary,
(iii) a Restricted Payment that is permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments" and (iv) the grant of any Lien permitted to be incurred under the Indenture (and any foreclosure thereon conducted in a commercially reasonable manner).

  "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

  "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, demand deposits, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Senior Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, or foreign branches thereof, having capital and surplus in excess of $500.0 million or any commercial bank of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD") and has total assets in excess of $500.0 million and has one of the two highest ratings available from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition and (vi) money market funds the assets of which constitute Cash Equivalents of the kinds described in clauses (i)--(v) of this definition.

  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (iv) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net

Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization or write-off of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such depreciation, amortization and other non-cash charges attributable to minority interests and any other non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserves for, anticipated cash charges in any prior period), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or the holders of its Equity Interests, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

  "Debt to Cash Flow Ratio" means, with respect to any Person as of any date of determination (the "Calculation Date") the ratio of (a) the consolidated Indebtedness of such Person and its Restricted Subsidiaries as of the Calculation Date to (b) the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for the most recent four full fiscal quarters ending immediately prior to the Calculation Date for which internal financial statements are available determined on a pro forma basis after giving effect to all financing transactions and acquisitions or dispositions of assets made by such Person and its Restricted Subsidiaries from the beginning of such four-quarter period through and including the Calculation Date as if such transactions had occurred at the beginning of such quarter. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by such Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause
(iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

  "Designated Senior Debt" means (i) any Obligations outstanding under the Senior Credit Facility and (ii) any other Senior Debt permitted under the Indenture the aggregate principal amount of which is $10.0 million or more and that has been designated by the Company as "Designated Senior Debt."

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Credit Facility) in existence on the Issue Date, including without limitation obligations to make earn-out or other contingent payments arising under agreements in existence on the Issue Date, until such amounts are repaid.

  "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication (and determined in each case an accordance with GAAP), of
(i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization or write-off of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and
(ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

  "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or repays or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) (provided that in the case of any such Lien, if the obligations so secured have not been assumed by such Person or are not otherwise such Person's legal liability, such obligations shall be deemed to be in an amount equal to the fair market value of such properties or assets (which, if such value is in excess of $1.0 million, shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution)) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person (to the extent of such Guarantee). The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 45 days past due, in the case of any other Indebtedness. Indebtedness shall not include open payables owed by the Company to any Subsidiary arising in the ordinary course of business solely from the collection by the Company of amounts due to such Subsidiary.

  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers, directors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

  "Issue Date" means the closing date for the sale and original issuance of the Notes under the Indenture.

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

  "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (without duplication) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than debt under the Senior Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, all distributions and other payments required to be made pursuant to customary partnership agreements, limited liability company organizational documents, joint venture agreements or similar agreements entered into in the ordinary course of business to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale, and appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Permitted Business" means the business conducted by the Company and its Restricted Subsidiaries on the Issue Date and businesses reasonably related thereto.

  "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents;
(c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales"; (e) any acquisition of Equity Interests, assets or Investments in a Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) any acquisition by the Company or a Restricted Subsidiary of outstanding Equity Interests in any Restricted Subsidiary; (g) working capital advances on fair and reasonable terms to the Company (in the good faith judgment of senior management of the Company) to Unrestricted Subsidiaries in the ordinary course of business on a basis consistent with past practice, provided that such advances are not outstanding for more than ninety days; (h) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtor, (i) accounts receivable created or acquired, and prepaid expenses arising, in the ordinary course of business; (j) the endorsements of negotiable instruments for collection or deposit in the ordinary course of business; (k) the incurrence, assumption or creation of Hedging Obligations entered into in compliance with the Indenture in the ordinary course of business; and (l) other Investments in Persons (other than Restricted Subsidiaries) engaged primarily in lithotripsy operations, which Investments have an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (l) that are at the time outstanding (it being understood that an Investment shall be deemed not to be outstanding for purposes of this clause
(l) if such Person subsequently becomes a Restricted Subsidiary), not to exceed $50.0 million if both before and after giving pro forma effect to any such Investment (i) no Default or Event of Default shall have occurred and is continuing, (ii) the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such proposed Investment would have been at least 3.5 to 1 and (iii) the Company's Debt to Cash Flow Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such proposed Investment would have been no greater than 3.5 to 1.

  "Permitted Junior Securities" means Equity Interests in the Company or a Subsidiary Guarantor or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes, or such Subsidiary Guarantor's Subsidiary Guarantee, as appropriate, are subordinated to Senior Debt pursuant to the Indenture.

  "Permitted Liens" means (i) Liens on assets of the Company or any of the Subsidiary Guarantors securing Senior Debt under the Senior Credit Facility that were permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Company or a Subsidiary Guarantor; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such transaction and do not extend to any assets other than those of such Person; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Landlord's Liens or Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clauses (iv) or (x) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;
(vii) Liens existing on the date of the Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (x) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (xi) Liens on assets of the Company securing Senior Debt of the Company that was permitted to be incurred by the terms of the Indenture and Liens on assets of a Subsidiary Guarantor securing Senior Debt of such Subsidiary Guarantor that was permitted to be incurred by the terms of the Indenture; (xii) Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture, provided, however, that such Liens (A) are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (B) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced (other than improvements to such property or assets); (xiii) Liens arising under the Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees arising under instruments governing Indebtedness permitted to be incurred under the Indenture; (xiv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have finally terminated or other period within which such proceedings may be initiated shall not have expired; (xv) Liens resulting from the deposit of funds or government securities in trust for the purpose of discharging or defeasing Indebtedness of the Company and its Restricted Subsidiaries so long as such deposit of funds or government securities and such discharging or defeasing of Indebtedness are permitted under the "Restricted Payments" covenant; (xvi) setoff, chargeback and other rights of depository and collecting banks and other regulated financial institutions with respect to money or instruments of the Company or its Restricted Subsidiaries on deposit with or in the possession of such institutions; (xvii) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation; and (xviii) Liens securing Hedging Obligations otherwise permitted under the Indenture.

  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, in whole or in part, other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
(i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

  "Restricted Investment" means an Investment other than a Permitted
Investment.

  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

  "Senior Credit Facility" means that certain credit agreement existing on the Issue Date by and among the Company, certain lending parties thereto and Bank Boston, N.A. and NationsBank of Texas, N.A., as agents, including any related notes, guarantees (by Subsidiaries or otherwise), collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions), with the same or other agents, trustees, representative lenders or holders, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Senior Credit Facility and all refundings, refinancings and replacements of any Senior Credit Facility, including any agreement (i) extending the maturity of any Obligations incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and guarantors include one or more of the Company and its Subsidiaries and their respective successors and assigns, or (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder.

  "Senior Debt" means (i) all Obligations of the Company or any Subsidiary Guarantors outstanding under the Senior Credit Facility and all Hedging Obligations with respect thereto, (ii) any other Indebtedness permitted to be incurred by the Company or any Subsidiary Guarantors under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Subsidiary Guarantor's Subsidiary Guarantee of the Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (v) any liability for federal, state, local or other taxes owed or owing by the Company or any of its Subsidiaries, (w) any Indebtedness of the Company or any of its Subsidiaries to any Subsidiary or other Affiliate, (x) any trade payables, (y) any Indebtedness that is incurred in violation of the Indenture or (z) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

  "Significant Restricted Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership or limited liability company (a) the sole general partner, the managing general partner or the managing member, as the case may be, of which is such Person or a Subsidiary of such Person or (b) the only general partners or managing members, as the case may be, of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

  "Subsidiary Guarantors" means (i) each Wholly Owned Restricted Subsidiary of the Company on the Issue Date and (ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

  "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary (and any Subsidiary of such Unrestricted Subsidiary) pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company (other than (x) open payables owed by the Company to such Subsidiary arising in the ordinary course of business solely from the collection by the Company of amounts due to such Subsidiary and (y) working capital advances on fair and reasonable terms to the Company (in the good faith judgment of senior management of the Company) to such Subsidiary in the ordinary course of business on a basis consistent with past practice, provided that such advances are not outstanding for more than 90 days); (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (ii) no Default or Event of Default would be in existence following such designation.

  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

  "Wholly-Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of certain United States federal income tax consequences resulting from the acquisition, ownership and disposition of the Exchange Notes which may be relevant to a holder or prospective purchaser of one or more of such Exchange Notes. The following summary is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any prospective investor and no representation with respect to the tax consequences of any particular investor is made. Accordingly, prospective investors should consult with their own tax advisors for advice with respect to the income tax consequences to them having regard to their own particular circumstances, including any consequences of an investment in the Exchange Notes arising under state, provincial or local tax laws or tax laws of jurisdictions outside the United States.

  IN ADDITION, PERSONS CONSIDERING THE ACQUISITION OF THE EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, TO THEIR PARTICULAR SITUATIONS AND THE POSSIBLE EFFECT OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

  The legal conclusions expressed in this summary are based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations ("Regulations"), judicial authority and administrative rulings and practice, all as in effect as of the date of this Prospectus, and all of which are subject to change, either prospectively or retroactively. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no rulings from the Service have been or will be sought with respect to any matter involving the tax aspects of the purchase, ownership or exchange or other disposition of the Notes. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders.

  This summary deals only with persons who will hold the Exchange Notes as capital assets within the meaning of Section 1221 of the Code, and does not address tax considerations applicable to investors who may be subject to special tax rules, such as financial institutions, tax-exempt organizations, foreign corporations, foreign individuals, insurance companies, dealers in securities or currencies, persons who hold Exchange Notes as a hedge or as a position in a "straddle" for tax purposes, and persons who have a "functional currency" other than the U.S. dollar.

  In addition, the description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

U.S. HOLDERS

  The following discussion is limited to the United States federal income tax consequences relevant to a holder of the Notes that is a U.S. Holder. The term "U.S. Holder" refers to a person that is classified for U.S. federal tax purposes as a United States person. For this purpose, a United States person includes (i) a resident (within the meaning of Section 7701(b) of the Code) or current or former citizen of the United States, (ii) a corporation, limited liability company, partnership or other business entity created or organized in the United States or under the laws of the United States or of any state or political subdivision thereof (iii) an estate or trust whose income is includable in gross income for U.S. federal income tax purposes regardless of its source or (iv) a person whose worldwide income or gain is otherwise subject to U.S. federal income taxation on a net basis.

  The Exchange Offer. Pursuant to recently finalized Regulations, the exchange of Outstanding Notes for Exchange Notes pursuant to the Exchange Offer should not constitute a significant modification of the terms of the Outstanding Notes and, accordingly, such exchange should be treated as a "non-event" for federal income tax purposes. Therefore, such exchange should have no federal income tax consequences to U.S. Holders of Outstanding Notes who exchange such notes for Exchange Notes, the holding period of an Exchange Note should include the holding period of the Outstanding Note for which it was exchanged, the basis of an Exchange Note should be the same as the basis of the Outstanding Note for which it was exchanged, and each U.S. Holder of Exchange Notes should continue to be required to include interest on the Outstanding Notes in its gross income in accordance with its method of accounting for federal income tax purposes.

  Payment of Interest. Interest on a Note generally will be includable in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder's method of accounting for United States federal income tax purposes.

  The Company is obligated to pay additional interest amounts in the event of a Registration Default (as defined). Under the Regulations, certain contingent payments on debt instruments must be accrued into gross income by a holder (regardless of such holder's method of accounting). However, any payment subject to a remote or incidental contingency (i.e., there is a remote likelihood that the contingency will occur or the potential amount of the contingent payment is insignificant relative to the total expected amount of remaining payments) is not treated as a contingent payment and is ignored until payment, if any, is actually made. The Company intends to take the position that the additional interest payments resulting from a Registration Default are subject to a remote or incidental contingency. Accordingly, a U.S. Holder of a Note should report any additional interest payments resulting from a Registration Default as ordinary income in accordance with such holder's method of accounting for United States federal income tax purposes.

  Original Issue Discount. If the Notes are not issued at a discount or are deemed to be issued with no discount because such discount is de minimis, a U.S. Holder will include in income as ordinary interest income the gross amount of interest paid or payable in respect of the Notes as provided above in "--Payment of Interest."

  Market Discount. If a U.S. Holder purchases a Note for less than the stated redemption price at maturity (the sum of all payments on the Note other than qualified stated interest), the difference is considered "market discount," unless such difference is de minimis. A discount will be considered de minimis if it is less than one-fourth ( 1/4) of one percent of the Note Issue Price multiplied by the number of complete years to maturity (after the holder acquires the Note). Under the market discount rules, any gain realized by the U.S. Holder on a taxable disposition of a Note having "market discount," as well as on any partial principal payment made with respect to such Note, will be treated as ordinary income to the extent of the then "accrued market discount" of the Note. An overview of the rules concerning the calculation of "accrued market discount" is set forth in the paragraph immediately below. In addition, a U.S. Holder of such Note may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry a Note.

  Any market discount will accrue ratably from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects, irrevocably, to accrue market discount on a constant interest rate method. The constant interest rate method generally accrues interest at times and in amounts equivalent to the result which would have occurred had the market discount been original issue discount computed from the U.S. Holder's acquisition of the Note through the maturity date. The election to accrue market discount on a constant interest rate method is irrevocable but may be made separately as to each Note held by the U.S. Holder. Accrual of market discount will not cause the accrued amounts to be included currently in a U.S. Holder's taxable income, in the absence of a disposition of, or principal payment on, the Note. However, a U.S. Holder of a Note may elect to include market discount in income currently as it accrues on either a ratable or constant interest rate method. In such event, interest expense relating to the acquisition of a Note which would otherwise be deferred would be currently deductible to the extent otherwise permitted by the Code. The election to include market discount in income currently, once made, applies to all market discount obligations acquired by such holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Service. Accrued market discount which is included in a U.S. Holder's gross income will increase the adjusted tax basis of the Note in the hands of the U.S. Holder.

  Amortizable Bond Premium. If a subsequent U.S. Holder acquires a Note for an amount which is greater than the amount payable at maturity, such holder will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. The U.S. Holder may elect to amortize the premium, using a constant yield method employing six-month compounding, over the period from the acquisition date to the maturity date of the Note. The "amount payable at maturity" will be determined as of an earlier call date, using the call price payable on such earlier date if the combination of such earlier date and call price will produce a smaller amortizable bond premium than would result from using the scheduled maturity date and its amount payable. If an earlier call date is used and the Note is not called, the Note will be treated as having matured on such earlier call date and then as having been reissued on such date for the amount so payable. Amortized amounts may be offset only against interest payments due under the Note and will reduce the U.S. Holder's adjusted tax basis in the Note to the extent so used.

  Once made, an election to amortize and offset interest on bonds, such as the Notes, will apply to all bonds in respect of which the election was made that were owned by the taxpayer on the first day of the taxable year to which the election relates and to all bonds of such class or classes subsequently acquired by such taxpayer. Such election may only be revoked with the consent of the Service. If a U.S. Holder of a Note does not elect to amortize the premium, the premium will decrease the gain or increase the loss which would otherwise be recognized upon disposition of the Note.

  Sale, Exchange or Retirement of Notes. Upon the sale, exchange, redemption, retirement, or other disposition of a Note, other than the exchange of a Note for an Exchange Note (see "The Exchange Offer" above), a U.S. Holder of a Note generally will recognize gain or loss in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale, exchange or retirement of the Note (other than in respect of accrued and unpaid interest on the Note, which such amounts are treated as ordinary interest income) and such U.S. Holder's adjusted tax basis in the Note. If a U.S. Holder holds the Note as a capital asset, such gain or loss will be capital gain or loss, except to the extent of any accrued market discount (see "--Market Discount" above), and will be long-term capital gain or loss if the Note has a holding period of more than one year at the time of sale, exchange or retirement (and may be subject to lower tax rates applicable to capital gains depending on the U.S. Holder's status and the length of the holding period of the Note).

  Backup Withholding and Information Reporting. In general, information reporting requirements will apply to interest payments on the Notes made to U.S. Holders other than certain exempt recipients (such as corporations) and to proceeds realized by such U.S. Holders on dispositions of Notes. A 31% backup withholding tax will apply to such amounts if the U.S. Holder (i) fails to furnish its social security or other taxpayer identification number ("TIN") within a reasonable time after request therefor, (ii) furnishes an incorrect TIN, (iii) fails to report properly interest or dividend income, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a refund or as a credit against such U.S. Holder's federal income tax liability, provided that the required information is furnished to the Service. U.S. Holders of Notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

NON-U.S. HOLDERS

  This Section summarizes certain U.S. federal tax consequences of the ownership and disposition of Notes by "Non-U.S. Holders." The term "Non-U.S. Holder" refers to a person that is not classified for U.S. federal tax purposes as a "United States person," as defined in "--U.S. Holders" above.

  Interest on Notes. In general, a Non-U.S. Holder will not be subject to U.S. federal income tax or regular withholding tax with respect to stated interest received or accrued on the Notes so long as (a) such interest is not effectively connected with the conduct of a trade or business within the United States, (b) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (c) the Non-U.S. Holder is not controlled by a foreign corporation that is related to the Company actually or constructively through stock ownership, and (d) either (i) the beneficial owner of the Note certifies to the Company or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address on U.S. Treasury Form W-8 (or on a suitable substitute form) or (ii) the Note is held by a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") on behalf of such Non-U.S. Holder and such financial institution certifies under penalties of perjury that such a Form W-8 (or suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.

  If interest received on the Notes by a Non-U.S. Holder is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, such interest will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally (and, with respect to corporate holders under certain circumstances, may also be subject to a 30% branch profits tax). If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, such payments will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides the Company or their paying agent with a properly executed Form 4224.

  Non-U.S. Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding tax, or other rules different from those described above.

  Gain on Disposition of Notes. Non-U.S. Holders generally will not be subject to U.S. federal income taxation on gain recognized on a disposition of Notes so long as (i) the gain is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and (ii) in the case of a Non-U.S. Holder who is an individual, either such Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of disposition or such Non-U.S. Holder does not have a "tax home" (within the meaning of section 911(d)(3) of the Code) in the United States.

  U.S. Information Reporting Requirements and Backup Withholding. Generally, payments of interest, OID, premium or principal on the Notes to Non-U.S. Holders will not be subject to information reporting or backup withholding if the Non-U.S. Holder complies with the certification requirements set forth in clause (d) under "--Interest on Notes" above.

  Non-U.S. Holders will not be subject to information reporting or backup withholding with respect to the payment of proceeds from the disposition of Notes, effected by, to or through the foreign office of a broker; provided, however, that if the broker is a U.S. person or a U.S.-related person, information reporting (but not backup withholding) would apply unless the broker has documentary evidence in its records as to the Non-U.S. Holder's foreign status (and has not actual knowledge to the contrary), or the Non-U.S. Holder certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption. Non-U.S. Holders will be subject to information reporting and back withholding at a rate of 31% with respect to the payment of proceeds from the disposition of Notes effected by, to or through the U.S. office of a broker, unless the Non-U.S. Holder certifies as to its Non-U.S. Holder status under penalty of perjury or otherwise establishes an exemption.

  The Service has proposed Regulations that, if issued as final Regulations, would require Non-U.S. Holders to provide additional information in order to establish an exemption from, or reduce the rate of, withholding tax or backup withholding tax and, in particular, would require certain Non-U.S. Holders, and foreign partners of partnerships that are Non-U.S. Holders, to provide certain information and comply with certain certification requirements not required under existing law, including requirements that the Non-U.S. Holder furnish its name, address and taxpayer identification number. Such proposed Regulations are proposed to be effective generally for payments made after December 31, 1997. It is not possible to predict whether, or in what form, the proposed Regulations ultimately will be adopted.

  Amounts withheld under the backup withholding rules do not constitute a separate U.S. federal income tax. Rather, amounts withheld under the backup withholding rules from a payments to a Non-U.S. Holder will be allowed as a credit against such Non-U.S. Holder's U.S. federal income tax liability and any amounts withheld in excess of such Non-U.S. Holder's U.S. federal income tax liability would be refunded, provided that the required information is furnished to the Service.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such resale. In addition, until 25 days after the Expiration Date, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including, only with respect to certain provisions under the Registration Rights Agreement, the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  The validity of the Exchange Notes and the Subsidiary Guarantees will be passed upon for the Company by Akin, Gump, Strauss, Hauer & Feld, L.L.P., Austin, Texas.

                                    EXPERTS

  The consolidated financial statements of Prime Medical Services, Inc. and its subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements of Lithotripters, Inc. and its subsidiaries as of December 31, 1994 and 1995 for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein in reliance upon the reports of Arthur Andersen LLP, independent public accountants, upon the authority of said firm as experts in accounting and auditing.

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-------------------------------------------------------------------------------

  NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INITIAL PURCHASERS. THIS PROSPEC-TUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UN-LAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PRO-SPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Available Information....................................................   4
Prospectus Summary.......................................................   6
Risk Factors.............................................................  17
The Exchange Offer.......................................................  26
Use of Proceeds..........................................................  34
Capitalization...........................................................  34
Selected Historical Consolidated Financial and Operating Data............  35
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  37
Business.................................................................  42
Management...............................................................  52
Principal Stockholders...................................................  58
Description of Other Indebtedness........................................  59
Description of Exchange Notes............................................  60
Certain Federal Income Tax Considerations................................  88
Plan of Distribution.....................................................  92
Legal Matters............................................................  92
Experts..................................................................  92

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                                ---------------

                                  PROSPECTUS

                                ---------------

                                     LOGO

                         PRIME MEDICAL SERVICES, INC.

                                 $100,000,000

                   8 3/4% SENIOR SUBORDINATED NOTESDUE 2008

                                      FOR

                   8 3/4% SENIOR SUBORDINATED NOTESDUE 2008


                                       , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Certificate of Incorporation of the Company provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to a proceeding by reason of the fact that he or she (i) is or was a director or officer of the Company or (ii) while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended.

  Pursuant to Section 145 of the Delaware Corporation Law, the Company generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the Company, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. The Company also has the power to purchase and maintain insurance for its directors and officers and has obtained such insurance.

  The preceding discussion of the Company's Certificate of Incorporation and
Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation and Section 145 of the Delaware General Corporation Law.

  The Company has entered into indemnity agreements with certain of its directors and officers. Pursuant to these agreements, the Company will, to the extent permitted under applicable law, indemnify these persons against all judgments, expenses, fines and penalties incurred in connection with the defense or the settlement of any actions brought against them by reason of the fact that they are or were directors or officers of the Company or that they assumed certain responsibilities at the direction of the Company.

ITEM 21. EXHIBITS.

     (4)(a)  Indenture, dated as of March 27, 1998, between Prime Medical
             Services, Inc. and certain of its subsidiaries and State Street
             Bank and Trust Company of Missouri, National Association, with form of 8 3/4% Senior Subordinated Notes due 2008 attached as exhibit
     (4)(b)  Registration Rights Agreement, dated as of March 27, 1998, between
             Prime Medical Services, Inc. and certain of its subsidiaries and Nationsbanc Montgomery Securities LLC, Donaldson, Lufkin &
             Jenrette Securities Corporation, Prudential Securities
             Incorporated, and J.C. Bradford & Co.
     (5)     Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
     (10)    Purchase Agreement, dated as of March 24, 1998 between Prime
             Medical Services, Inc. and certain of its subsidiaries and Nationsbanc Montgomery Securities LLC, Donaldson, Lufkin &
             Jenrette Securities Corporation, Prudential Securities
             Incorporated, and J.C. Bradford & Co.
     (12)    Computation of Ratio of Earnings to Fixed Charges
     (23)(a) Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
             Exhibit 5)
       (b)   Consent of KPMG Peat Marwick LLP
       (c)   Consent of Arthur Andersen LLP

     (24) Powers of Attorney (included in the signature pages of this Registration Statement)
     (25) Statement of Eligibility of Trustee on Form T-1 of State Street Bank and Trust Company of Missouri, National Association
     (99) Letter of Transmittal

ITEM 22. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the Registration Statement as of the time it was declared effective.

    (6) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (8) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4.10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Sstatement through the date of responding to the request.

    (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AUSTIN, STATE OF TEXAS ON MAY 4, 1998.

                                          Prime Medical Services, Inc.

                                                    /s/ Cheryl Williams
                                          By: _________________________________
                                             CHERYL WILLIAMS,VICE PRESIDENT--
                                                          FINANCE

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Shifrin, Joseph Jenkins, M.D., and Cheryl L. Williams and each of them as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

       /s/ Kenneth S. Shifrin          Chairman of the           May 4, 1998
-------------------------------------   Board and Director
         KENNETH S. SHIFRIN

      /s/ Joseph Jenkins, M.D.         President, Chief          May 4, 1998
-------------------------------------   Executive Officer
        JOSEPH JENKINS, M.D.            and Director

         /s/ Cheryl Williams           Chief Financial           May 4, 1998
-------------------------------------   Officer, Vice
           CHERYL WILLIAMS              President--Finance
                                        and Secretary
                                        (Chief Accounting
                                        Officer)

         /s/ Paul R. Butrus            Director                  May 4, 1998
-------------------------------------
           PAUL R. BUTRUS

              SIGNATURE                         TITLE                DATE

     /s/ William E. Foree, M.D.         Director                 May 4, 1998
-------------------------------------
       WILLIAM E. FOREE, M.D.

           /s/ Irwin Katz               Director                 May 4, 1998
-------------------------------------
             IRWIN KATZ

       /s/ John A. Mcentire IV          Director                 May 4, 1998
-------------------------------------
         JOHN A. MCENTIRE IV

       /s/ William A. Searles           Director                 May 4, 1998
-------------------------------------
         WILLIAM A. SEARLES

    /s/ Michael J. Spalding, M.D.       Director                 May 4, 1998
-------------------------------------
      MICHAEL J. SPALDING, M.D.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AUSTIN, STATE OF TEXAS ON MAY 4, 1998.

                                          Prime Medical Operating, Inc.

                                                    /s/ Cheryl Williams
                                          By: _________________________________
                                              CHERYL WILLIAMS,CHIEF FINANCIAL
                                              OFFICER, TREASURER AND DIRECTOR

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Shifrin, Joseph Jenkins, M.D., and Cheryl L. Williams and each of them as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

       /s/ Kenneth S. Shifrin          Chairman of the           May 4, 1998
-------------------------------------   Board, President
         KENNETH S. SHIFRIN             and Director

         /s/ Cheryl Williams           Chief Financial           May 4, 1998
-------------------------------------   Officer, Treasurer
           CHERYL WILLIAMS              and Director (Chief
                                        Accounting Officer)

         /s/ Michael Madler            Vice President and        May 4, 1998
-------------------------------------   Director
           MICHAEL MADLER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AUSTIN, STATE OF TEXAS ON MAY 4, 1998.

                                         Prime Management, Inc.

                                                   /s/ Cheryl Williams
                                         By: __________________________________
                                               CHERYL WILLIAMS,TREASURER

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Shifrin, Joseph Jenkins, M.D., and Cheryl L. Williams and each of them as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                       TITLE                 DATE

          /s/ Stan Johnson            President,               May 4, 1998
------------------------------------   Secretary and
            STAN JOHNSON               Director

        /s/ Cheryl Williams           Treasurer (Chief         May 4, 1998
------------------------------------   Financial and
          CHERYL WILLIAMS              Accounting
                                       Officer)

         /s/ Janice George            Assistant Secretary      May 4, 1998
------------------------------------   and Director
           JANICE GEORGE

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AUSTIN, STATE OF TEXAS ON MAY 4, 1998.

                                          Prime Cardiac Rehabilitation
                                           Services, Inc.

                                                    /s/ Cheryl Williams
                                          By: _________________________________
                                              CHERYL WILLIAMS,CHIEF FINANCIAL
                                                OFFICER, TREASURER AND VICE
                                                         PRESIDENT

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Shifrin, Joseph Jenkins, M.D., and Cheryl L. Williams and each of them as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

         /s/ Michael Madler            President and             May 4, 1998
-------------------------------------   Director
           MICHAEL MADLER

         /s/ Cheryl Williams           Chief Financial           May 4, 1998
-------------------------------------   Officer, Treasurer
           CHERYL WILLIAMS              and Vice President
                                        (Chief Accounting
                                        Officer)

       /s/ Kenneth S. Shifrin          Director                  May 4, 1998
-------------------------------------
         KENNETH S. SHIFRIN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AUSTIN, STATE OF TEXAS ON MAY 4, 1998.

                                          Prime Diagnostic Services, Inc.

                                                    /s/ Cheryl Williams
                                          By: _________________________________
                                              CHERYL WILLIAMS,CHIEF FINANCIAL
                                                   OFFICER AND TREASURER

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Shifrin, Joseph Jenkins, M.D., and Cheryl L. Williams and each of them as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

       /s/ Kenneth S. Shifrin          President and             May 4, 1998
-------------------------------------   Director
         KENNETH S. SHIFRIN

         /s/ Michael Madler            Vice President            May 4, 1998
-------------------------------------
           MICHAEL MADLER

         /s/ Cheryl Williams           Chief Financial           May 4, 1998
-------------------------------------   Officer and
           CHERYL WILLIAMS              Treasurer (Chief
                                        Accounting Officer)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AUSTIN, STATE OF TEXAS ON MAY 4, 1998.

                                          Prime Lithotripsy Services, Inc.

                                                    /s/ Cheryl Williams
                                          By: _________________________________
                                                 CHERYL WILLIAMS,TREASURER

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Shifrin, Joseph Jenkins, M.D., and Cheryl L. Williams and each of them as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

       /s/ Kenneth S. Shifrin          Chairman of the           May 4, 1998
-------------------------------------   Board and Director
         KENNETH S. SHIFRIN

         /s/ Michael Madler            President and             May 4, 1998
-------------------------------------   Director
           MICHAEL MADLER

         /s/ Cheryl Williams           Treasurer (Chief          May 4, 1998
-------------------------------------   Financial and
           CHERYL WILLIAMS              Accounting Officer)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AUSTIN, STATE OF TEXAS ON MAY 4, 1998.

                                          Prime Kidney Stone Treatment, Inc.

                                                    /s/ Cheryl Williams
                                          By: _________________________________
                                            CHERYL WILLIAMS,VICE PRESIDENT AND
                                                         DIRECTOR

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Shifrin, Joseph Jenkins, M.D., and Cheryl L. Williams and each of them as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

         /s/ Michael Madler            President and             May 4, 1998
-------------------------------------   Director
           MICHAEL MADLER

         /s/ Cheryl Williams           Vice President and        May 4, 1998
-------------------------------------   Director (Chief
           CHERYL WILLIAMS              Financial and
                                        Accounting Officer)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AUSTIN, STATE OF TEXAS ON MAY 4, 1998.

                                          Prime Diagnostic Corp. of Florida

                                                    /s/ Cheryl Williams
                                          By: _________________________________
                                              CHERYL WILLIAMS,CHIEF FINANCIAL
                                                   OFFICER AND TREASURER

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Shifrin, Joseph Jenkins, M.D., and Cheryl L. Williams and each of them as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

         /s/ Michael Madler            President                 May 4, 1998
-------------------------------------
           MICHAEL MADLER

         /s/ Cheryl Williams           Chief Financial           May 4, 1998
-------------------------------------   Officer and
           CHERYL WILLIAMS              Treasurer (Chief
                                        Accounting Officer)

       /s/ Kenneth S. Shifrin          Director                  May 4, 1998
-------------------------------------
         KENNETH S. SHIFRIN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AUSTIN, STATE OF TEXAS ON MAY 4, 1998.

                                          Prime Lithotripter Operations, Inc.

                                                    /s/ Cheryl Williams
                                          By: _________________________________
                                               CHERYL WILLIAMS,TREASURER AND
                                                         DIRECTOR

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Shifrin, Joseph Jenkins, M.D., and Cheryl L. Williams and each of them as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

         /s/ Michael Madler            President                 May 4, 1998
-------------------------------------
           MICHAEL MADLER

         /s/ Cheryl Williams           Treasurer and             May 4, 1998
-------------------------------------   Director (Chief
           CHERYL WILLIAMS              Financial and
                                        Accounting Officer)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AUSTIN, STATE OF TEXAS ON MAY 4, 1998.

                                          Prime Practice Management, Inc.

                                                    /s/ Cheryl Williams
                                          By: _________________________________
                                                CHERYL WILLIAMS,PRESIDENT,
                                                  TREASURER AND DIRECTOR

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Shifrin, Joseph Jenkins, M.D., and Cheryl L. Williams and each of them as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

         /s/ Cheryl Williams           President, Treasurer      May 4, 1998
-------------------------------------   and Director (Chief
           CHERYL WILLIAMS              Financial and
                                        Accounting Officer)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AUSTIN, STATE OF TEXAS ON MAY 4, 1998.

                                          Texas Litho, Inc.

                                                    /s/ Cheryl Williams
                                          By: _________________________________
                                            CHERYL WILLIAMS,VICE PRESIDENT AND
                                                         DIRECTOR

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Shifrin, Joseph Jenkins, M.D., and Cheryl L. Williams and each of them as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

         /s/ Michael Madler            Chairman of the           May 4, 1998
-------------------------------------   Board and Director
           MICHAEL MADLER

       /s/ Kenneth S. Shifrin          President and             May 4, 1998
-------------------------------------   Director
         KENNETH S. SHIFRIN

         /s/ Cheryl Williams           Vice President and        May 4, 1998
-------------------------------------   Director (Chief
           CHERYL WILLIAMS              Financial and
                                        Accounting Officer)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AUSTIN, STATE OF TEXAS ON MAY 4, 1998.

                                         R.R. Litho, Inc.

                                                   /s/ Cheryl Williams
                                         By: __________________________________
                                            CHERYL WILLIAMS,CHIEF FINANCIAL
                                                 OFFICER AND TREASURER

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Shifrin, Joseph Jenkins, M.D., and Cheryl L. Williams and each of them as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                       TITLE                 DATE

       /s/ Kenneth S. Shifrin         President and            May 4, 1998
------------------------------------   Director
         KENNETH S. SHIFRIN

         /s/ Michael Madler           Vice President and       May 4, 1998
------------------------------------   Director
           MICHAEL MADLER

        /s/ Cheryl Williams           Chief Financial          May 4, 1998
------------------------------------   Officer and
          CHERYL WILLIAMS              Treasurer (Chief
                                       Accounting
                                       Officer)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AUSTIN, STATE OF TEXAS ON MAY 4, 1998.

                                         Ohio Litho, Inc.

                                                   /s/ Cheryl Williams
                                         By: __________________________________
                                             CHERYL WILLIAMS,PRESIDENT AND
                                                        DIRECTOR

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Shifrin, Joseph Jenkins, M.D., and Cheryl L. Williams and each of them as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                       TITLE                 DATE

       /s/ Kenneth S. Shifrin         Chairman of the          May 4, 1998
------------------------------------   Board and Director
         KENNETH S. SHIFRIN

        /s/ Cheryl Williams           President and            May 4, 1998
------------------------------------   Director (Chief
          CHERYL WILLIAMS              Financial and
                                       Accounting
                                       Officer)

         /s/ Michael Madler           Vice President and       May 4, 1998
------------------------------------   Director
           MICHAEL MADLER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AUSTIN, STATE OF TEXAS ON MAY 4, 1998.

                                          Alabama Renal Stone Institute, Inc.

                                                    /s/ Cheryl Williams
                                          By: _________________________________
                                               CHERYL WILLIAMS,TREASURER AND
                                                         DIRECTOR

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Shifrin, Joseph Jenkins, M.D., and Cheryl L. Williams and each of them as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

         /s/ Michael Madler            President and             May 4, 1998
-------------------------------------   Director
           MICHAEL MADLER

         /s/ Cheryl Williams           Treasurer and             May 4, 1998
-------------------------------------   Director (Chief
           CHERYL WILLIAMS              Financial and
                                        Accounting Officer)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AUSTIN, STATE OF TEXAS ON MAY 4, 1998.

                                          Sun Medical Technologies, Inc.

                                                    /s/ Cheryl Williams
                                          By: _________________________________
                                                 CHERYL WILLIAMS,ASSISTANT
                                                  SECRETARY AND DIRECTOR

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Shifrin, Joseph Jenkins, M.D., and Cheryl L. Williams and each of them as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

          /s/ Stan Johnson             President and             May 4, 1998
-------------------------------------   Director
            STAN JOHNSON

         /s/ Cheryl Williams           Assistant Secretary       May 4, 1998
-------------------------------------   and Director (Chief
           CHERYL WILLIAMS              Financial and
                                        Accounting Officer)

       /s/ Kenneth S. Shifrin          Director                  May 4, 1998
-------------------------------------
         KENNETH S. SHIFRIN

         /s/ Michael Madler            Director                  May 4, 1998
-------------------------------------
           MICHAEL MADLER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AUSTIN, STATE OF TEXAS ON MAY 4, 1998.

                                          Sun Acquisition, Inc.

                                                    /s/ Cheryl Williams
                                          By: _________________________________
                                                 CHERYL WILLIAMS,ASSISTANT
                                                  SECRETARY AND DIRECTOR

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Shifrin, Joseph Jenkins, M.D., and Cheryl L. Williams and each of them as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

          /s/ Stan Johnson             President and             May 4, 1998
-------------------------------------   Director
            STAN JOHNSON

         /s/ Cheryl Williams           Assistant Secretary       May 4, 1998
-------------------------------------   and Director (Chief
           CHERYL WILLIAMS              Financial and
                                        Accounting Officer)

       /s/ Kenneth S. Shifrin          Director                  May 4, 1998
-------------------------------------
         KENNETH S. SHIFRIN

         /s/ Michael Madler            Director                  May 4, 1998
-------------------------------------
           MICHAEL MADLER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AUSTIN, STATE OF TEXAS ON MAY 4, 1998.

                                          Lithotripters, Inc.

                                                    /s/ Cheryl Williams
                                          By: _________________________________
                                            CHERYL WILLIAMS,VICE PRESIDENT AND
                                                         DIRECTOR

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Shifrin, Joseph Jenkins, M.D., and Cheryl L. Williams and each of them as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

      /s/ Joseph Jenkins, M.D.         President, Chief          May 4, 1998
-------------------------------------   Executive Officer
        JOSEPH JENKINS, M.D.            and Director

         /s/ Cheryl Williams           Vice President and        May 4, 1998
-------------------------------------   Director (Chief
           CHERYL WILLIAMS              Financial and
                                        Accounting Officer)

       /s/ Kenneth S. Shifrin          Director                  May 4, 1998
-------------------------------------
         KENNETH S. SHIFRIN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AUSTIN, STATE OF TEXAS ON MAY 4, 1998.

                                          Prime Medical Management, L.P.

                                          By: Prime Medical Operating, Inc.,
                                             General Partner

                                                      /s/ Cheryl Williams
                                                By: ___________________________
                                                        CHERYL WILLIAMS,
                                                    CHIEF FINANCIAL OFFICER,
                                                     TREASURER AND DIRECTOR

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Shifrin, Joseph Jenkins, M.D., and Cheryl L. Williams and each of them as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

       /s/ Kenneth S. Shifrin          Chairman of the           May 4, 1998
-------------------------------------   Board, President
         KENNETH S. SHIFRIN             and Director of
                                        Prime Medical
                                        Operating, Inc.

         /s/ Cheryl Williams           Chief Financial           May 4, 1998
-------------------------------------   Officer, Treasurer
           CHERYL WILLIAMS              and Director of
                                        Prime Medical
                                        Operating, Inc.

         /s/ Michael Madler            Vice President and        May 4, 1998
-------------------------------------   Director of Prime
           MICHAEL MADLER               Medical Operating,
                                        Inc.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AUSTIN, STATE OF TEXAS ON MAY 4, 1998.

                                          Prostatherapies, Inc.

                                                    /s/ Cheryl Williams
                                          By: _________________________________
                                               CHERYL WILLIAMS,TREASURER AND
                                                         DIRECTOR

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Shifrin, Joseph Jenkins, M.D., and Cheryl L. Williams and each of them as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

         /s/ Dan Myers, M.D.           President                 May 4, 1998
-------------------------------------
           DAN MYERS, M.D.

         /s/ Michael Madler            Vice President            May 4, 1998
-------------------------------------

           MICHAEL MADLER
         /s/ Cheryl Williams           Treasurer and             May 4, 1998
-------------------------------------   Director (Chief
           CHERYL WILLIAMS              Financial and
                                        Accounting Officer)

       /s/ Kenneth S. Shifrin          Director                  May 4, 1998
-------------------------------------
         KENNETH S. SHIFRIN

      /s/ Joseph Jenkins, M.D.         Director                  May 4, 1998
-------------------------------------
        JOSEPH JENKINS, M.D.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AUSTIN, STATE OF TEXAS ON MAY 4, 1998.

                                         Fast Start, Inc.

                                                   /s/ Cheryl Williams
                                         By: __________________________________
                                               CHERYL WILLIAMS,PRESIDENT,
                                                 TREASURER AND DIRECTOR

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Shifrin, Joseph Jenkins, M.D., and Cheryl L. Williams and each of them as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                       TITLE                 DATE

        /s/ Cheryl Williams           President,               May 4, 1998
------------------------------------   Treasurer and
          CHERYL WILLIAMS              Director (Chief
                                       Financial and
                                       Accounting
                                       Officer)

       /s/ Kenneth S. Shifrin         Vice President,          May 4, 1998
------------------------------------   Secretary and
         KENNETH S. SHIFRIN            Director

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AUSTIN, STATE OF TEXAS ON MAY 4, 1998.

                                         MedTech Investments, Inc.

                                                   /s/ Cheryl Williams
                                         By: __________________________________
                                               CHERYL WILLIAMS,TREASURER

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Shifrin, Joseph Jenkins, M.D., and Cheryl L. Williams and each of them as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                       TITLE                 DATE

         /s/ Michael Madler           President and            May 4, 1998
------------------------------------   Director
           MICHAEL MADLER

        /s/ Cheryl Williams           Treasurer (Chief         May 4, 1998
------------------------------------   Financial and
          CHERYL WILLIAMS              Accounting
                                       Officer)

      /s/ Joseph Jenkins, M.D.        Director                 May 4, 1998
------------------------------------
        JOSEPH JENKINS, M.D.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AUSTIN, STATE OF TEXAS ON MAY 4, 1998.

                                         Executive Medical Enterprises, Inc.

                                                   /s/ Cheryl Williams
                                         By: __________________________________
                                             CHERYL WILLIAMS,EXECUTIVE VICE
                                                 PRESIDENT AND DIRECTOR

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Shifrin, Joseph Jenkins, M.D., and Cheryl L. Williams and each of them as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                       TITLE                 DATE

          /s/ Stan Johnson            President and            May 4, 1998
------------------------------------   Director
            STAN JOHNSON

        /s/ Cheryl Williams           Executive Vice           May 4, 1998
------------------------------------   President and
          CHERYL WILLIAMS              Director (Chief
                                       Financial and
                                       Accounting
                                       Officer)

         /s/ Michael Madler           Vice President--         May 4, 1998
------------------------------------   Operations
           MICHAEL MADLER

                               INDEX TO EXHIBITS

EXHIBITS

     (4)(a)  Indenture, dated as of March 27, 1998, between Prime Medical
             Services, Inc. and certain of its subsidiaries and State Street
             Bank and Trust Company of Missouri, National Association, with form of 8 3/4% Senior Subordinated Notes due 2008 attached as exhibit
     (4)(b)  Registration Rights Agreement, dated as of March 27, 1998, between
             Prime Medical Services, Inc. and certain of its subsidiaries and Nationsbanc Montgomery Securities LLC, Donaldson, Lufkin &
             Jenrette Securities Corporation, Prudential Securities
             Incorporated, and J.C. Bradford & Co.
     (5)     Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
     (10)    Purchase Agreement, dated as of March 24, 1998 between Prime
             Medical Services, Inc. and certain of its subsidiaries and Nationsbanc Montgomery Securities LLC, Donaldson, Lufkin &
             Jenrette Securities Corporation, Prudential Securities
             Incorporated, and J.C. Bradford & Co.
     (12)    Computation of Ratio of Earnings to Fixed Charges
     (23)(a) Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (Included in
             Exhibit 5).
       (b)   Consent of KPMG Peat Marwick LLP
       (c)   Consent of Arthur Andersen LLP
     (24) Powers of Attorney (included in the signature pages of this Registration Statement)
     (25)    Statement of Eligibility of Trustee on Form T-1 of State Street
             Bank and Trust Company of Missouri, National Association
     (99)    Letter of Transmittal